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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ORBITAL ATK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED OCTOBER 2, 2017

ORBITAL ATK, INC.
45101 Warp Drive
Dulles, VA 20166

                    , 2017

Dear Stockholders:

        On September 17, 2017, Orbital ATK, Inc. ("Orbital ATK") and Northrop Grumman Corporation ("Northrop Grumman") entered into an Agreement and Plan of Merger (as it may be amended from time to time, the "merger agreement"), providing for the acquisition of Orbital ATK by Northrop Grumman. Pursuant to the terms of the merger agreement, a wholly-owned subsidiary of Northrop Grumman will be merged with and into Orbital ATK, with Orbital ATK surviving the merger as a wholly-owned subsidiary of Northrop Grumman (the "merger").

        If the merger is completed, stockholders will have the right to receive $134.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of Orbital ATK ("common stock") that they own immediately prior to the effective time of the merger.

        You are cordially invited to a special meeting of the stockholders (the "special meeting") to be held at 45101 Warp Drive, Dulles, VA 20166 on                    , 2017, at            , Eastern Time. The special meeting is being held for you to consider and vote on a proposal to adopt the merger agreement and related matters. Your vote is important. Whether or not you expect to attend the meeting, we encourage you to submit a proxy to vote your shares as promptly as possible in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. If you are a "street name" holder (a holder whose shares are held through a broker, bank, trust company or other nominee), in order for your shares to be represented at the special meeting, you must instruct your broker, bank, trust company or other nominee as to how to vote your shares by following the directions provided to you by your broker, bank, trust company or other nominee. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date. Therefore, your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote "AGAINST" the merger.

        After careful consideration, the Orbital ATK board of directors (the "Orbital ATK Board"), on September 16, 2017, unanimously approved the merger agreement and determined that it is advisable, fair to and in the best interests of Orbital ATK and its stockholders for Orbital ATK to enter into the merger agreement and to effect the merger and the other transactions contemplated thereby. The Orbital ATK Board accordingly unanimously recommends that you vote "FOR" the adoption of the merger agreement and the other proposals described in the accompanying proxy statement.

        The obligations of Orbital ATK and Northrop Grumman to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement, the merger and other important information related to the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the accompanying proxy statement and the merger agreement carefully and in their entirety.

        Thank you in advance for your consideration of this matter and continued support.

Sincerely,
Ronald R. Fogleman Chairman of the Board	David W. Thompson President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger agreement, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated                    , 2017, and is first being mailed to stockholders on or about                    , 2017.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED OCTOBER 2, 2017

ORBITAL ATK, INC.

45101 Warp Drive
Dulles, VA 20166

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	, 2017, at , Eastern Time
Place:	Orbital ATK, Inc. headquarters 45101 Warp Drive Dulles, VA 20166
Items of Business:

•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 17, 2017, by and among Orbital ATK, Inc., a Delaware corporation (referred to as "Orbital ATK"), Northrop Grumman Corporation, a Delaware corporation (referred to as "Northrop Grumman"), and Neptune Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Northrop Grumman (referred to as "Sub") (as it may be amended from time to time, the "merger agreement"), a copy of which is attached as Annex A to the proxy statement accompanying this notice, pursuant to which Sub will be merged with and into Orbital ATK, with Orbital ATK surviving the merger as a wholly-owned subsidiary of Northrop Grumman (which transaction is referred to as the "merger") and Orbital ATK stockholders will be entitled to receive $134.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of Orbital ATK ("common stock") that they own immediately prior to the effective time of the merger (referred to as the "merger proposal");

•

To consider and vote on a non-binding, advisory proposal to approve the compensation that will or may be paid to Orbital ATK's named executive officers in connection with the merger (referred to as the "compensation proposal"); and

•

To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger proposal (referred to as the "adjournment proposal").

Record Date:	October 10, 2017

        Only holders of record of common stock at the close of business on October 10, 2017, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. Each share of common stock is entitled to one vote on each matter submitted to a vote at the special meeting. A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting at our executive offices at 45101 Warp Drive, Dulles, VA 20166 during ordinary business hours for a period of ten days before the special meeting. The list will also be available at the special meeting for examination by any stockholder present at the special meeting.

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date. Approval of the compensation proposal and the adjournment proposal each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the special meeting and entitled to vote thereon. Your vote is important. Whether or not you expect to attend the meeting, we encourage you to submit a proxy to vote your shares as promptly as possible in order to make certain that you are represented at the meeting. You may submit your proxy over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. If you are a "street name" holder (a holder whose shares are held through a broker, bank, trust company or other nominee), in order for your shares to be represented at the special meeting, you must instruct your broker, bank, trust company or other nominee as to how to vote your shares by following the directions provided to you by your broker, bank, trust company or other nominee. If you have any questions or need assistance voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 399-1581.

        If you return a properly executed proxy (including proxies received via the Internet or by telephone), but do not indicate how you wish to vote on a proposal, your shares of common stock represented by such proxy will be voted "FOR" any such proposal. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card or submitted your proxy by telephone or the Internet.

        Please note that if you hold shares in different accounts, it is important that you vote the shares represented by each account.

        The accompanying proxy statement provides detailed information about the special meeting, the merger agreement, the merger and other important information related to the merger. We urge you to read the accompanying proxy statement and the annexes carefully and in their entirety.

        Under Delaware law, Orbital ATK stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery instead of receiving the merger consideration, but only if the merger is completed and they comply fully with all applicable requirements of Delaware law, which are summarized in the accompanying proxy statement.

        If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the merger proposal. If you mark your proxy to abstain or provide voting instructions to abstain, your shares will be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the merger proposal. Broker non-votes will not be counted for purposes of establishing a quorum and will have the same effect as a vote "AGAINST" the merger proposal.

        After careful consideration, the Orbital ATK Board of Directors, on September 16, 2017, unanimously approved the merger agreement and determined that it is advisable, fair to and in the best interests of Orbital ATK and its stockholders for Orbital ATK to enter into the merger agreement and to effect the merger and the other transactions contemplated thereby. The Orbital ATK Board of Directors accordingly unanimously recommends that you vote "FOR" the merger proposal, the compensation proposal and the adjournment proposal.

By order of the Board of Directors,
Thomas E. McCabe Senior Vice President, General Counsel and Secretary

                        , 2017

ORBITAL ATK, INC.
45101 Warp Drive
Dulles, VA 20166

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
            , 2017

SUMMARY

        This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you. We urge you to read carefully the remainder of this proxy statement, including the attached annexes and the documents referred to in this proxy statement, because this summary does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the special meeting of stockholders (the "special meeting").

        All references to "Orbital ATK," "we," "us," or "our" in this proxy statement refer to Orbital ATK, Inc., a Delaware corporation; all references in this proxy statement to "Northrop Grumman" refer to Northrop Grumman Corporation, a Delaware corporation; all references to "Sub" refer to Neptune Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Northrop Grumman; all references to the "merger" refer to the merger of Sub with and into Orbital ATK, with Orbital ATK surviving as a wholly-owned subsidiary of Northrop Grumman; and, unless otherwise indicated or as the context requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of September 17, 2017, as it may be amended from time to time, by and among Orbital ATK, Northrop Grumman and Sub, a copy of which is attached as Annex A to this proxy statement. Orbital ATK, with respect to its existence after the effective time of the merger, is sometimes referred to in this proxy statement as the "surviving corporation."

The Companies

Orbital ATK, Inc. (see page 24)

        Orbital ATK is an aerospace and defense systems developer, manufacturer and supplier of systems and products to the U.S. Government, allied nations, prime contractors and other customers. Our main products include launch vehicles and related propulsion systems, satellites and associated components and services, composite aerospace structures, tactical missiles, subsystems and defense electronics, and precision weapons, armament systems and ammunition. We are headquartered in Dulles, Virginia and have operating locations throughout the United States.

        Our principal executive offices are located at 45101 Warp Drive, Dulles, VA 20166 and our telephone number is (703) 406-5000. Our common stock, par value $0.01 per share ("common stock"), is listed and traded on the New York Stock Exchange ("NYSE") under the symbol "OA."

        See "Where You Can Find More Information" on page 99.

Northrop Grumman Corporation (see page 24)

        Northrop Grumman Corporation is a leading global security company. Northrop Grumman offers a broad portfolio of capabilities and technologies that enable Northrop Grumman to deliver innovative products, systems and solutions for applications that range from undersea to outer space and into cyberspace. Northrop Grumman provides products, systems and solutions in autonomous systems; cyber; command, control, communications and computers, intelligence, surveillance, and reconnaissance

(C4ISR); strike; and logistics and modernization. Northrop Grumman participates in many high-priority defense and government programs in the United States and abroad. Northrop Grumman conducts most of its business with the U.S. Government, principally the Department of Defense and intelligence community. Northrop Grumman also conducts business with foreign, state and local governments, as well as commercial customers.

        Northrop Grumman's principal executive offices are located at 2980 Fairview Park Drive, Falls Church, VA 22042 and its telephone number is (703) 280-2900. Northrop Grumman's common stock is listed and traded on the NYSE under the symbol "NOC."

Neptune Merger, Inc. (see page 25)

        Neptune Merger, Inc., a wholly-owned subsidiary of Northrop Grumman, is a Delaware corporation that was formed on September 15, 2017 for the purpose of effecting the merger. Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the merger and the other transactions contemplated by the merger agreement. Upon the terms and subject to the conditions of the merger agreement, Sub will be merged with and into Orbital ATK, with Orbital ATK surviving the merger as a wholly-owned subsidiary of Northrop Grumman.

        The principal executive offices of Sub are located at 2980 Fairview Park Drive, Falls Church, VA 22042, and its telephone number is (703) 280-2900.

The Merger

        A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the entire merger agreement carefully and in its entirety because it is the principal document governing the merger. For more information about the merger agreement, see "The Merger Agreement" beginning on page 67.

The Merger (see page 27)

        If the merger is completed, at the effective time of the merger, Sub will be merged with and into Orbital ATK. Orbital ATK will survive the merger as a wholly-owned subsidiary of Northrop Grumman. We intend to complete the merger as soon as reasonably practicable and currently expect to complete the merger in the first half of 2018. The merger is subject to regulatory clearances and other conditions, in addition to the approval of the stockholders of Orbital ATK at the special meeting. It is possible that factors outside the control of Orbital ATK and Northrop Grumman could result in the merger being completed at a later time or not at all.

Merger Consideration (see page 67)

        Upon completion of the merger, each issued and outstanding share of common stock will automatically be canceled and will cease to exist and will be converted into the right to receive $134.50 in cash, without interest (the "merger consideration") and less any required withholding taxes (other than (i) shares of common stock where the holder has properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law ("DGCL") (and has not withdrawn such exercise or lost such rights) and (ii) shares of common stock owned by Orbital ATK, Northrop Grumman or Sub (collectively, "excluded shares")).

Appraisal Rights (see page 88)

        Shares of common stock held by stockholders who have properly exercised appraisal rights under Section 262 of the DGCL (and have not withdrawn such exercise or lost such rights) will not be converted into the right to receive the merger consideration, but will instead be converted into the right to receive payment in cash for the fair value of their shares of common stock as determined in accordance with Section 262 of the DGCL. The fair value of shares of common stock as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the merger consideration. Stockholders who wish to exercise appraisal rights must comply fully with all applicable requirements of Section 262 of the DGCL, which is summarized in this proxy statement and attached as Annex C to this proxy statement. Failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. Because of the complexity of Section 262 of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

The Special Meeting (see page 19)

        The special meeting of stockholders is scheduled to be held at 45101 Warp Drive, Dulles, VA 20166 on        , 2017, at         , Eastern Time. The special meeting is being held in order to consider and vote on the following:

  •
  a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement, pursuant to which Sub will be merged with and into Orbital ATK, with Orbital ATK surviving the merger as a wholly-owned subsidiary of Northrop Grumman, and Orbital ATK stockholders will be entitled to receive $134.50 in cash, without interest and less any applicable withholding taxes, for each share of common stock that they own immediately prior to the effective time of the merger (referred to as the "merger proposal");

  •
  a non-binding, advisory proposal to approve the compensation that will or may be paid to Orbital ATK's named executive officers in connection with the merger (referred to as the "compensation proposal"); and

  •
  a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger proposal (referred to as the "adjournment proposal").

        Only holders of record of common stock at the close of business on October 10, 2017, the record date for the special meeting ("record date"), are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. At the close of business on the record date, 57,646,130 shares of common stock were issued and outstanding.

        A quorum is necessary to transact business at the special meeting. Holders of a majority of all issued and outstanding shares of common stock as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting in order for there to be a quorum. Shares of common stock represented at the special meeting but not voted, including shares for which a stockholder directs an "abstention" from voting, will be counted as present for purposes of establishing a quorum. Broker non-votes will not be counted as present for purposes of establishing a quorum. Shares of common stock held in treasury will not be included in the calculation of the number of shares of common stock represented at the special meeting for purposes of determining whether a quorum is present. If a quorum is not present in person or represented by proxy, the special meeting may be adjourned or postponed until the holders of the number of shares of common stock required to constitute a quorum are present in person or represented by proxy.

        You may cast one vote on each matter submitted to a vote at the special meeting for each share of common stock you own at the close of business on the record date. The merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date. The compensation proposal and the adjournment proposal each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the special meeting and entitled to vote thereon.

        Your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote against the merger proposal, but, assuming a quorum is present at the special meeting, will have no effect on the compensation proposal or the adjournment proposal.

Recommendation of the Orbital ATK Board (see page 39)

        After careful consideration, the Orbital ATK board of directors (the "Orbital ATK Board"), on September 16, 2017, unanimously approved the merger agreement and determined that it is advisable, fair to and in the best interests of Orbital ATK and its stockholders for Orbital ATK to enter into the merger agreement and effect the merger and the other transactions contemplated thereby. The Orbital ATK Board unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement. The Orbital ATK Board considered many factors in reaching its conclusion, including, without limitation, the value that stockholders would realize in the merger, the current and historical market prices of Orbital ATK shares relative to the $134.50 per share merger consideration, the fact that the merger consideration consists entirely of cash and the risks associated with the implementation of Orbital ATK's business plan. See "The Merger—Reasons for the Merger" beginning on page 39.

        The Orbital ATK Board also unanimously recommends that you vote "FOR" the compensation proposal and "FOR" the adjournment proposal.

Opinion of Financial Advisor (see page 43)

        In connection with the merger, Orbital ATK's financial advisor, Citigroup Global Markets Inc. ("Citigroup"), delivered a written opinion, dated September 16, 2017, to the Orbital ATK Board as to the fairness, from a financial point of view and as of the date of the opinion, of the $134.50 in cash per share merger consideration to be received in the merger by holders of common stock (other than excluded shares) pursuant to the merger agreement. The full text of Citigroup's written opinion, dated September 16, 2017, which describes the assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of Citigroup's opinion set forth under "The Merger—Opinion of Financial Advisor" beginning on page 43 is qualified in its entirety by reference to the full text of Citigroup's opinion. You are urged to read the opinion in its entirety. Citigroup's opinion was provided for the information of the Orbital ATK Board (in its capacity as such) in connection with its evaluation of the per share merger consideration from a financial point of view and did not address any other aspects or implications of the merger. Citigroup was not requested to consider, and its opinion did not address, the underlying business decision of Orbital ATK to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Orbital ATK or the effect of any other transaction in which Orbital ATK might engage. Citigroup's opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating the proposed merger or otherwise.

Treatment of Equity Awards (see page 68)

        Options.    At the effective time of the merger, each option to purchase common stock that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such option immediately prior to the effective time of the merger, and (ii) the excess, if any, of the merger consideration over the exercise price applicable to such option, less any applicable tax withholding. If the exercise price applicable to shares of common stock subject to an option is equal to or greater than the merger consideration, the option shall terminate and be canceled for no consideration.

        Restricted Shares.    Immediately prior to the effective time of the merger, each restricted share that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the merger consideration, less any applicable tax withholding.

        Performance Shares.    If the closing date occurs prior to the date on which performance shares with respect to the 2015-2017 performance period would vest in the ordinary course of business, such performance shares will become vested based on achievement of performance metrics at the greater of target performance or actual performance and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time of the merger (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding.

        Immediately prior to the effective time of the merger, each performance share with respect to the 2016-2018 or 2017-2019 performance period that is outstanding and that is held by an individual who is not a participant in one of Orbital ATK's income security plans or who waives participation in Orbital ATK's income security plans prior to the effective time of the merger, will become vested based on deemed achievement of target performance, pro-rated based on the number of days elapsed from the beginning of the performance period through and including the closing date over the total number of days from the beginning of the performance period through the end of the scheduled performance period. Such performance shares will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time of the merger (after taking into account the vesting at target in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding. For each performance share that is forfeited due to pro-ration, as soon as reasonably practicable following the effective time of the merger, Northrop Grumman will grant each holder thereof who is an employee of Northrop Grumman as of the grant date with a "Northrop Grumman retention grant" of Northrop Grumman restricted stock rights with a value equal to two times the value of such forfeited performance share (determined based on target performance) that will time vest and not be dependent on the achievement of any performance metrics. One-half of the Northrop Grumman retention grant will vest on March 1, 2019, and the remaining one-half of the Northrop Grumman retention grant will vest on March 1, 2020, in each case subject to continued employment with Northrop Grumman and its subsidiaries as of such dates; provided, however, that holders of Northrop Grumman retention grants who are involuntarily terminated other than for cause prior to March 1, 2019 will vest in one-half of the Northrop Grumman retention grant upon such termination and forfeit the remaining one-half.

        Immediately prior to the effective time of the merger, each performance share with respect to the 2016-2018 or 2017-2019 performance period that is outstanding and that is held by an individual who is a participant in one of Orbital ATK's income security plans and who does not waive participation therein prior to the effective time, will become vested based on deemed achievement of target performance and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding.

        Deferred Stock Units.    At the effective time of the merger, each deferred stock unit that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such deferred stock unit immediately prior to the effective time, and (ii) the merger consideration, less any applicable tax withholding. Such payment will be paid in accordance with and subject to the deferral elections applicable to such deferred stock units as of immediately prior to the effective time.

        Phantom Stock Units.    At the effective time of the merger, each phantom stock unit that is outstanding will become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such phantom stock unit immediately prior to the effective time, and (ii) the merger consideration, less any applicable tax withholding. Such payment will be paid in accordance with and subject to the deferral elections applicable to such phantom stock units as of immediately prior to the effective time.

        Notwithstanding the above, if any options, restricted shares, performance shares or deferred stock units are granted following the date of the merger agreement and prior to the effective time of the merger, the vesting of such awards will instead be pro-rated based on the number of days from the grant date (or for performance shares, from the beginning of the performance period) through and including the closing date over the number of days from the grant date through the final regularly scheduled vesting date of such award (or for performance shares, from the beginning to the end of the performance period).

        An individual who is a participant in one of Orbital ATK's income security plans and who does not waive participation therein prior to the effective time of the merger has certain rights as provided in the applicable income security plan. The terms of the merger agreement do not alter the participant's rights under the income security plans. See "The Merger—Interests of Directors and Executive Officers in the Merger—Change in Control Severance" beginning on page 58 and "The Merger Agreement—Treatment of Equity Awards" beginning on page 68.

Interests of Directors and Executive Officers in the Merger (see page 51)

        In considering the recommendation of the Orbital ATK Board that our stockholders vote to approve the merger proposal, stockholders should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally and that may present actual or potential conflicts of interest. The Orbital ATK Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, in approving the merger agreement and in recommending to stockholders the approval of the merger proposal, the compensation proposal and the adjournment proposal. These interests include the following:

  •
  Each of Orbital ATK's directors and executive officers holds outstanding equity awards and pursuant to the merger agreement will receive both accelerated vesting thereof and cash payments with respect thereto in connection with the merger. For more information regarding the treatment of outstanding Orbital ATK equity-based awards in the merger, see "The Merger—Interests of Directors and Executive Officers in the Merger—Treatment of Equity Awards" beginning on page 52.

  •
  Each of Orbital ATK's executive officers participates in one of Orbital ATK's income security plans, which plans provide for severance payments and benefits upon a "qualifying termination" in connection with a change in control of Orbital ATK. Generally, a "qualifying termination" is an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason," in each case, after or in anticipation of a "change in control" (as such terms are defined in the applicable income security plan). For more information regarding the severance triggers and entitlements of each executive officer, see "The Merger—Interests of Directors and Executive Officers in the Merger—Change in Control Severance" beginning on page 58.

  •
  Orbital ATK's directors and executive officers are entitled to continued indemnification and insurance coverage pursuant to the terms of the merger agreement.

        For more information and quantification of these interests, please see "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 51.

Material U.S. Federal Income Tax Consequences of the Merger (see page 85)

        The merger will generally be a taxable transaction to U.S. holders of our common stock for U.S. federal income tax purposes. In general, each of our stockholders who is a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. In general, each of our stockholders who is a non-U.S. holder will not be subject to U.S. federal income tax as a result of the non-U.S. holder's receipt of the merger consideration in exchange for shares of common stock pursuant to the merger unless the non-U.S. holder has certain connections to the United States, but may be subject to tax under non-U.S. federal income tax laws.

        You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 85 for a more detailed discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You are encouraged to consult your tax advisor to determine the tax consequences of the merger to you.

No Financing Condition; Financing (see page 65)

        The merger is not subject to a financing condition. Northrop Grumman has represented that it will have on the closing date sufficient funds available through credit arrangements or otherwise to pay the aggregate merger consideration and all related fees required to be paid by Northrop Grumman and the surviving corporation. At the time of the execution of the merger agreement, Northrop Grumman delivered to Orbital ATK an executed commitment letter pursuant to which Northrop Grumman's financing source agreed to provide debt financing for the merger. On October 13, 2017, Northrop Grumman issued $8.25 billion of unsecured senior notes. Northrop Grumman intends to use the net proceeds from the issuance of the senior notes, together with cash on hand, to finance the Orbital ATK acquisition and to pay related fees and expenses. As a result of the issuance of the senior unsecured notes, Northrop Grumman terminated the commitment letter.

        See "The Merger—No Financing Condition; Financing" beginning on page 65.

Regulatory Approvals (see page 65)

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which provides that the merger may not be completed until the applicable waiting period under the HSR Act is terminated or expires, and the requirements of the European Commission with respect to the compatibility of the merger with the common market under Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings, Official Journal L 24, 29.01.2004 (the "Council Regulation"). On October 4, 2017, Orbital ATK and Northrop Grumman filed the notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice and the Premerger Notification Office of the Federal Trade Commission.

        The waiting period in the EU begins with the filing of the requisite notification by Northrop Grumman to the European Commission which will be made after the conclusion of pre-notification discussions with the European Commission. The parties expect that these pre-notification discussions will continue for some weeks before Northrop Grumman files the requisite notification with the European Commission. The initial review period (the "Phase I period") expires on the 25th business day following the filing with the European Commission. The Phase I period may be extended to 35 business days if the European Commission receives a referral request from an EU member state or the parties offer remedies to resolve any competition issues. If the European Commission decides to open a Phase II investigation or the matter is referred to any EU member state for national review, the waiting period would be extended.

        At any time before or after the effective time of the merger, the U.S. reviewing antitrust authority or another person could take action under the antitrust laws as it deems necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger, seeking a rescission or other unwinding of the merger, or permitting completion subject to regulatory concessions or conditions. The European Commission could permit completion subject to regulatory conditions or prohibit the merger. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not succeed.

Conditions to the Merger (see page 77)

        Each party's obligation to complete the merger depends on the following conditions being satisfied or, where legally permissible, waived:

  •
  Orbital ATK stockholders shall have approved the merger proposal;

  •
  the termination or expiration of any applicable waiting period under the HSR Act and the issuance, or deemed issuance, by the European Commission of a decision finding the merger to be compatible with the common market under the Council Regulation; and

  •
  the absence of any temporary restraining order, injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the merger.

        Each party's obligation to complete the merger is also subject to the following additional conditions:

  •
  subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party; and

  •
  the performance in all material respects by the other party of its obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger.

        In addition, Northrop Grumman's obligation to complete the merger is also subject to the following conditions:

  •
  no claim, action, suit, arbitration, proceeding or investigation by any governmental entity shall be pending and no temporary restraining order, injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect which, in each case, imposes or seeks to impose any restrictions on Northrop Grumman and its subsidiaries (including, after the effective time of the merger, the surviving corporation and its subsidiaries), other than certain permitted restrictions described in the merger agreement; and

  •
  the absence of a material adverse effect on Orbital ATK since the date of the merger agreement.

        The completion of the merger is not conditioned upon Northrop Grumman's receipt of financing.

No Solicitation of Alternative Proposals (see page 80)

        The merger agreement provides that Orbital ATK, its subsidiaries and its and their representatives shall not:

  •
  directly or indirectly solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any takeover proposal or any inquiries or the making of any proposal that would reasonably be expected to result in or lead to a takeover proposal; or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person, or any such person's representative, information with respect to or in connection with, or otherwise knowingly cooperate with any person with respect to, any takeover proposal or any inquiries or proposals that would reasonably be expected to result in or lead to a takeover proposal.

        Orbital ATK, its subsidiaries and its and their representatives must also immediately cease and cause to be terminated all existing activities, discussions and negotiations with any person conducted prior to entering into the merger agreement with respect to any takeover proposal or any inquiries or proposals that would reasonably be expected to result in or lead to a takeover proposal.

        Notwithstanding the above-described restrictions, if prior to the approval of the Orbital ATK stockholders of the merger proposal, Orbital ATK receives a bona fide written unsolicited takeover proposal that the Orbital ATK Board determines in good faith is, or determines in good faith would reasonably be expected to lead to, a superior proposal and that the failure to take such action would be inconsistent with its fiduciary duties to stockholders, Orbital ATK may under certain circumstances furnish information to, and engage in discussions or negotiations with, the third party making such takeover proposal.

        The terms "superior proposal" and "takeover proposal" are defined under "The Merger Agreement—No Solicitation of Alternative Proposals" beginning on page 80.

Changes in Board Recommendation; Termination For Superior Proposal (see page 81)

        Under the merger agreement, subject to certain exceptions, neither the Orbital ATK Board nor any committee thereof may (i) withhold, withdraw, modify or qualify, publicly or otherwise, in a manner adverse to Northrop Grumman or Sub, the recommendation or declaration of advisability with respect to the merger agreement or merger or (ii) recommend, declare advisable or propose to recommend or declare advisable (or agree to do any of the foregoing) any takeover proposal.

        Notwithstanding the foregoing limitations, prior to the approval of the Orbital ATK stockholders of the merger proposal, the Orbital ATK Board may, under certain circumstances, effect an adverse recommendation change or terminate the merger agreement pursuant to the terms of the merger agreement to accept a superior proposal, only if the Orbital ATK Board has determined in good faith, after, among other things, consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation, that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of Orbital ATK under applicable law. Prior to effecting an adverse recommendation change or terminating the merger agreement pursuant to the terms of the merger agreement to accept a superior proposal, the Orbital ATK Board must provide written notice to Northrop Grumman at least three business days prior to such action and during such notice period must negotiate in good faith with Northrop Grumman regarding, and consider in good faith, any revisions to the merger agreement proposed in writing by Northrop Grumman.

Termination of the Merger Agreement (see page 82)

        The merger agreement may be terminated by the mutual written consent of Orbital ATK, Northrop Grumman and Sub, and under certain specified circumstances by either Orbital ATK or Northrop Grumman.

Termination Fees; Effect of Termination (see page 83)

        In certain circumstances, the Orbital ATK Board has the right to terminate the merger agreement in order to enter into a definitive agreement relating to a superior proposal, as further described in "The Merger Agreement—Termination of the Merger Agreement" beginning on page 82. In that event and in certain other specified circumstances, the merger agreement provides that we must pay Northrop Grumman a termination fee of $275 million. See "The Merger Agreement—Termination Fees and Expenses" beginning on page 83.

Effects on Orbital ATK if the Merger is not Completed (see page 83)

        In the event that the proposal to adopt the merger agreement does not receive the required approval from our stockholders, or if the merger is not completed for any other reason, you will not receive any payment for your shares of common stock in connection with the merger. Instead, Orbital ATK will remain an independent public company and stockholders will continue to own their shares of common stock. Under certain circumstances, if the merger agreement is terminated, we may be obligated to pay to Northrop Grumman a termination fee. See "The Merger Agreement—Termination Fees and Expenses" beginning on page 83.

Delisting and Deregistration of Shares of Common Stock (see page 65)

        Upon completion of the merger, the shares of our common stock currently listed on the NYSE will cease to be listed and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Market Price of Common Stock and Dividend Information (see page 97)

        The closing price of common stock on the NYSE on September 15, 2017, the last trading day prior to the announcement of the merger agreement, was $110.04 per share. The closing price of common stock on the NYSE on                        , 2017, the last trading day before the date of this proxy statement was $      per share.

        For the first three quarters of the current fiscal year, Orbital ATK paid three quarterly dividends of $0.32 per share, and the most recent of such dividends was declared on August 10, 2017 and paid on September 21, 2017. During the fiscal year ended December 31, 2016, Orbital ATK paid four quarterly dividends of $0.30 per share. Under the terms of the merger agreement, Orbital ATK is permitted to, and intends to, continue paying a $0.32 per share quarterly cash dividend between the date of the merger agreement and the effective time of the merger.

Litigation Relating to the Merger (see page 66)

        Since the announcement of the merger, four complaints have been filed by and purportedly on behalf of Orbital ATK stockholders in the United States District Court for the Eastern District of Virginia, captioned Lickteig v. Orbital ATK, Inc., et al., Case No. 1:17-cv-01139-CMH-TCB, filed October 11, 2017 (the "Lickteig Action"), Ayzin v. Orbital ATK, Inc. et al., Case No. 1:17-cv-01151-CMH-JFA, filed October 13, 2017 (the "Ayzin Action"), Sedon v. Orbital ATK, Inc., et al., Case No. 1:17-cv-01164-CMH-MSN, filed October 16, 2017 (the "Sedon Action"), and Berg v. Orbital ATK, Inc., et al., Case No. 1:17-cv-1169-CMH-JFA, filed October 16, 2017 (the "Berg Action", and collectively with the Lickteig Action, the Ayzin Action and the Sedon Action, the "Actions"). The Lickteig Action and the Berg Action name as defendants Orbital ATK, Orbital ATK's directors, Northrop Grumman and Sub. The Ayzin Action and the Sedon Action name as defendants Orbital ATK and Orbital ATK's directors. The Actions allege certain violations of the Exchange Act in relation to the merger and seek, among other things, damages, attorneys' fees and injunctive relief to prevent the merger from closing. Orbital ATK and our directors believe that the Actions lack merit and intend to defend against them vigorously.

        If the Actions are not resolved on a timely basis, the Actions could delay consummation of the merger and result in additional costs to Orbital ATK, including costs associated with the indemnification of directors. Additional plaintiffs may file lawsuits against Orbital ATK and/or our directors and officers in connection with the merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you were a stockholder of record of Orbital ATK as of the close of business on the record date for the special meeting.

  This document serves as the proxy statement through which Orbital ATK will solicit proxies to obtain the necessary stockholder approval for the consummation of the proposed merger and the other matters to be voted on at the special meeting described below under "—What is the purpose of the special meeting?".

Q:
When and where will the special meeting of stockholders be held?

A:
The special meeting will be held at Orbital ATK's executive offices located at 45101 Warp Drive, Dulles, VA 20166 on                  , 2017, at                  , Eastern Time.

Q:
What is the purpose of the special meeting?

A:
At the special meeting, stockholders will consider and vote on:

•
a proposal to adopt the merger agreement;

•
a non-binding, advisory proposal to approve the compensation that will or may be paid to our named executive officers in connection with the merger; and

•
a proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger proposal.

Q:
What will I receive in the merger?

A:
If the merger is completed, you will have the right to receive $134.50 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock that you own immediately prior to the effective time of the merger.

  The exchange of shares of common stock for cash in the merger will generally be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a non-U.S. holder will not be subject to U.S. federal income tax as a result of the non-U.S. holder's receipt of the merger consideration in exchange for shares of common stock pursuant to the merger unless the non-U.S. holder has certain connections to the United States, but may be subject to tax under non-U.S. federal income tax laws. Please see the section of this proxy statement entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 85 for a more detailed discussion of the U.S. federal income tax consequences of the merger.

Q:
What happens if the market price of shares of Orbital ATK common stock changes before the closing of the merger?

A:
No change will be made to the merger consideration of $134.50 per share of common stock as a result of a change in the market price of our common stock.

Q:
If the merger is completed, what will happen to Orbital ATK stock options and other Orbital ATK equity awards?

A:
For information regarding the treatment of Orbital ATK stock options and other Orbital ATK equity awards, please see "The Merger Agreement—Treatment of Equity Awards" beginning on page 68.

Q:
What constitutes a "quorum" for purposes of the special meeting?

A:
A quorum is necessary to transact business at the special meeting. Holders of a majority of all issued and outstanding shares of common stock as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting in order for there to be a quorum. Shares of common stock represented at the special meeting but not voted, including shares for which a stockholder directs an "abstention" from voting, will be counted as present for purposes of establishing a quorum. Broker non-votes will not be counted as present for purposes of establishing a quorum. Shares of common stock held in treasury will not be included in the calculation of the number of shares of common stock represented at the meeting for purposes of determining whether a quorum is present. If a quorum is not present in person or represented by proxy, the special meeting may be adjourned or postponed until the holders of the number of shares of common stock required to constitute a quorum are present in person or represented by proxy.

Q:
What is the vote required to adopt the merger agreement?

A:
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date. Abstentions and "broker non-votes" will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

Q:
What is the vote required to approve the other proposals?

A:
The compensation proposal and the adjournment proposal each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the special meeting and entitled to vote thereon. Assuming a quorum is present at the special meeting, abstentions will have the same effect as a vote "AGAINST" the compensation proposal and the adjournment proposal. Broker non-votes will have no effect on the outcome of the compensation proposal or the adjournment proposal.

Q:
When is the proposed merger expected to be completed?

A:
We intend to complete the merger as soon as reasonably practicable and currently expect to complete the merger in the first half of 2018. However, the merger is subject to regulatory clearances and other conditions, in addition to the approval of Orbital ATK's stockholders at the special meeting, and it is possible that factors outside the control of Orbital ATK and Northrop Grumman could result in the merger being completed at a later time or not at all.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of common stock at the close of business on October 10, 2017, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. At the close of business on the record date, 57,646,130 shares of common stock were issued and outstanding and held by 4,626 holders of record. Each share of common stock is entitled to one vote on each matter submitted to a vote at the special meeting.

Q:
Who may attend the special meeting?

A:
Stockholders of record as of the close of business on October 10, 2017, or their duly appointed proxies, may attend the special meeting. "Street name" holders (those whose shares are held through a broker, bank, trust company or other nominee) should bring a copy of an account statement reflecting their ownership of common stock as of the record date. If you are a "street name" holder and you wish to vote at the special meeting, you must also bring a legal proxy from the record holder (your broker, bank, trust company or other nominee) of the shares of common stock authorizing you to vote at the special meeting.

Q:
How does the Orbital ATK Board recommend that I vote?

A:
The Orbital ATK Board unanimously approved the merger agreement and determined that it is advisable, fair to and in the best interests of Orbital ATK and its stockholders for Orbital ATK to enter into the merger agreement and effect the merger and the other transactions contemplated thereby. The Orbital ATK Board accordingly unanimously recommends that you vote "FOR" each of the merger proposal, the compensation proposal and the adjournment proposal.

Q:
Who is soliciting my vote?

A:
The Orbital ATK Board is soliciting your proxy, and Orbital ATK will bear the cost of soliciting proxies. D.F. King & Co., Inc. ("D.F. King") has been retained as our proxy solicitor to assist with the solicitation of proxies for the special meeting.

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in this proxy statement, including its annexes.

  If you are a holder of record, in order for your shares to be represented at the special meeting:

  •
  you can attend the special meeting in person;

  •
  you can submit a proxy through the Internet or by telephone by following the instructions included on your proxy card; or

  •
  you can indicate on the enclosed proxy card how you would like to vote and return the proxy card.

  If you hold your shares in "street name," in order for your shares to be represented at the special meeting, you must instruct your broker, bank, trust company or other nominee as to how to vote your shares by following the directions provided to you by your broker, bank, trust company or other nominee.

Q:
How do I vote if my shares are registered directly in my name?

A:
If you are a record holder of common stock, you may vote in person at the special meeting or authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card by mail, or by submitting a proxy to vote through the Internet, or by telephone. We recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you choose to submit a proxy to vote your shares through the Internet or by telephone, there is no need for you to mail back your proxy card. For more detailed instructions on how to vote using one of these methods, please see "The Special Meeting—Voting of Proxies" beginning on page 21.

  Your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote "AGAINST" the merger proposal.

Q:
How do I vote my shares if they are held in the name of my broker ("street name")?

A:
If you hold your shares in a stock brokerage account or if your shares are held by a broker, bank, trust company or other nominee (that is, in "street name"), you must follow the directions from your broker, bank, trust company or other nominee provided to you in order to vote. Please check the voting form used by your broker, bank, trust company or other nominee. If you do not provide your broker, bank, trust company or other nominee with instructions, your shares of common stock will not be counted for purposes of determining a quorum at the special meeting and such shares will not be voted on any proposal at the special meeting, which will have the same effect as a vote "AGAINST" the merger proposal.

  Please note that you may not vote shares held in "street name" by returning a proxy card directly to Orbital ATK or by voting in person at the special meeting unless you provide a legal proxy, which you must obtain from your broker, bank, trust company or other nominee.

Q:
What will happen if I fail to submit a proxy or I abstain from voting?

A:
If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have the effect of a vote against the merger proposal, but, assuming a quorum is present at the special meeting, will have no effect on the compensation proposal or the adjournment proposal. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the merger proposal, the compensation proposal and the adjournment proposal.

Q:
How do I vote my shares held in the Orbital ATK, Inc. 401(k) Plan?

A:
If you hold shares of common stock in the Orbital ATK, Inc. 401(k) Plan, you will receive voting instructions in lieu of a proxy card. The trustee of the Plan will vote such shares. See "The Special Meeting—Participants in Benefit Plans" beginning on page 21.

Q:
How can I revoke my proxy?

A:
If you have already submitted your proxy by Internet, telephone or by returning your proxy card, you can change your voting instructions at any time before your proxy is voted at the special meeting. If you are a holder of record, you can do this by sending a signed notice of revocation, granting a new, valid proxy bearing a later date (including by telephone or through the Internet), or attending the special meeting and voting in person. If you submit a written notice of revocation, it must be received by the Corporate Secretary of Orbital ATK no later than the beginning of the special meeting. If you grant a new proxy by telephone or Internet, your revised instructions must be received by 11:59 p.m., Eastern Time, on                  , 2017.

  If your shares are held in "street name" by your broker, bank, trust company or other nominee, you should contact your broker, bank, trust company or other nominee to change your vote or revoke your proxy.

Q:
Do I need to do anything with my stock certificates now?

A:
No. After the merger is completed, the paying agent for the merger will mail to each holder of certificates representing shares of common stock as of the effective time of the merger a letter of transmittal and instructions for exchanging their shares of common stock for the merger consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions or otherwise required by the paying agent in accordance with the merger agreement, you will receive the merger consideration. Please do not send your stock certificates with your proxy card.

Q:
Can I participate if I am unable to attend the special meeting?

A:
If you are unable to attend the special meeting in person, we encourage you to send in your proxy card or submit a proxy to vote by telephone or over the Internet. The special meeting will not be broadcasted telephonically or over the Internet.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, Orbital ATK will remain an independent public company, and shares of common stock will continue to be listed and traded on the NYSE. Under certain circumstances, if the merger is not completed, a termination fee of $275 million may become payable by Orbital ATK to Northrop Grumman pursuant to the merger agreement.

Q:
Why am I being asked to consider and cast a non-binding advisory vote on the compensation proposal?

A:
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are required to submit a proposal to our stockholders for a non-binding, advisory vote to approve certain compensation that will or may be paid to our named executive officers in connection with the merger. The compensation proposal gives our stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may be paid to our named executive officers in connection with the merger.

Q:
What will happen if the compensation proposal is not approved?

A:
Approval of the compensation proposal is not a condition to consummation of the merger, and it is advisory in nature only, meaning it will not be binding on Orbital ATK. Accordingly, because Orbital ATK is contractually obligated to pay such compensation, if the proposed merger is completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

Q:
What does it mean if I receive more than one set of voting materials for the special meeting?

A:
You may receive more than one set of voting materials for the special meeting including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please submit your proxy by telephone or over the Internet.

Q:
What happens if I sell my shares of common stock before the special meeting?

A:
The record date for the special meeting is earlier than the expected closing date of the merger. If you own shares of common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger. In addition, if you have exercised appraisal rights, transferring your shares prior to the effective time of the merger will result in the loss of your right to receive the amount determined by the Delaware Court of Chancery to be the fair value of your shares.

Q:
May I exercise dissenters' rights or rights of appraisal in connection with the merger?

A:
Yes. Shares of common stock held by stockholders who have properly exercised appraisal rights under Section 262 of the DGCL (and have not withdrawn such exercise or lost such rights) will not be converted into the right to receive the merger consideration, but will instead be converted into the right to receive payment in cash for the fair value of their shares of common stock as determined in accordance with Section 262 of the DGCL. The fair value of shares of common stock as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the merger consideration. Stockholders who wish to exercise appraisal rights must comply fully with all applicable requirements of Section 262 of the DGCL, which are summarized in this proxy statement and attached as Annex C to this proxy statement. Failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. Because of the complexity of Section 262 of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:
How can I obtain additional information about Orbital ATK?

A:
We will provide copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016, without charge to any stockholder who makes a written request to our Corporate Secretary at Orbital ATK, Inc., 45101 Warp Drive, Dulles, VA 20166. Our Annual Report on Form 10-K and other SEC filings also may be accessed at www.sec.gov or on the Investor Relations section of our website at www.orbitalatk.com. Our website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:
Who can help answer my questions?

A:
If you have questions about the merger or the other matters to be voted on at the special meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Stockholders Call Toll Free: (800) 399-1581
Banks and Brokers Call Collect: (212) 269-5550
Email: oa@dfking.com

or

Orbital ATK, Inc.
45101 Warp Drive
Dulles, VA 20166
(703) 406-5000
Attn: Corporate Secretary

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words "forecast," "expect," "believe," "will," "intend," "plan," and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following:

  •
  the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Orbital ATK's business and the price of Orbital ATK's common stock;

  •
  the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by Orbital ATK stockholders and the receipt of certain governmental and regulatory approvals;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the outcome of any legal proceedings that have been or may be instituted against Orbital ATK related to the merger agreement or the proposed transaction, and the costs and ultimate outcome of litigation matters, government investigations and other legal proceedings;

  •
  the effect of the restatements of our previously issued financial results for the first quarter 2016, the 2015 transition period, fiscal 2015 and fiscal 2014 and any actual or unasserted claims, investigations or proceedings as a result of the restatements;

  •
  our ability to remediate the material weaknesses in our internal control over financial reporting described in Item 9A, "Control and Procedures" of our Annual Report on Form 10-K;

  •
  reductions or changes in programs administered by the National Aeronautics and Space Administration or in U.S. Government military spending, timing of payments and budgetary policies, including impacts of sequestration under the Budget Control Act of 2011, and sourcing strategies;

  •
  intense competition for U.S. Government contracts and programs;

  •
  increases in costs, which we may not be able to react to due to the nature of our U.S. Government contracts;

  •
  our inability to retain and hire key personnel;

  •
  the impact on our business due to merger-related uncertainty;

  •
  changes in cost and revenue estimates and/or timing of programs;

  •
  the potential termination of U.S. Government contracts and the potential inability to recover termination costs;

  •
  other risks associated with U.S. Government contracts that might expose us to adverse consequences;

  •
  government laws and other rules and regulations applicable to us, including procurement and import-export control;

  •
  reduction or change in demand and manufacturing costs for commercial ammunition;

  •
  the manufacture and sale of products that create exposure to potential product liability, warranty liability or personal injury claims and litigation;

  •
  risks associated with expansion into new and adjacent commercial markets;

  •
  greater risk associated with international business, including foreign currency exchange rates and fluctuations in those rates;

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  federal and state regulation of defense products and ammunition;

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  costs of servicing our debt, including cash requirements and interest rate fluctuations;

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  actual pension and other postretirement plan asset returns and assumptions regarding future returns, discount rates, service costs, mortality rates and health care cost trend rates;

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  security threats, including cybersecurity and other industrial and physical security threats, and other disruptions;

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  supply, availability and costs of raw materials and components, including commodity price fluctuations;

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  performance of our subcontractors;

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  development of key technologies and retention of a qualified workforce;

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  performance of our products;

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  fires or explosions at any of our facilities;

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  government investigations and audits;

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  environmental laws that govern past practices and rules and regulations, noncompliance with which may expose us to adverse consequences;

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  impacts of financial market disruptions or volatility to our customers and vendors;

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  unanticipated changes in tax provisions or exposure to additional tax liabilities; and

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  other risks described in Orbital ATK's filings with the SEC, such as its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

        Orbital ATK assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. There can be no assurance that the merger will in fact be completed.

 THE SPECIAL MEETING

        This proxy statement is being provided to the stockholders of Orbital ATK in connection with the solicitation of proxies by the Orbital ATK Board for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Orbital ATK with information about the special meeting and should be read carefully and in its entirety.

Date, Time and Place

        The special meeting is scheduled to be held at 45101 Warp Drive, Dulles, VA 20166 on                    , 2017, at        , Eastern Time.

Purpose of the Special Meeting

        At the special meeting, stockholders will be asked to consider and vote on the following proposals:

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  the merger proposal;

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  the compensation proposal; and

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  the adjournment proposal.

Recommendation of the Orbital ATK Board

        After careful consideration, the Orbital ATK Board, on September 16, 2017, unanimously approved the merger agreement and determined that it is advisable, fair to and in the best interests of Orbital ATK and its stockholders for Orbital ATK to enter into the merger agreement and effect the merger and the other transactions contemplated thereby. The Orbital ATK Board unanimously recommends that stockholders vote "FOR" the merger proposal, the compensation proposal and the adjournment proposal. The Orbital ATK Board considered many factors in reaching its conclusion to enter into the merger agreement, including, without limitation, the value that stockholders would realize in the merger, the current and historical market prices of Orbital ATK shares relative to the $134.50 per share merger consideration, the fact that the merger consideration consists entirely of cash and the risks associated with the implementation of Orbital ATK's business plan. See and read carefully "The Merger—Reasons for the Merger" beginning on page 39.

        The Orbital ATK Board unanimously recommends that stockholders vote "FOR" each of the merger proposal, the compensation proposal and the adjournment proposal. See "The Merger—Reasons for the Merger" beginning on page 39.

Record Date; Stockholders Entitled to Vote

        Only holders of record of common stock at the close of business on October 10, 2017, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on the record date, 57,646,130 shares of common stock were issued and outstanding and held by 4,626 holders of record. As of the close of business on the record date, approximately 1.0% of the outstanding shares of common stock were held by our directors and executive officers and their affiliates. We currently expect that our directors and executive officers will vote their shares in favor of the above-listed proposals, although none of them has entered into any agreements obligating him or her to do so. A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting at our executive offices at 45101 Warp Drive, Dulles, VA 20166 during ordinary business hours for a period of ten days before the special meeting. The list will also be available at the special meeting for examination by any stockholder present at the special meeting.

        Each share of common stock owned is entitled to one vote on each proposal at the special meeting.

        If you own shares of common stock that are registered in the name of someone else, such as a broker, bank, trust company or other nominee, you are not a holder of record and instead hold your shares in "street name." If you hold your shares in "street name," in order for your shares to be represented at the special meeting, you must instruct your broker, bank, trust company or other nominee as to how to vote your shares by following the directions provided to you by your broker, bank, trust company or other nominee.

Quorum

        A quorum is necessary to transact business at the special meeting. Holders of a majority of all issued and outstanding shares of common stock as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting in order for there to be a quorum. Shares of common stock represented at the special meeting but not voted, including shares for which a stockholder directs an "abstention" from voting, will be counted as present for purposes of establishing a quorum. Broker non-votes will not be counted as present for purposes of establishing a quorum. Shares of common stock held in treasury will not be included in the calculation of the number of shares of common stock represented at the meeting for purposes of determining whether a quorum is present. If a quorum is not present in person or represented by proxy, the special meeting may be adjourned or postponed until the holders of the number of shares of common stock required to constitute a quorum are present in person or represented by proxy.

Required Vote

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date. Approval of the compensation proposal and the adjournment proposal each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the special meeting and entitled to vote thereon.

Failure to Vote, Abstentions and Broker Non-Votes

        If you are a stockholder and fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have the effect of a vote against the merger proposal, but, assuming a quorum is present at the special meeting, will have no effect on the compensation proposal or the adjournment proposal. If you are a stockholder and you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the merger proposal, the compensation proposal and the adjournment proposal.

Voting in Person

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in "street name," and you wish to vote at the special meeting, you must bring to the special meeting a legal proxy executed in your favor from the record holder of the shares (your broker, bank, trust company or other nominee) authorizing you to vote at the special meeting.

        In addition, please be prepared to provide proper identification, such as a driver's license or passport. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank, trust company or other nominee proving ownership on the record date, along with proper identification. Stockholders will not be allowed to use cameras, recording devices and other similar electronic devices at the meeting.

Voting of Proxies

        If you are a holder of record of common stock as of the record date for the special meeting there are four ways to have your shares voted:

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  You can submit a proxy over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions on your proxy card.

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  You can submit a proxy using a touch-tone telephone by calling (800) 690-6903, 24 hours a day, seven days a week, and following the instructions on your proxy card.

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  You may complete, sign and mail your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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  Finally, you may vote in person by written ballot at the special meeting.

        You will need the 16-digit control number included on your proxy card if you submit a proxy by Internet or telephone. Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time, on                , 2017.

        As of the date hereof, management has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Special Meeting of Stockholders. If any other matter is properly presented at the special meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

        Your vote is important. Accordingly, please mark, sign, date and return the enclosed proxy card or submit a proxy via the Internet or by telephone whether or not you plan to attend the special meeting in person.

        If a properly executed proxy is returned without an indication as to how the shares of common stock represented are to be voted with regard to a particular proposal, the common stock represented by the proxy will be voted "FOR" such proposal. All shares represented by properly executed proxies received (including proxies received via the Internet or by telephone) in time for the special meeting will be voted at the meeting in the manner specified by the stockholder giving those proxies.

Participants in Benefit Plans

        Participants in the Orbital ATK, Inc. 401(k) Plan who have shares of common stock allocated to their plan accounts will receive voting instruction cards in lieu of a proxy card. Only the trustee of this plan, in its capacity as directed trustee, can exercise the voting rights with respect to shares of common stock allocated to participants' plan accounts and held in the plan's trust at the special meeting. However, if you are a plan participant who has shares of common stock allocated to your plan account, you are entitled, on a confidential basis, to instruct the trustee how to cast the votes attributable to the shares of common stock allocated to your plan account (including instructing the trustee not to vote), as well as a proportionate number of plan shares for which properly executed instructions are not timely received. If you elect not to vote the shares allocated to your accounts, your shares will be voted proportionally in accordance with the voting instructions received by the trustees from those plan participants who do vote.

Shares Held in "Street Name"

        If you hold your shares in a stock brokerage account or if your shares are held by a broker, bank, trust company or other nominee (that is, in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be counted. Please follow the voting instructions provided by your broker, bank, trust company or other nominee. Please note that you may not vote shares held in "street name" by returning a proxy card directly to Orbital ATK or by voting in person at the special meeting unless you provide a legal proxy, which you must obtain from your broker, bank, trust company or other nominee. Further, brokers who hold shares of common stock on behalf of their customers may not give a proxy to Orbital ATK to vote those shares without specific instructions from their customers.

        If you are a stockholder holding your shares in "street name" and you do not instruct your broker, bank, trust company or other nominee on how to vote your shares, your broker, bank, trust company or other nominee cannot vote your shares, which will have the same effect as a vote against the merger proposal. If you do not instruct your broker, bank, trust company or other nominee on how to vote your shares, it will have no effect on the compensation proposal and the adjournment proposal, assuming a quorum is present at the special meeting.

Revocation of Proxies

        You have the power to revoke your proxy at any time before your proxy is voted at the special meeting. If you are a holder of record, you can revoke your proxy in one of three ways:

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  you can send a signed notice of revocation;

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  you can grant a new, valid proxy bearing a later date (including by telephone or through the Internet); or

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  you can attend the special meeting and vote in person, which will cancel any proxy previously given. Your attendance at the special meeting alone will not revoke any proxy that you have previously given.

        If you submit a written notice of revocation, it must be received by the Corporate Secretary of Orbital ATK at 45101 Warp Drive, Dulles, VA 20166 no later than the beginning of the special meeting. If you do so by telephone or through the Internet, your revised instructions must be received by 11:59 p.m. Eastern Time on                    , 2017.

        If your shares are held in "street name" by your broker, bank, trust company or other nominee, you should contact your broker to change your vote or revoke your proxy.

Tabulation of Votes

        Orbital ATK has appointed one or more representatives of Broadridge Financial Solutions, Inc. to serve as the inspector of election for the special meeting. The inspector of election will, among other matters, determine the number of shares represented at the special meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to the stockholders.

Solicitation of Proxies

        The cost of proxy solicitation for the special meeting will be borne by Orbital ATK. Solicitation initially will be made by mail. Forms of proxies and proxy materials also may be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies also may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by D.F. King or by certain of our directors, officers, and employees, without additional compensation. Orbital ATK will also request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares of common stock held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. Orbital ATK has retained D.F. King to assist in its solicitation of proxies and has agreed to pay them a fee of approximately $20,000, plus reasonable expenses, for these services.

Adjournment

        If a quorum is not present in person or represented by proxy, the chairman of the meeting and the stockholders entitled to vote at the special meeting, present in person or represented by proxy, shall have the power to adjourn the special meeting from time to time, without notice other than announcement at the meeting, until a quorum is present in person or represented by proxy. If a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to approve the merger proposal, then stockholders may be asked to vote on the adjournment proposal. No notices of an adjourned meeting need be given unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor, D.F. King:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Stockholders Call Toll Free: (800) 399-1581
Banks and Brokers Call Collect: (212) 269-5550
Email: oa@dfking.com

THE COMPANIES

Orbital ATK, Inc.

        Orbital ATK is an aerospace and defense systems developer, manufacturer and supplier of systems and products to the U.S. Government, allied nations, prime contractors and other customers. Our main products include launch vehicles and related propulsion systems, satellites and associated components and services, composite aerospace structures, tactical missiles, subsystems and defense electronics, and precision weapons, armament systems and ammunition. We are headquartered in Dulles, Virginia and have operating locations throughout the United States.

        We conduct business in three segments:

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  Flight Systems Group develops rockets that are used as small-and medium-class space launch vehicles to place satellites into Earth orbit and escape trajectories, interceptor and target vehicles for missile defense systems and suborbital launch vehicles that place payloads into a variety of high-altitude trajectories. The group also develops and produces medium-and large-class rocket propulsion systems for human and satellite launch vehicles, strategic missiles, missile defense interceptors and target vehicles. Additionally, Flight Systems Group operates in the military and commercial aircraft and launch vehicle structures markets.

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  Defense Systems Group develops and produces small-, medium-and large-caliber military ammunition, propulsion systems for tactical missiles and missile defense applications, fuzes and warheads, strike weapons, precision weapons and munitions, high-performance gun systems, special mission aircraft, aircraft survivability systems and energetic materials.

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  Space Systems Group develops and produces small- and medium-class satellites that are used to enable global and regional communications and broadcasting, conduct space-related scientific research and perform other activities related to national security. In addition, Space Systems Group develops and produces human-rated space systems for Earth-orbit and deep-space exploration, including cargo delivery to the International Space Station. This group is also a provider of spacecraft components and subsystems and specialized engineering and operations services to U.S. government agencies.

        Our common stock is listed and traded on the NYSE under the symbol "OA."

        Our principal executive offices are located at 45101 Warp Drive, Dulles, VA 20166; our telephone number is (703) 406-5000; and our Internet website address is www.orbitalatk.com. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

        See "Where You Can Find More Information" on page 99.

Northrop Grumman Corporation

        Northrop Grumman is a leading global security company. Northrop Grumman offers a broad portfolio of capabilities and technologies that enable Northrop Grumman to deliver innovative products, systems and solutions for applications that range from undersea to outer space and into cyberspace. Northrop Grumman provides products, systems and solutions in autonomous systems; cyber; command, control, communications and computers, intelligence, surveillance, and reconnaissance (C4ISR); strike; and logistics and modernization. Northrop Grumman participates in many high-priority defense and government programs in the United States and abroad. Northrop Grumman conducts most of its business with the U.S. Government, principally the Department of Defense and intelligence community. Northrop Grumman also conducts business with foreign, state and local governments, as well as commercial customers.

        Northrop Grumman's common stock is listed and traded on the NYSE under the symbol "NOC."

        Northrop Grumman's principal executive offices are located at 2980 Fairview Park Drive, Falls Church, VA 22042; its telephone number is (703) 280-2900; and its Internet website address is www.northropgrumman.com. The information provided on or accessible through Northrop Grumman's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Neptune Merger, Inc.

        Neptune Merger, Inc., a wholly-owned subsidiary of Northrop Grumman, is a Delaware corporation that was formed on September 15, 2017, for the purpose of effecting the merger. Sub has not engaged in any business to date except for activities incidental to its incorporation and activities undertaken in connection with the merger and the other transactions contemplated by the merger agreement. Upon the terms and subject to the conditions of the merger agreement, Sub will be merged with and into Orbital ATK, with Orbital ATK surviving the merger as a wholly-owned subsidiary of Northrop Grumman.

        The principal executive offices of Sub are located at 2980 Fairview Park Drive, Falls Church, VA 22042, and its telephone number is (703) 280-2900.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        As discussed below, stockholders are being asked to consider and vote on a proposal to adopt the merger agreement. You should read this proxy statement carefully and in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read carefully and in its entirety the merger agreement, which is attached as Annex A to this proxy statement.

  The Orbital ATK Board unanimously recommends that stockholders vote "FOR" the merger proposal.

        If you return a properly executed proxy (including proxies received via the Internet or by telephone), but do not indicate instructions on your proxy, your shares of common stock represented by such proxy will be voted "FOR" the merger proposal.

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date.

        Your failure to vote, or failure to instruct your broker, bank, trust company or other nominee to vote, will have the same effect as a vote "AGAINST" the merger proposal. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the merger proposal.

 THE MERGER

        The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement.

Effects of the Merger

        Orbital ATK is seeking the adoption by its stockholders of the merger agreement. Pursuant to the terms of the merger agreement, at the effective time of the merger, Sub will be merged with and into Orbital ATK, with Orbital ATK surviving the merger as a wholly-owned subsidiary of Northrop Grumman. The Orbital ATK Board has unanimously approved the merger agreement and unanimously recommends that Orbital ATK's stockholders vote to adopt the merger agreement.

        Common Stock.    At the effective time of the merger, each outstanding share of common stock (other than treasury shares and any shares owned by Northrop Grumman, Sub or any person who properly demands appraisal of their shares pursuant to Section 262 of DGCL (and has not withdrawn such demand or lost its appraisal rights)), will be converted into the right to receive the merger consideration less any applicable withholding taxes.

        Options.    At the effective time of the merger, each option to purchase common stock that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such option immediately prior to the effective time of the merger, and (ii) the excess, if any, of the merger consideration over the exercise price applicable to such option, less any applicable tax withholding. If the exercise price applicable to shares of common stock subject to an option is equal to or greater than the merger consideration, the option will terminate and be canceled for no consideration.

        Restricted Shares.    Immediately prior to the effective time of the merger, each restricted share that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the merger consideration, less any applicable tax withholding.

        Performance Shares.    With respect to our performance shares, if the closing date occurs prior to the date on which performance shares with respect to the 2015-2017 performance period would vest in the ordinary course of business, such performance shares will become vested based on achievement of performance metrics at the greater of target performance or actual performance and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time of the merger (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding.

        Immediately prior to the effective time of the merger, each performance share with respect to the 2016-2018 or 2017-2019 performance period that is outstanding and that is held by an individual who is not a participant in one of Orbital ATK's income security plans or who waives participation in Orbital ATK's income security plans prior to the effective time of the merger, will become vested based on deemed achievement of target performance, further pro-rated based on the number of days elapsed from the beginning of the performance period through and including the closing date over the total number of days from the beginning of the scheduled performance period through the end of the performance period. Such performance shares will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time (after taking into account the vesting at target in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding. For each performance share that is forfeited due to pro-ration, as soon as reasonably practicable following the effective time of the merger, Northrop Grumman will grant each holder thereof who remains an employee as of the grant date with a "Northrop Grumman retention grant" of Northrop Grumman restricted stock rights with a value equal to two times the value of such forfeited performance share (determined based on target performance) that will time vest and not be dependent on the achievement of any performance metrics. One-half of the Northrop Grumman retention grant will vest on March 1, 2019, and the remaining one-half of the Northrop Grumman retention grant will vest on March 1, 2020, in each case subject to continued employment with Northrop Grumman and its subsidiaries as of such dates; provided, however, that holders of Northrop Grumman retention grants who are involuntarily terminated other than for cause prior to March 1, 2019, will vest in one-half of the Northrop Grumman retention grant upon such termination and forfeit the remaining one-half.

        Immediately prior to the effective time of the merger, each performance share with respect to the 2016-2018 or 2017-2019 performance period that is outstanding and that is held by an individual who is a participant in one of Orbital ATK's income security plans and who does not waive participation therein prior to the effective time, will become vested based on deemed achievement of target performance and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding.

        Deferred Stock Units.    At the effective time of the merger, each deferred stock unit that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such deferred stock unit immediately prior to the effective time, and (ii) the merger consideration, less any applicable tax withholding. Such payment will be paid in accordance with and subject to the deferral elections applicable to such deferred stock units as of immediately prior to the effective time.

        Phantom Stock Units.    At the effective time of the merger, each phantom stock unit that is outstanding will become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such phantom stock unit immediately prior to the effective time, and (ii) the merger consideration, less any applicable tax withholding. Such payment will be paid in accordance with and subject to the deferral elections applicable to such phantom stock units as of immediately prior to the effective time.

        Notwithstanding the above, if any options, restricted shares, performance shares, or deferred stock units are granted following the date of the merger agreement and prior to the effective time of the merger, the vesting of such awards will instead be pro-rated based on the number of days from the grant date (or for performance shares, from the beginning of the performance period) through and including the closing date over the number of days from the grant date through the final regularly scheduled vesting date of such award (or for performance shares, from the beginning to the end of the performance period).

Background of the Merger

        Orbital ATK's management and the Orbital ATK Board regularly review Orbital ATK's performance, prospects and strategy in light of the current business and economic environment, as well as developments in the aerospace and defense industries, and opportunities and challenges facing participants in such industries. These reviews have included, among other things, consideration, from time to time, of potential strategic alternatives, including strategic acquisitions, divestitures and business combination transactions.

        In 2015, Company A approached Orbital ATK about a possible acquisition of Company A by Orbital ATK. Orbital ATK and Company A entered into a mutual non-disclosure agreement (the "Company A NDA") on November 5, 2015 that included customary confidentiality provisions and a two-year standstill provision prohibiting the parties from engaging in certain types of actions, including making an acquisition proposal with respect to the other party without the other party's prior written consent. The standstill provision included a prohibition on both parties from asking for a waiver of the prohibitions, which is commonly referred to as a "don't ask, don't waive" provision. In December 2015, Orbital ATK ceased discussions with Company A regarding a possible acquisition of Company A. On September 17, 2017, prior to executing the merger agreement, Orbital ATK sent a letter to Company A releasing it from its standstill obligations under the Company A NDA.

        In 2016, Company B approached Orbital ATK about a possible acquisition of Company B by Orbital ATK. The mutual non-disclosure agreement entered into between Orbital ATK and Company B did not include a standstill provision. Following several meetings and discussions, the parties ceased discussions in early 2017.

        Northrop Grumman's management and its board of directors (the "Northrop Grumman Board") regularly review Northrop Grumman's performance, prospects and strategy in light of the current business, global security and economic environment, as well as developments in the aerospace and defense industries, and opportunities and challenges facing participants in these industries. These reviews have included consideration, from time to time, of potential strategic alternatives, including strategic acquisitions, divestitures and business combination transactions, as well as other uses of company resources.

        Orbital ATK and Northrop Grumman have had a long-standing commercial relationship. Currently, Orbital ATK is a supplier to Northrop Grumman on several significant programs. In light of the nature of Orbital ATK's and Northrop Grumman's businesses and the commercial relationship between the companies, members of management of both companies generally are familiar with the other's businesses, and representatives of both companies periodically have consulted on matters relating to their commercial relationship and the industries in which they operate.

        On January 24, 2017, Mr. Wesley G. Bush, Chairman, Chief Executive Officer and President of Northrop Grumman, invited Mr. David W. Thompson, President and Chief Executive Officer of Orbital ATK, to a dinner meeting in Great Falls, Virginia, during which Messrs. Bush and Thompson discussed general aerospace and defense industry matters as well as activities relating to several significant programs the companies were working on together. Neither Mr. Bush nor Mr. Thompson raised the subject of a potential business combination between Northrop Grumman and Orbital ATK at that meeting.

        On May 24, 2017, during the Aerospace Industries Association Spring Board of Governors meeting, Mr. Bush initiated a meeting with Mr. Thompson. Mr. Bush was complimentary of Orbital ATK's work on certain Northrop Grumman programs. He also stated his desire to continue to expand Northrop Grumman's business relations with Orbital ATK, ranging from broader teaming agreements on specific programs, to potential strategic alliances in selected business areas, or a potential business combination of the two companies. Mr. Bush did not, however, make any specific proposal regarding a potential business combination, nor were price or any other terms mentioned or discussed. Mr. Thompson indicated that Orbital ATK had been focused on pursuing its strategy, which was based on organic growth in Orbital ATK's existing product lines as well as in new products currently in development. He also stated that Orbital ATK itself considered acquisitions of other businesses to strengthen its competitive position and growth opportunities. Mr. Thompson said that Orbital ATK was not for sale, but stated that he would report Northrop Grumman's potential interest to Gen. Ronald R. Fogleman, Chairman of the Orbital ATK Board.

        Also on May 24, 2017, Mr. Brett B. Lambert, Vice President of Strategic Planning of Northrop Grumman, met with Mr. Blake E. Larson, Chief Operating Officer of Orbital ATK. As part of the discussion, Mr. Lambert outlined Northrop Grumman's desire to pursue closer business relations with Orbital ATK, primarily focused on teaming or partnering on certain programs and certain other strategic initiatives. In the course of the discussions, Mr. Larson mentioned the earlier meeting between Messrs. Thompson and Bush to Mr. Lambert, but Messrs. Larson and Lambert focused their meeting on potential programmatic collaboration.

        On June 1, 2017, Mr. Thompson met with Gen. Fogleman to discuss a range of topics, including Northrop Grumman's interest in a closer business relationship with Orbital ATK, which could potentially include a business combination. Mr. Thompson and Gen. Fogleman agreed that, while Orbital ATK was not contemplating a sale, management should explore Northrop Grumman's interest in a range of strategic relationships with Orbital ATK and that Mr. Thompson would brief the Orbital ATK Board after more information on the matter was available.

        On June 9, 2017, Messrs. Lambert and Larson met in-person at Orbital ATK's corporate offices to discuss the potential merits of a closer strategic relationship between the companies and possible next steps. No price or other terms in respect of a potential business combination were mentioned or discussed between Messrs. Lambert and Larson at that meeting.

        On June 23, 2017, Messrs. Lambert and Larson held telephone discussions to discuss logistics relating to an upcoming meeting of representatives of the two companies scheduled for June 28, 2017.

        On June 28, 2017, Messrs. Thompson and Larson and Mr. David M. Wise, Vice President of Corporate Strategy and Integration, of Orbital ATK and Mr. Bush, Mr. Kenneth L. Bedingfield, Corporate Vice President and Chief Financial Officer, Ms. Sheila C. Cheston, Corporate Vice President and General Counsel, Mr. Mark A. Caylor, Corporate Vice President, President of Enterprise Services and Chief Strategy Officer and Mr. Lambert of Northrop Grumman met in-person in Vienna, Virginia to discuss the possibility of a potential business combination between the two companies. The representatives of Northrop Grumman indicated that Northrop Grumman was interested in a possible acquisition of Orbital ATK, but that Northrop Grumman would not participate in any auction process. The representatives of Northrop Grumman also emphasized their desire to move quickly. Orbital ATK's representatives stated that any potential business combination would have to reflect a compelling valuation and structure for Orbital ATK's stockholders and also would have to maintain Orbital ATK's customer commitments and workforce stability, among other considerations. Orbital ATK's representatives also emphasized the importance of strict confidentiality during any future discussions. No price or other terms were mentioned or discussed at that meeting.

        Orbital ATK and Northrop Grumman entered into a mutual non-disclosure agreement, dated June 29, 2017, which did not include a standstill provision. Prior to entering into the non-disclosure agreement, representatives of Orbital ATK and Northrop Grumman disclosed only publicly available information.

        On June 29 and July 7, 2017, Mr. Thompson and Gen. Fogleman held telephone discussions in which Mr. Thompson reported to Gen. Fogleman on the June 28, 2017 meeting with Northrop Grumman, and Mr. Thompson and Gen. Fogleman discussed an additional meeting to be held with Northrop Grumman on July 11, 2017. Mr. Thompson and Gen. Fogleman again agreed that, while Orbital ATK was not contemplating a sale, management should continue to explore Northrop Grumman's interest in a potential business combination with Orbital ATK and that a meeting of the Orbital ATK Board could be scheduled during the week of July 17-21, 2017 if Northrop Grumman continued to express interest in a possible acquisition of Orbital ATK at the July 11, 2017 meeting.

        On July 5-7, 2017, the Northrop Grumman Board held its regularly scheduled annual board meeting focused on Northrop Grumman's strategy and various strategic alternatives. At that meeting, the Northrop Grumman Board received an update on the discussions with Orbital ATK.

        On July 11, 2017, Messrs. Thompson, Larson and Wise, Mr. Garrett E. Pierce, Chief Financial Officer, Mr. Thomas E. McCabe, Senior Vice President, General Counsel and Secretary, and Mr. Vivek Upadhyaya, Vice President of Financial Planning and Analysis, of Orbital ATK met in-person in

Vienna, Virginia, with Messrs. Bedingfield, Caylor and Lambert, Ms. Cheston, Mr. Prabu Natarajan, Vice President of Business Management, and Ms. Karin Flanagan, Vice President of Mergers and Acquisitions of Northrop Grumman, to present an overview of Orbital ATK's business, including its growth strategy, financial plans through 2020, capital allocation priorities, organizational structure and business model, significant programs, contracts and risk items, potential benefits of a combination involving Orbital ATK and Northrop Grumman, workforce matters and Orbital ATK's recent financial restatement. The financial plan Orbital ATK provided to Northrop Grumman included Orbital ATK's financial projections for its business for 2018, 2019 and 2020. See "—Certain Unaudited Financial Information" beginning on page 49.

        On July 12, 2017, Mr. Thompson held a telephone discussion with Dr. James G. Roche, a member of the Orbital ATK Board, to discuss Northrop Grumman's interest in a potential transaction. Mr. Thompson called Dr. Roche because he was familiar with Northrop Grumman and several of its current executives, having held several executive positions with Northrop Grumman from 1984 to 2001, including Corporate Vice President and President of its electronic sensors and systems sector, as well as having served as Secretary of the U.S. Air Force from 2001 to 2005.

        On July 13, 18 and 19, 2017, Orbital ATK provided written responses to Northrop Grumman's diligence requests that were made during and subsequent to the July 11, 2017 meeting. Related conference calls between representatives of Orbital ATK and Northrop Grumman were held on July 17 and 18, 2017.

        On July 21, 2017, the Orbital ATK Board held a telephonic meeting. Attending the meeting were all directors, except for Mr. Martin C. Faga and Mr. Robert M. Hanisee, who were planning to retire at Orbital ATK's annual meeting of stockholders on August 10, 2017, and Dr. Harrison H. Schmitt, who was traveling internationally. Mr. Thompson provided a report on Northrop Grumman's interest in a potential transaction and the interactions between Orbital ATK's representatives and Northrop Grumman's representatives to date. Mr. McCabe briefed the Orbital ATK Board on its fiduciary duties in the context of a potential transaction. A discussion ensued among the members of the Orbital ATK Board regarding a potential transaction. The Orbital ATK Board instructed Mr. Thompson to provide an update following the anticipated telephone call from Mr. Bush on July 26, 2017.

        On July 24, 2017, the Northrop Grumman Board held a telephonic meeting during which Mr. Bush provided an update on discussions with Orbital ATK and possible next steps.

        On July 26, 2017, Mr. Bush telephoned Mr. Thompson and provided Northrop Grumman's indication of interest potentially to acquire all of the issued and outstanding shares of common stock for $130.00 per share in cash. Mr. Bush explained that in valuing Orbital ATK, Northrop Grumman had not discounted the baseline financial projections that Orbital ATK's management had provided; rather, Northrop Grumman had accepted the pre-tax projections without adjustment or discount to the baseline financial plan, which in Northrop Grumman's view, meant that the $130.00 per share offer attributed full-value to the pre-tax projections. Mr. Bush responded to Mr. Thompson's earlier concerns about customer and program continuity and workforce stability by assuring Mr. Thompson that Northrop Grumman shared those concerns. Mr. Bush said that Northrop Grumman proposed to retain Orbital ATK's lines of business, to continue Orbital ATK's major growth investments, and, at least initially, to establish Orbital ATK as a fourth business sector within Northrop Grumman, in part to minimize disruption to ongoing operations, program performance and personnel. Mr. Thompson stated that he would discuss Northrop Grumman's proposal with the Orbital ATK Board and would contact Mr. Bush on August 1, 2017, for clarification or questions regarding the proposal in advance of the Orbital ATK Board's in-person meeting on August 10-11, 2017.

        On July 28, 2017, the Orbital ATK Board held a telephonic meeting. Attending the meeting were all directors, except for Mr. Faga and Mr. Hanisee. Mr. Thompson informed the Orbital ATK Board of Northrop Grumman's proposal. Mr. McCabe briefed the Orbital ATK Board on its fiduciary duties and other applicable considerations in the context of a sale transaction. A discussion ensued among the members of the Orbital ATK Board regarding the proposal. The Orbital ATK Board authorized management to contact Citigroup and Hogan Lovells US LLP ("Hogan Lovells") to discuss their potential roles as financial advisor and outside legal counsel, respectively, in connection with the potential transaction. Orbital ATK subsequently engaged Citigroup as financial advisor and Hogan Lovells as outside legal counsel. Citigroup and Hogan Lovells had previously represented Orbital Sciences Corporation, including in its merger with Alliant Techsystems, Inc. to form Orbital ATK. Subsequent to that merger, Citigroup advised Orbital ATK on its consideration of several potential strategic alternatives, including strategic acquisitions and divestitures. Similarly, Hogan Lovells had been previously retained by Orbital ATK in connection with corporate and securities matters, potential acquisitions and divestitures and other legal matters.

        On July 31, 2017, members of Orbital ATK's senior management held a telephone call with representatives of Citigroup and Hogan Lovells to discuss the potential transaction and negotiating strategy.

        On August 1, 2017, Messrs. Bush and Thompson held a previously scheduled telephone call in which Mr. Thompson advised Mr. Bush that the Orbital ATK Board would be reviewing Northrop Grumman's proposal at a board meeting on August 10-11, 2017, with the assistance of a financial advisor and legal counsel. On this telephone call, Mr. Bush informed Mr. Thompson that the Northrop Grumman Board was supportive of the $130.00 per share proposal. Mr. Bush stated that this represented a full price, giving full credit without any discount to Orbital ATK's pre-tax projections in its baseline financial plan. Messrs. Bush and Thompson agreed to speak on August 11, 2017, after the Orbital ATK Board meeting.

        On August 10, 2017, Mr. Faga and Mr. Hanisee, who did not stand for re-election, retired from the Orbital ATK Board at Orbital ATK's 2017 annual meeting of stockholders.

        On August 10-11, 2017, the Orbital ATK Board met in-person to further discuss Northrop Grumman's proposal. All directors, certain members of Orbital ATK's senior management and representatives of Citigroup and Hogan Lovells attended the meeting. Mr. Thompson began the meeting by providing an overview of Northrop Grumman and a summary of the discussions to date between Orbital ATK and Northrop Grumman that led to Northrop Grumman's proposal to acquire all of the issued and outstanding shares of common stock at a price of $130.00 per share in cash. The Orbital ATK Board discussed the merits of and risks related to Northrop Grumman's proposal, including that the proposal was at a significant premium to the historical and recent trading prices of shares of common stock. Representatives from Hogan Lovells briefed the Orbital ATK Board on its fiduciary duties and other legal matters to be considered in connection with its review of Northrop Grumman's proposal. A discussion ensued among the directors and representatives of Hogan Lovells regarding fiduciary duties and other legal matters. The Citigroup representatives reviewed Citigroup's relationships with Northrop Grumman, including its prior mergers and acquisitions advisory work for Northrop Grumman, its role as bookrunner on an investment grade bond offering in 2016 by Northrop Grumman and its current participation as one of 18 lenders in Northrop Grumman's revolving credit facility. Citigroup committed orally at the meeting (which commitment was subsequently confirmed in writing) that it would not participate in any potential committed or bridge financing Northrop Grumman may enter into in connection with a transaction with Orbital ATK, or any related debt offering without the consent of Orbital ATK. Thereafter, the Orbital ATK Board concluded that Citigroup had no material relationships that in the Orbital ATK Board's view would impair Citigroup's ability to serve as the financial advisor to the Orbital ATK Board.

        Representatives of Citigroup then made a presentation covering, among other topics, current market conditions, the recent trading performance of the shares of common stock, preliminary financial analyses of Orbital ATK, Northrop Grumman and its financial condition and potential financing scenarios and requirements. The Citigroup representatives also discussed with the Orbital ATK Board a range of possible non-price transaction terms. Citigroup also provided the Orbital ATK Board with an overview of a potential process and a possible timeline for a potential transaction if the Orbital ATK Board determined that pursuing the potential transaction was in the best interests of Orbital ATK and its stockholders. The directors asked numerous questions of Citigroup and Hogan Lovells and discussed negotiating strategy with Mr. Thompson. The Orbital ATK Board agreed that an all-cash transaction was desirable because of the certainty of value it would provide to Orbital ATK stockholders, particularly when considering that the expected timing of the closing of any transaction would increase the uncertainty in respect of stock consideration. Mr. Thompson informed the Orbital ATK Board that Mr. Bush had stated that Northrop Grumman would not participate in an auction of Orbital ATK. The representatives of Citigroup identified other potential strategic companies that might be able to make and be interested in making an acquisition proposal for Orbital ATK. A discussion ensued among members of the Orbital ATK Board and representatives of Citigroup regarding the possibility that any other potential strategic buyers would have both the financial ability and the interest in making and closing on an acquisition proposal at a price greater than Northrop Grumman's $130.00 per share proposal. Representatives of Citigroup and the Orbital ATK Board also discussed potential financial buyers and, in Citigroup's judgment, the unlikelihood that they would be able to make an acquisition proposal at a greater price than Northrop Grumman's $130.00 per share offer. After this discussion, the Orbital ATK Board decided that the risk of unauthorized or inadvertent disclosure from any outreach to other potential strategic buyers and the impact that such disclosure would have on customers and employees of Orbital ATK, and the risk that Northrop Grumman, in light of Mr. Bush's statements that Northrop Grumman would not participate in an auction of Orbital ATK, would withdraw, outweighed the benefit of contacting other potential strategic buyers. The Orbital ATK Board considered the benefits and cost to stockholders of monetizing the value of Orbital ATK's business through Northrop Grumman's proposal, versus the risk and opportunities of continuing on a standalone basis. The directors then discussed the upside potential versus downside risk of Orbital ATK's standalone business prospects. After further discussion, the Orbital ATK Board directed Mr. Thompson to advise Mr. Bush that the Orbital ATK Board authorized Mr. Thompson to continue discussions with respect to a potential transaction but that the price of $130.00 per share was inadequate and the Orbital ATK Board was unwilling to proceed with a transaction based on that valuation.

        Later on August 11, 2017, Mr. Thompson telephoned Mr. Bush to relay that the Orbital ATK Board had met and authorized him to continue discussions with Northrop Grumman but that the Orbital ATK Board was not willing to proceed with a transaction at a price of $130.00 per share. Among other things, Mr. Thompson advised Mr. Bush that the $130.00 per share offer price was not a sufficient premium for Orbital ATK which, in Orbital ATK's view, occupies a unique position in the aerospace and defense industry. Mr. Thompson also pointed out that any revised offer would need to reflect a substantial increase in price and should take into account Orbital ATK's strong financial projections and the possibility that any transaction may not close until 2018 if there were regulatory scrutiny on the combination of the two companies.

        On August 16, 2017, the Northrop Grumman Board held a telephonic meeting. Mr. Bush and Northrop Grumman's management updated the Northrop Grumman Board on the status of discussions with Orbital ATK, issues of valuation and the potential transaction, and negotiations. The Northrop Grumman Board expressed support for the positions Mr. Bush discussed.

        On August 17, 2017, Mr. Bush and Mr. Thompson had a telephone conversation during which Mr. Bush informed Mr. Thompson that Northrop Grumman had performed further analysis and that Northrop Grumman was prepared to increase its proposal to $134.00 per share in cash. He explained that Northrop Grumman had taken into consideration the points Mr. Thompson outlined on the August 11, 2017 telephone call. Mr. Bush stated that the $134.00 per share offer price was conditioned on the completion of customary confirmatory due diligence by Northrop Grumman and agreement on satisfactory terms. Mr. Bush also stated that this revised offer of $134.00 per share in cash was determined after discussions with, and with the support of, the Northrop Grumman Board. Mr. Bush emphasized that if the Orbital ATK Board concluded that the $134.00 per share offer price was insufficient, he expected Northrop Grumman would move on to focus on other strategic priorities. Mr. Thompson informed Mr. Bush that he would relay the revised proposal to the Orbital ATK Board. Mr. Thompson summarized this discussion in a call with Gen. Fogleman later that day in preparation for Orbital ATK's Board meeting the following day.

        On August 18, 2017, the Orbital ATK Board held a telephonic meeting. Attending the meeting were all directors, certain members of Orbital ATK's senior management and representatives of Citigroup and Hogan Lovells. Mr. Thompson reported on his discussions with Mr. Bush since the last Orbital ATK Board meeting, including the price increase to $134.00 per share of common stock in cash and that he viewed it as Northrop Grumman's best and final offer. The Orbital ATK Board discussed this revised offer and the likelihood that this was in fact Northrop Grumman's best and final price. The Orbital ATK Board discussed the fact that Northrop Grumman's first offer was a significant premium over recent trading prices of shares of common stock, including the 52-week high, and Northrop Grumman's characterization of its initial offer as representing full value. The Orbital ATK Board also discussed the negotiations with Northrop Grumman that had occurred to date and the Orbital ATK Board's view, based on prior business dealings with Northrop Grumman, as to the likelihood of further price increases or extended price negotiations. Representatives of Hogan Lovells reviewed the directors' fiduciary duties and other legal matters in connection with the Orbital ATK Board's evaluation of the revised offer and the potential transaction. Representatives from Citigroup provided an update with respect to certain financial analyses based on more recent market information about Orbital ATK and Northrop Grumman and the increased proposal of $134.00 per share in cash. Representatives of Citigroup and Hogan Lovells also reviewed precedent aerospace and defense and other large diversified industrial transactions, including merger agreement provisions and timelines for such transactions, as part of discussions focused on considerations relating to conditionality and closing certainty in the context of a potential transaction with Northrop Grumman. The directors engaged in a discussion regarding Northrop Grumman's revised proposal and Orbital ATK's potential response. The Orbital ATK Board asked that Orbital ATK's management and its advisors consider what important non-price terms of a merger agreement Orbital ATK should seek. The Orbital ATK Board concluded that it should consider the revised proposal further and discuss again at a meeting early the following week.

        Later on August 18, 2017, Mr. Thompson held a telephone conversation with Mr. Bush during which Mr. Thompson conveyed to Mr. Bush that the Orbital ATK Board appreciated Northrop Grumman's additional work on valuation and the increased offer, but that the Orbital ATK Board needed additional time to consider the revised offer.

        On August 18, 19 and 20, 2017, Mr. Thompson had telephone conversations with several directors, including Gen. Fogleman, regarding Northrop Grumman's revised offer.

        On August 22, 2017, the Orbital ATK Board held a telephonic meeting. Attending the meeting were all directors, certain members of Orbital ATK's management and representatives of Citigroup and Hogan Lovells. The representatives of Citigroup made a presentation covering, among other topics, an update on the recent trading performance of the shares of common stock, an updated preliminary financial analysis of Orbital ATK, taking into account the increased proposal of $134.00 per share of common stock in cash, Northrop Grumman's financial condition and potential financing scenarios and requirements and certain non-price transaction terms. A discussion among the Orbital ATK Board members ensued. The Orbital ATK Board determined that the risk of unauthorized or inadvertent disclosure about a potential transaction between Orbital ATK and Northrop Grumman and the possibility of Northrop Grumman withdrawing its proposal if Citigroup were requested to reach out to other potential interested strategic buyers outweighed the benefit of contacting other potential strategic buyers. The Orbital ATK Board discussed a range of termination or "break-up" fees and concluded that a break-up fee ranging from $250 million to $300 million would be acceptable, consistent with termination fees in similar transactions and not likely to preclude a superior proposal for the acquisition of Orbital ATK. The Orbital ATK Board discussed potential counterproposals which would not involve rejecting Northrop Grumman's increased $134.00 per share offer, but could possibly either secure certain important non-price transaction terms for Orbital ATK or result in a further increase in price. The Orbital ATK Board then discussed negotiating strategy and potential counterproposals with Mr. Thompson and authorized Mr. Thompson to continue negotiations with Northrop Grumman.

        On August 23, 2017, Mr. Thompson called Mr. Bush to provide a counterproposal involving two alternatives: (i) Orbital ATK would accept the increased price of $134.00 per share of common stock in cash if Northrop Grumman agreed to several key conditions, along the following lines: (x) Northrop Grumman would agree to have committed financing at signing with no financing condition to closing, (y) Northrop Grumman would agree to take any and all actions necessary to secure antitrust approval and (z) a two-tiered break-up fee of $125 million (representing approximately 1.6% of the aggregate transaction consideration represented by the revised offer) for the first 45 days after the execution of a definitive merger agreement, and $250 million (representing approximately 3.2% of the aggregate transaction consideration represented by the revised offer) thereafter, or (ii) if Northrop Grumman would not agree to the conditions in (i) above, Orbital ATK would be prepared to accept an increased price, more in the range of $135.00 to $136.00 per share, with a single break-up fee of $250 million. During the August 23, 2017, phone call, Mr. Thompson also told Mr. Bush that Northrop Grumman would need to complete its due diligence faster than Northrop Grumman's originally proposed timeline of four to six weeks and that Orbital ATK was prepared to open a virtual dataroom on August 25, 2017 to facilitate Northrop Grumman's due diligence.

        On August 24, 2017, Mr. Bush held a telephone conversation with Mr. Thompson during which Mr. Bush informed Mr. Thompson that he had given consideration to Orbital ATK's counterproposal, in consultation with Northrop Grumman's legal and financial advisors. After further consideration, and with the support of the Northrop Grumman Board, Mr. Bush said Northrop Grumman was prepared to increase its offer to $134.50 per share of common stock in cash, but Northrop Grumman was not prepared to accept all of Orbital ATK's proposed non-price terms. Specifically, Northrop Grumman would not accept a two-tiered termination fee structure, but instead would require a $275 million termination fee. With respect to the antitrust provisions, Mr. Bush said that Northrop Grumman would not agree to take any and all actions to obtain antitrust clearance, but Northrop Grumman would be willing to take reasonable actions to obtain antitrust approval. Finally, Mr. Bush told Mr. Thompson that Northrop Grumman would agree to Orbital ATK's request that there be no financing condition to closing and that Northrop Grumman would have committed financing in place at signing. Mr. Thompson said that he would relay the revised proposal to the Orbital ATK Board. Mr. Thompson and Mr. Bush then discussed a possible due diligence schedule, the importance of maintaining the confidentiality of the negotiations and the need to move quickly to negotiate a merger agreement and complete due diligence in the event the companies' respective boards of directors could agree on price and other key terms.

        On August 25, 2017, the Orbital ATK Board held a telephonic meeting. Attending the meeting were all directors, except for Dr. Lennard A. Fisk and Dr. Schmitt, certain members of Orbital ATK's management and representatives of Citigroup and Hogan Lovells. At this meeting, Mr. Thompson briefed the Orbital ATK Board on Northrop Grumman's revised proposal of $134.50 per share of common stock in cash. Mr. Thompson also described Northrop Grumman's revised proposal regarding the non-price terms, including a $275 million termination fee and that Northrop Grumman would agree to have committed financing at signing but would not agree to an unconditional obligation to obtain antitrust approval and instead would agree to a merger agreement provision requiring Northrop Grumman to take reasonable actions necessary to obtain antitrust approval. The Orbital ATK Board then discussed Northrop Grumman's revised proposal. The Orbital ATK Board also discussed Orbital

ATK's ability to consider alternative proposals after the execution of a merger agreement with Northrop Grumman. The Orbital ATK Board determined that a termination fee of $275 million would not be preclusive to the submission by third parties of acquisition proposals or Orbital ATK's ability to consider and accept a superior proposal, in each case following the execution of a merger agreement with Northrop Grumman. The Orbital ATK Board agreed that it would be willing to accept the $134.50 per share price, subject to the Orbital ATK Board's final approval of the non-price terms of a merger agreement, and authorized management and Orbital ATK's advisors to negotiate the terms of a merger agreement with Northrop Grumman. Mr. Thompson separately called Drs. Fisk and Schmitt after the meeting to brief them on Northrop Grumman's revised proposal and the Orbital ATK Board's direction to management to proceed with negotiations with Northrop Grumman.

        After the August 25, 2017 Orbital ATK Board meeting, Mr. Thompson called Mr. Bush to convey that the Orbital ATK Board would be willing to accept the price of $134.50 per share of common stock in cash, subject to the Orbital ATK Board's final approval of the non-price terms of a merger agreement, and reiterated the importance of the "no shop" and "fiduciary out" provisions and the provisions related to closing conditions and efforts to secure antitrust approvals. On August 25, 2017, Orbital ATK opened the virtual dataroom and provided access to Northrop Grumman and its advisors.

        From August 24 through September 15, 2017, representatives from Orbital ATK and Northrop Grumman held numerous telephone conferences and in-person meetings to discuss due diligence matters regarding finance, accounting, legal, contracts, regulatory and compliance, operations and human resources.

        On August 29, 2017, Mr. Bush and members of Northrop Grumman's management provided the Northrop Grumman Board with a further update and discussion.

        On August 30, 2017, Orbital ATK and Northrop Grumman entered into a revised mutual non-disclosure agreement, which superseded the non-disclosure agreement dated June 29, 2017. In the August 30, 2017 non-disclosure agreement, Northrop Grumman agreed that, subject to certain exceptions, it had not, and would not, acquire any shares of common stock other than pursuant to a definitive merger agreement between the two companies. The non-disclosure agreement dated August 30, 2017 further detailed and addressed the sharing of particular types of potentially sensitive information with the intent to limit access to only certain individuals.

        On September 2, 2017, Cravath, Swaine & Moore LLP ("Cravath"), outside legal counsel to Northrop Grumman, delivered a draft merger agreement to Hogan Lovells.

        On September 5, 2017, Mr. McCabe and Mr. James S. Black II, Vice President and Assistant General Counsel of Orbital ATK, met in-person with representatives from the legal department of Northrop Grumman, including Ms. Cheston and Mr. John F. Cox, Vice President and Assistant General Counsel (M&A), Kathryn G. Simpson, Vice President and Deputy General Counsel, Jennifer C. McGarey, Corporate Vice President and Secretary, and Melissa A. Cox, Corporate Counsel of Northrop Grumman, to discuss legal and compliance matters related to Orbital ATK. Ms. Cheston and Mr. McCabe also discussed certain provisions of the draft merger agreement.

        On September 6, 2017, Mr. Thompson called Mr. Bush to review the status of due diligence and to discuss certain provisions in the draft merger agreement received from Cravath on September 2, 2017. They agreed to meet in-person on September 11, 2017, to discuss the potential transaction further and, as necessary, to address certain significant unresolved matters.

        On September 6, 7 and 8, 2017, Hogan Lovells and Cravath exchanged revised drafts of the merger agreement.

        On September 7, 2017, Messrs. Larson, McCabe and Black from Orbital ATK, representatives of Citigroup and Hogan Lovells, Ms. Cheston and Messrs. Caylor and Cox and representatives of Cravath met in-person at the McLean, Virginia offices of Hogan Lovells to discuss, review and negotiate terms of the draft merger agreement.

        Also on September 7, 2017, the Orbital ATK Board held a telephonic meeting. Attending the meeting were all directors, certain members of Orbital ATK's management and representatives of Citigroup and Hogan Lovells. At this meeting, Mr. Thompson and Mr. Larson briefed the Orbital ATK Board on the progress of the in-person negotiations on the draft merger agreement.

        On September 8, 2017, Messrs. Larson, McCabe and Black from Orbital ATK, representatives of Citigroup and Hogan Lovells, Ms. Cheston and Messrs. Caylor and Cox from Northrop Grumman and representatives of Cravath reconvened in-person at the McLean, Virginia, offices of Hogan Lovells to continue to discuss, review and negotiate the draft merger agreement.

        On September 10, 2017, Orbital ATK's senior management met telephonically with representatives of Citigroup and Hogan Lovells to discuss the terms of the draft merger agreement. Also, Orbital ATK executed an agreement with Citigroup, dated September 10, 2017, with respect to Citigroup's engagement as Orbital ATK's financial advisor in connection with a potential transaction. Later on September 10, 2017, Messrs. Larson and McCabe of Orbital ATK discussed certain terms of the draft merger agreement with Ms. Cheston and Mr. Caylor of Northrop Grumman by telephone.

        On September 11, 2017, Mr. Thompson and Mr. Bush met at the McLean, Virginia, offices of Hogan Lovells to discuss Northrop Grumman's status in securing financing commitments for the transaction as well as certain organizational topics, customer contact plans, internal communication plans and other outstanding activities leading to the companies' respective board meetings later that week.

        From September 11 through September 14, 2017, Cravath and Hogan Lovells exchanged revised drafts of the merger agreement. On September 15 and 16, 2017, Cravath and Hogan Lovells exchanged further revised drafts, particularly of schedules associated with the merger agreement, which provided data and final numbers in place of blanks.

        On September 12, 2017, Mr. Thompson and Mr. Bush talked by telephone to discuss, among other things, certain remaining issues associated with the draft merger agreement and the proposed transaction.

        From September 12 through September 14, 2017, Messrs. Larson and McCabe of Orbital ATK discussed certain remaining open terms of the proposed merger agreement with Ms. Cheston and Mr. Caylor of Northrop Grumman by telephone.

        On September 13 and 14, 2017, Cravath and Hogan Lovells exchanged revised drafts of the disclosure schedules. On September 14, 2017, representatives of Hogan Lovells and Cravath, along with Messrs. McCabe and Black and Ms. Christine A. Wolf, Senior Vice President, Human Resources, of Orbital ATK and Ms. Denise M. Peppard, Chief Human Resources Officer, Mr. Cox, Ms. Simpson and Ms. Eun Ah Choi, Corporate Counsel, of Northrop Grumman held telephonic meetings to discuss certain of the proposed disclosure schedules.

        On September 14, 2017, Mr. Thompson and Mr. Bush spoke by telephone to discuss the status of certain issues and next steps.

        On September 14, 2017, the Northrop Grumman Board held a telephonic meeting where it reviewed details regarding the proposed transaction, received advice from its financial and legal advisors, approved the acquisition of Orbital ATK on substantially the terms and conditions presented, approved the terms of the committed financing and authorized management to execute the transactions.

        On September 14, 2017, the Orbital ATK Board held a telephonic meeting. Attending the meeting were all directors, except Dr. Fisk, who was traveling internationally, certain members of Orbital ATK's management and representatives of Citigroup and Hogan Lovells. At this meeting, Messrs. Thompson and Larson briefed the Orbital ATK Board on the progress of the negotiations. Representatives from Hogan Lovells briefed the Orbital ATK Board on the key terms in the draft merger agreement related to the "no shop" and "fiduciary out" provisions, closing conditions and efforts to secure antitrust approvals, and the negotiations over those terms.

        On September 14 and 15, 2017, representatives of Orbital ATK met with representatives of Northrop Grumman at the McLean, Virginia offices of Hogan Lovells to discuss communication plans related to the possible announcement.

        On September 15, 2017, Mr. Thompson and Mr. Bush also spoke by telephone to address several open issues associated with the merger agreement.

        Later on September 15, 2017, Messrs. Larson and McCabe of Orbital ATK held a telephonic meeting with Ms. Cheston, Ms. Peppard and Mr. Cox of Northrop Grumman, with representatives of Hogan Lovells and representatives of Cravath present, to discuss and resolve the remaining open issues in the draft disclosure schedules.

        On September 16, 2017, the Orbital ATK Board met in-person. All directors, certain members of Orbital ATK's senior management, and representatives of Citigroup and Hogan Lovells attended the meeting. Representatives of Citigroup reviewed Citigroup's financial analyses of the merger consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated September 16, 2017, to the Orbital ATK Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken in such opinion, the merger consideration to be received by the holders of common stock (other than holders of excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Representatives of Hogan Lovells reviewed the terms of the proposed merger agreement, with a particular focus on the terms relating to Orbital ATK's representations and warranties, interim operating covenants, the "no-shop" and "fiduciary out" provisions, efforts to secure antitrust approvals, financing, closing conditions, termination fees and termination rights, and the negotiations over those terms. The Orbital ATK Board discussed the terms of the proposed merger agreement, including that Orbital ATK could entertain certain unsolicited third-party proposals following the execution and announcement of the merger agreement and the termination fee that would be payable in the event the Orbital ATK Board were to pursue, subject to the terms and conditions of the merger agreement, an alternative proposal that was viewed by the Orbital ATK Board as superior to the merger with Northrop Grumman. After consultation with Orbital ATK's advisors, the Orbital ATK Board concluded that a termination fee of $275 million was acceptable, consistent with termination fees in similar transactions and not likely to preclude a superior proposal. The Orbital ATK Board also discussed the Company A NDA and authorized Orbital ATK's senior management to send a letter to Company A releasing it from its standstill obligations under the Company A NDA.

        Following consideration of the matters discussed during the course of the Orbital ATK Board meeting, Orbital ATK's directors unanimously (i) determined that it was advisable, fair to, and in the best interests of Orbital ATK and its stockholders for Orbital ATK to enter into the merger agreement and effect the merger and the other transactions contemplated thereby, (ii) authorized, approved and adopted the execution, delivery and performance of the merger agreement and the transactions contemplated thereby (including the merger) on behalf of Orbital ATK, (iii) authorized and approved the merger proposal, the compensation proposal and the adjournment proposal to be submitted for approval by stockholders of Orbital ATK at a special meeting of the stockholders and (iv) recommended to Orbital ATK's stockholders that they approve the three proposals.

        On September 17, 2017, Orbital ATK and Northrop Grumman executed the merger agreement. On the morning of September 18, 2017, prior to the commencement of trading on the NYSE, Orbital ATK and Northrop Grumman issued a joint press release announcing the transaction and their execution of the merger agreement.

Recommendation of the Orbital ATK Board

        At its meeting on September 16, 2017, the Orbital ATK Board met to consider the merger agreement and after due consideration, unanimously approved the merger agreement, determined that it is advisable, fair to and in the best interests of Orbital ATK and its stockholders for Orbital ATK to enter into the merger agreement and effect the merger and the other transactions contemplated thereby and directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders. The Orbital ATK Board unanimously recommends that stockholders vote "FOR" the merger proposal, the compensation proposal and the adjournment proposal.

Reasons for the Merger

        As described above in the section entitled "—Background of the Merger," in evaluating the merger and the merger agreement, the Orbital ATK Board consulted and discussed with senior management topics and issues related to the merger, the merger agreement and the other transactions contemplated thereby, and consulted with and received the advice of Orbital ATK's legal and financial advisors.

        After careful consideration, the Orbital ATK Board, at a special meeting held on September 16, 2017, unanimously:

  •
  determined that the merger agreement was advisable, fair to and in the best interests of Orbital ATK and its stockholders;

  •
  authorized, approved and adopted the execution, delivery and performance of the merger agreement and the transactions contemplated thereby (including the merger) on behalf of Orbital ATK;

  •
  authorized and approved the merger proposal, the compensation proposal and the adjournment proposal to be submitted for approval by stockholders of Orbital ATK at a special meeting of the stockholders; and

  •
  recommended to Orbital ATK's stockholders that they approve the three proposals.

        In unanimously determining to adopt the merger agreement and approve the merger and recommend that Orbital ATK's stockholders vote their shares of common stock in favor of the proposal to adopt the merger agreement, the Orbital ATK Board also considered the material factors that are discussed below. The discussion in this section is not intended to be an exhaustive list of the information and factors considered by the Orbital ATK Board, but rather includes all material factors considered by the Orbital ATK Board. In view of the wide variety of factors considered by the Orbital ATK Board in connection with its evaluation of the merger and the complexity of these matters, the Orbital ATK Board did not consider it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Orbital ATK Board. In addition, individual members of the Orbital ATK Board may have given different weight to different factors. The Orbital ATK Board made its recommendation based on the totality of the information available to the Orbital ATK Board, including discussions with, and questioning of, management and the financial and legal advisors.

        The Orbital ATK Board considered, among other things, the following factors as supporting its decision to recommend that Orbital ATK's stockholders vote in favor of the adoption of the merger agreement:

  •
  the $134.50 per share price to be paid in cash in respect of each share of common stock, which represented:

  •
  a premium of 22.2% over the closing price of shares of common stock on September 15, 2017 (the last trading day prior to the Orbital ATK Board's approval of the merger agreement);

  •
  a premium of 24.8% to the average closing price of shares of common stock for the 30 trading days prior to and including September 15, 2017;

  •
  a premium of 28.7% to the average closing price of shares of common stock for the 60 trading days prior to and including September 15, 2017;

  •
  a premium of 30.7% to the average closing price of shares of common stock for the 90 trading days prior to and including September 15, 2017;

  •
  a premium of 20.1% to the 52-week all-time high (intraday) price of shares of common stock as of September 15, 2017; and

  •
  a multiple of 14.4 times Orbital ATK's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the 12-month period ended July 2, 2017;

  •
  the Orbital ATK Board's belief, based on discussions and negotiations between Orbital ATK's Chief Executive Officer and other members of Orbital ATK's management and Northrop Grumman, that $134.50 per share was the highest price Northrop Grumman would be willing to pay;

  •
  the opinion of Citigroup, dated September 16, 2017, to the Orbital ATK Board as to the fairness, from a financial point of view and as of the date of the opinion, of the $134.50 in cash per share merger consideration to be received by holders of common stock (other than holders of excluded shares) pursuant to the merger agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken as more fully described under "—Opinion of Financial Advisor" beginning on page 43;

  •
  the Orbital ATK Board's assessment of Orbital ATK's present and future value on a standalone basis relative to the $134.50 per share in cash to be paid in the merger;

  •
  the Orbital ATK Board's belief, based on a review of the possible alternatives to a sale of Orbital ATK, including the prospects of continuing to operate in accordance with the existing business plan or undertaking additional share buyback programs or other strategic initiatives, the potential value to stockholders of such alternatives and the timing and likelihood of actually achieving additional value for stockholders from these alternatives, that none of these options, on a risk- and time-adjusted basis, was reasonably likely to create value for stockholders greater than the merger consideration;

  •
  the continued costs, risks and uncertainties associated with continuing to operate independently as a public company, including risks associated with Orbital ATK's operations and business plan;

  •
  whether there were other potential parties that might have an interest in, and be financially capable of, engaging in a strategic transaction with Orbital ATK at a value higher than Northrop Grumman's proposal; the potential regulatory, commercial and financing issues that might arise in connection with pursuing such a transaction; and the belief that Northrop Grumman would withdraw from consideration of a potential transaction if Orbital ATK were to pursue other potential parties;

  •
  the fact that the merger consideration consists solely of cash (which provides certainty of value and liquidity to stockholders and does not expose them to any future risks related to the business or the financial markets generally, as compared to a transaction in which stockholders receive equity or other securities, or as compared to remaining independent);

  •
  the fact that the price Northrop Grumman will pay to stockholders was the result of extensive negotiations, as described in the section above entitled "—Background of the Merger";

  •
  the fact that the merger is not subject to approval by Northrop Grumman's stockholders;

  •
  the fact that Northrop Grumman had obtained debt financing, the limited number and nature of the conditions to the debt financing and the reputation of the financing source, each of which, in the reasonable judgment of the Orbital ATK Board, increased the likelihood of such financing being consummated;

  •
  the provisions of the merger agreement, including:

  •
  subject to Orbital ATK's compliance with the terms and conditions of the merger agreement, the Orbital ATK Board's ability to furnish information to, and engage in negotiations with, third parties that have made a bona fide written unsolicited takeover proposal that is a superior proposal or would reasonably be expected to lead to a superior proposal, as more fully described in "The Merger Agreement—No Solicitation of Alternative Proposals" beginning on page 80;

  •
  the $275 million termination fee, which the Orbital ATK Board believed, after consultation with Orbital ATK's legal and financial advisors, was acceptable and not likely to preclude a superior proposal;

  •
  Orbital ATK's ability, subject to compliance with the terms and conditions of the merger agreement, to execute a definitive agreement with respect to a superior proposal, as long as Orbital ATK pays Northrop Grumman the $275 million termination fee;

  •
  the right of the Orbital ATK Board, subject to compliance with the terms and conditions of the merger agreement and under certain circumstances, to withhold, withdraw, modify or qualify, or propose publicly to do any of the foregoing, the Orbital ATK Board's recommendation or declaration of advisability with respect to the merger agreement or the merger;

  •
  sufficient operating flexibility for Orbital ATK to conduct its business in the ordinary course consistent with past practice between the execution of the merger agreement and the effective time of the merger; and

  •
  the fact that the conditions to the closing of the merger are specific and limited in scope;

  •
  the Orbital ATK Board's belief that the terms of the merger agreement, taken as a whole, provide protection against the risk that the consummation of the merger is delayed or that the merger cannot be completed due to a failure to receive required regulatory approvals, based on, among other things:

  •
  the covenants contained in the merger agreement obligating each of the parties to use reasonable best efforts to cause the merger to be consummated and to resolve objections under applicable antitrust laws; and

  •
  the provision of the merger agreement that allows the outside date for completing the merger to be extended to December 17, 2018, if the merger has not been completed by the initial September 17, 2018 outside date because the required regulatory approvals have not been obtained;

  •
  the fact that the merger agreement permits Orbital ATK to continue to pay to its stockholders quarterly cash dividends not to exceed $0.32 per share of common stock, which potentially provides additional amounts to Orbital ATK stockholders prior to the effective time of the merger;

  •
  the Orbital ATK Board's belief that the terms of the merger agreement, taken as a whole, including, among other things, the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

  •
  the fact that a vote of Orbital ATK stockholders is required under the DGCL to adopt the merger agreement; and

  •
  the Orbital ATK Board's belief, based on the Orbital ATK Board's general knowledge of Northrop Grumman's business, operations, management, reputation and financial condition, that there was a high probability that the merger would be completed on the agreed-upon terms.

        In the course of its deliberations, the Orbital ATK Board also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including, among other things, the following factors:

  •
  the possibility that the merger might not be consummated in a timely manner or at all due to a failure of the conditions specified in the merger agreement, including, among other things, with respect to the required approvals of the merger by antitrust regulatory authorities;

  •
  the fact that the merger may not be completed unless and until the conditions specified in the merger agreement are satisfied or waived (see "The Merger Agreement—Conditions to the Merger" beginning on page 77);

  •
  the potential risks and costs to Orbital ATK if the merger is not consummated, or is not consummated in a timely manner, including, among other things, the potential distraction of management and employee attention during the pendency of the merger, employee attrition, the possible impact on customer relationships, the potential effect on existing relationships with other parties, and the impact that the failure of the merger to close could have on the trading price of shares of common stock, Orbital ATK's operating results (including the costs incurred in connection with the merger) and Orbital ATK's ability to maintain sales;

  •
  the restrictions on the conduct of Orbital ATK's business prior to the consummation of the merger, which may delay or prevent Orbital ATK from undertaking certain business opportunities, such as material acquisitions or divestitures;

  •
  the risk that the parties may incur significant costs and delays in connection with obtaining the regulatory approvals necessary for the completion of the merger;

  •
  the provisions of the merger agreement that restrict Orbital ATK's ability to solicit a takeover proposal to acquire Orbital ATK or to engage in discussions or negotiations with third parties regarding a takeover proposal to acquire Orbital ATK, in the latter case unless, and subject to compliance with the terms and conditions of the merger agreement, in response to a bona fide written unsolicited takeover proposal which did not result from a material breach of the no solicitation provision of the merger agreement, the Orbital ATK Board determines in good faith, after consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation, that such unsolicited takeover proposal constitutes or would reasonably be expected to lead to a superior proposal and that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Orbital ATK under applicable law;

  •
  the significant costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and the fact that if the merger is not consummated Orbital ATK may be required to bear such costs;

  •
  the fact that receipt of the merger consideration in exchange for shares of common stock pursuant to the merger would generally be a taxable transaction for U.S. federal income tax purposes (see "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 85); and

  •
  the fact that the all-cash consideration, while providing relative certainty of value, would prevent Orbital ATK stockholders from having an ongoing equity interest in Northrop Grumman, meaning that stockholders will not participate in Northrop Grumman's potential revenue or earnings growth, including any growth or share gains with current customers, and any increase in demand from customers in the industries in which Orbital ATK operates.

        In addition to considering the factors described above, the Orbital ATK Board also considered (i) the prior relationships between Citigroup and Northrop Grumman that Citigroup disclosed to the Orbital ATK Board, as described below in the section entitled "—Opinion of Financial Advisor," and (ii) the fact that Orbital ATK's directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of Orbital ATK stockholders generally, including those interests that are a result of employment and compensation arrangements with Orbital ATK, as described in the section below entitled "—Interests of Directors and Executive Officers in the Merger."

        This explanation of the Orbital ATK Board's reasons for recommending the adoption of the merger agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 17.

        The Orbital ATK Board accordingly unanimously recommends that you vote "FOR" the merger proposal, the compensation proposal and the adjournment proposal.

Opinion of Financial Advisor

        Orbital ATK retained Citigroup as its financial advisor in connection with the merger. In connection with this engagement, Orbital ATK requested that Citigroup evaluate the fairness, from a financial point of view, of the $134.50 per share cash consideration to be received in the merger by holders of common stock (other than holders of excluded shares). On September 16, 2017, at a meeting of the Orbital ATK Board held to evaluate the merger and at which the merger agreement was approved, Citigroup rendered to the Orbital ATK Board an oral opinion, confirmed by delivery of a written opinion dated September 16, 2017, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken by Citigroup as set forth in its written opinion, the merger consideration to be received by the holders of common stock (other than holders of excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Citigroup's written opinion, dated September 16, 2017, which describes the assumptions made, procedures followed, matters considered, and limitations and qualifications on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of Citigroup's opinion set forth below is qualified in its entirety by reference to the full text of Citigroup's opinion. You are urged to read the opinion in its entirety. Citigroup's opinion was provided for the information of the Orbital ATK Board (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects or implications of the merger. Citigroup was not requested to consider, and its opinion did not address, the underlying business decision of Orbital ATK to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Orbital ATK or the effect of any other transaction in which Orbital ATK might engage. Citigroup's opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger or otherwise.

        In arriving at its opinion, Citigroup, among other things:

  •
  reviewed a draft, dated September 16, 2017, of the merger agreement;

  •
  held discussions with certain senior officers, directors, and other representatives and advisors of Orbital ATK concerning the business, operations and prospects of Orbital ATK;

  •
  examined certain publicly available business and financial information relating to Orbital ATK as well as certain financial forecasts and other information and data relating to Orbital ATK which were provided to or discussed with Citigroup by Orbital ATK's management;

  •
  reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Orbital ATK's common stock, the historical and projected earnings and other operating data of Orbital ATK and the capitalization and financial condition of Orbital ATK;

  •
  considered, to the extent publicly available, the financial terms of certain other transactions which Citigroup considered relevant in evaluating the merger;

  •
  analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of Orbital ATK; and

  •
  conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

        In rendering its opinion, Citigroup assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citigroup and upon the assurances of Orbital ATK's management that it was not aware of any relevant information that was omitted or that remained undisclosed to Citigroup. With respect to financial forecasts and other information and data relating to Orbital ATK provided to or otherwise reviewed by or discussed with Citigroup, Citigroup was advised by Orbital ATK's management that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of Orbital ATK's management as to the future financial performance of Orbital ATK.

        Citigroup assumed, with Orbital ATK's consent, that the merger would be completed in accordance with its terms as set forth in the merger agreement, without waiver, modification, or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Orbital ATK or the merger. Citigroup was advised by representatives of Orbital ATK, and assumed, that the financial terms of the merger agreement would not vary from those set forth in the draft reviewed by Citigroup. Citigroup did not make, nor was it provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Orbital ATK, nor did Citigroup make any physical inspection of the properties or assets of Orbital ATK. Citigroup was not requested to, nor did Citigroup, solicit third party indications of interest in the possible acquisition of all or a part of Orbital ATK, nor was Citigroup requested to consider, and its opinion does not address, the underlying business decision of Orbital ATK to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Orbital ATK or the effect of any other transaction in which Orbital ATK might engage. Citigroup expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration or otherwise. Citigroup's opinion was necessarily based upon information available to Citigroup, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion. The issuance of Citigroup's opinion was authorized by Citigroup's fairness opinion committee.

        In preparing its opinion, Citigroup performed a variety of financial and comparative analyses, including those described below. This summary of these analyses is not a complete description of Citigroup's opinion or the analyses underlying, and factors considered in connection with, Citigroup's opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citigroup arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Citigroup believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and Citigroup's opinion.

        In its analyses, Citigroup considered industry performance, general business, economic, market and financial conditions, and other matters existing as of the date of its opinion, many of which are beyond the control of Orbital ATK. No company, business or transaction reviewed is identical to Orbital ATK or the merger. An evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, business segments or transactions reviewed.

        The estimates contained in the analyses performed by Citigroup and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, the analyses are inherently subject to substantial uncertainty.

        Citigroup was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiations between Orbital ATK and Northrop Grumman, and the decision to enter into the merger agreement was solely that of the Orbital ATK Board. The opinion of Citigroup was only one of many factors considered by the Orbital ATK Board in its evaluation of the merger and should not be viewed as determinative of the views of the Orbital ATK Board or Orbital ATK's management with respect to the merger or the consideration payable in the merger or any other aspect of the transactions contemplated by the merger agreement.

        The following is a summary of the material financial analyses presented to the Orbital ATK Board in connection with the delivery of Citigroup's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citigroup's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such analyses.

Selected Public Companies Analysis

        Citigroup performed a selected public companies analysis, which is an analysis designed to estimate an implied value of a company through an analysis of the public valuation and trading multiples of similar publicly traded companies. Citigroup reviewed financial and stock market information of Orbital

ATK and the selected publicly traded companies described below (the "selected companies"), which include aerospace and defense companies. No publicly traded company is identical to Orbital ATK, but these companies were selected because, among other reasons, they possessed certain financial, operational or business characteristics that, in Citigroup's view, were sufficiently comparable to those of Orbital ATK or otherwise relevant for purposes of comparison:

  •
  Aerojet Rocketdyne Holdings, Inc.;

  •
  BAE Systems plc;

  •
  General Dynamics Corporation;

  •
  Harris Corporation;

  •
  Lockheed Martin Corporation;

  •
  L3 Technologies, Inc.;

  •
  MacDonald, Dettwiler & Associates Ltd.;

  •
  Northrop Grumman Corporation;

  •
  Raytheon Company; and

  •
  Thales SA.

Citigroup reviewed, among other information, (i) firm values of the selected companies, calculated as equity values (based on closing stock prices of the selected companies on September 14, 2017) plus debt, less cash and cash equivalents and other adjustments, as a multiple of EBITDA and (ii) per share equity values of the selected companies (based on closing stock prices of the selected companies on September 14, 2017) as a multiple of earnings per share ("EPS") using the estimated EBITDA and EPS for calendar year 2018. The observed multiples of firm value to estimated 2018 EBITDA for the selected companies ranged from 8.8x to 13.4x (with a median of 12.4x). The observed multiples of per share equity values to estimated 2018 EPS for the selected companies ranged from 10.9x to 26.9x (with a median of 19.4x). Based on its professional judgment and taking into consideration the observed multiples for the selected companies, Citigroup then derived a selected range of multiples of 9.0x to 13.0x for firm value to estimated 2018 EBITDA and a selected range of multiples of 17.5x to 21.5x for per share equity value to estimated 2018 EPS, and applied these selected ranges to the 2018 estimated EBITDA and the 2018 estimated EPS of Orbital ATK, respectively, to calculate implied firm value and equity value per share reference ranges for Orbital ATK, respectively. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other information and took into account the pending acquisition of Guavus, Inc. and DigitalGlobe, Inc. by Thales SA and MacDonald, Dettwiler & Associates Ltd., respectively. Financial data of Orbital ATK were based on Orbital ATK's filings and financial information provided by Orbital ATK's management. From this analysis, using its professional judgment, Citigroup derived the following implied average per share equity value reference range (rounded to the nearest $0.05) for Orbital ATK, as compared to the merger consideration to be received in the merger:

Implied Average Per Share Equity Value Reference Range	Merger Consideration
$100.00 - $137.60	$134.50

Selected Transactions Analysis

        Citigroup performed a selected transactions analysis, which is an analysis designed to estimate an implied value of a company through an analysis of the multiples paid in acquisitions of similar companies and businesses. Citigroup reviewed, to the extent publicly available, financial information for selected transactions in the aerospace and defense industries announced between June 2012 and February 2017 with a range of approximate transaction values of $875 million to $9.0 billion, which are collectively referred to in this proxy statement as the "selected transactions." The selected transactions are set forth in the table below.

Target	Acquiror	Announcement Date
DigitalGlobe, Inc.	Macdonald, Dettwiler & Associates Ltd.	February 24, 2017
Sikorsky Aircraft Corporation	Lockheed Martin Corporation	July 20, 2015
Exelis Inc.	Harris Corporation	February 6, 2015
Aeroflex Holding Corp.	Cobham plc	May 20, 2014
ARINC Incorporated	Rockwell Collins, Inc.	August 11, 2013
Space Systems/Loral, Inc.	Macdonald, Dettwiler & Associates Ltd.	June 26, 2012

        The transactions were generally selected because they involved companies with certain financial, operational or business characteristics that, in Citigroup's view, made them sufficiently comparable to Orbital ATK and/or the transactions contemplated by the merger agreement or otherwise relevant for purposes of comparison. For each of the selected transactions, Citigroup reviewed the firm value of the selected transaction, calculated as the diluted equity purchase price plus debt, less cash and cash equivalents and other adjustments, as a multiple, to the extent publicly available, of, among other things, the last twelve months ("LTM") EBITDA of the relevant target company. The observed multiples of firm value to LTM EBITDA for the selected transactions ranged from 9.2x to 12.6x (with a median of 10.4x and a mean of 10.7x). Based on its professional judgment and taking into consideration the observed multiples for the selected transactions, Citigroup then applied a selected range of multiples of 9.5x to 11.5x to the estimated 2017 EBITDA of Orbital ATK. Financial data of the selected transactions were based on public filings and other information. Financial data of Orbital ATK were based on financial information provided by Orbital ATK's management. This analysis implied the following approximate per share equity value reference range for Orbital ATK (rounded to the nearest $0.05), as compared to the merger consideration to be received in the merger:

Implied Per Share Equity Value Reference Range	Merger Consideration
$96.85 - $121.25	$134.50

Discounted Cash Flow Analysis

        Citigroup also performed a discounted cash flow analysis of Orbital ATK by calculating the estimated present value of the unlevered, after-tax free cash flows that Orbital ATK was forecasted to generate during calendar years 2018 through 2020 based on the Orbital ATK projections (the "projected cash flows"). For purposes of this analysis, the projected cash flows provided by Orbital ATK's management excluded the impact of cash pension reimbursements and contributions and annual cash flows from Orbital ATK's A350 and CRS-2 receivables, which, collectively, we refer to as the "additional cash flow items," as well as net environmental remediation payments. The additional cash flow items were excluded from the projected cash flows because Orbital ATK management believes they are significant items that are non-perpetual. The net environmental remediation payments were excluded because that item is also non-perpetual and is reflected as a liability on Orbital ATK's balance sheet. As described below, Citigroup included the estimated cash flows from these items in the discounted cash flow analysis by adding the net present value of the additional cash flow items and subtracting the net environmental remediation liability. The estimated range of terminal values of Orbital ATK was calculated by applying a selected range of perpetuity growth rates of 1.5% to 2.5% to Orbital ATK's estimated unlevered, after-tax free cash flows for the terminal year (excluding the additional cash flow items and the net environmental remediation payments), as provided by Orbital ATK's management. The projected cash flows, range of terminal values, and additional cash flow items (based on projections provided by Orbital ATK's management) were discounted to present value (as of December 31, 2017) using discount rates ranging from 6.9% to 8.2% derived from a weighted average cost of capital calculation, and the net environmental remediation liability, as disclosed in Orbital

ATK's public filings, was then subtracted. Based on this analysis, Citigroup calculated the following approximate per share equity value reference range for Orbital ATK (rounded to the nearest $0.05), as compared to the merger consideration to be received in the merger:

Implied Per Share Equity Value Reference Range	Merger Consideration
$82.85 - $130.45	$134.50

Other Information

        Citigroup observed certain additional factors that were not considered part of Citigroup's financial analysis with respect to its opinion but were noted for informational purposes for the Orbital ATK Board, including the following:

  •
  Historical Stock Trading Analysis.  Citigroup reviewed the historical trading prices of Orbital ATK's common stock for the 52-week period ended September 14, 2017. This analysis showed an intraday trading range of $71.52 to $112.03 for the 52-week period ended September 14, 2017. Citigroup noted that the merger consideration was above such range.

  •
  Analyst Price Targets.  Citigroup reviewed the public market trading price targets for Orbital ATK's common stock published by securities research analysts as of September 14, 2017. These targets reflected each analyst's estimate of the one-year forward public market trading price for Orbital ATK's common stock. The public market trading price targets published by the securities research analysts do not necessarily reflect current market trading prices for the shares and these estimates are subject to uncertainties, including future financial performance of Orbital ATK and future financial market conditions. The securities research analysts' price targets for Orbital ATK's common stock indicated a target stock price range of approximately $108.00 to $122.00 per share, which implied a reference range of $99.80 to $112.75 per share (rounded to the nearest $0.05) when discounted one-year to present value at the estimated mid-point Orbital ATK cost of equity of 8.2%. Citigroup noted that the merger consideration was above such ranges.

  •
  Precedent Premiums Paid Analysis.  Citigroup reviewed publicly available data relating to premiums paid in all-cash public transactions announced between January 1, 2007, and September 14, 2017, with transaction values of greater than $5 billion (excluding transactions involving financial institutions as targets). Citigroup applied a selected range of one-day premiums of 25% to 45% (derived from the premiums paid in such transactions over the target companies involved in such transactions unaffected closing stock price) to the closing price of Orbital ATK's common stock on September 14, 2017, which indicated an approximate implied per share equity value reference range of Orbital ATK of $135.50 to $157.15 per share. Citigroup also applied a selected range of 52-week high premiums of 5% to 30% (derived from the premiums paid in such transactions over the target companies involved in such transactions 52-week intraday high unaffected stock price) to the 52-week high unaffected closing stock price of Orbital ATK's common stock as of September 14, 2017, which indicated an approximate implied per share equity value reference range of Orbital ATK's common stock of $117.65 to $145.65 per share.

Miscellaneous

        Orbital ATK has agreed to pay Citigroup for its services in connection with the merger an aggregate fee of $40 million, $5 million of which became payable upon delivery of Citigroup's opinion and $35 million of which is payable contingent upon consummation of the merger. In addition, Orbital ATK has agreed to reimburse Citigroup for expenses incurred by Citigroup in performing its services, and to indemnify Citigroup and related parties against certain liabilities, including under federal securities laws, arising out of Citigroup's engagement.

        Citigroup and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Orbital ATK and its affiliates unrelated to the merger, for which Citigroup and its affiliates received and expect to receive compensation, including, during the two year period prior to the date of its opinion, having acted (i) as joint book-runner for an offering of senior notes by Orbital ATK in September 2015 and (ii) as lender, syndication agent, joint lead arranger and joint book-runner in connection with a term loan and revolving credit facility for Orbital ATK. Citigroup and its affiliates in the past have also provided, and currently provide, services to Northrop Grumman unrelated to the proposed merger, for which services Citigroup and its affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date of its opinion, having acted as joint book-runner for an offering of senior notes by Northrop Grumman in November 2016. In the ordinary course of its business, Citigroup and its affiliates may actively trade or hold the securities of Orbital ATK and Northrop Grumman for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citigroup and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Orbital ATK, Northrop Grumman and their respective affiliates. In the two year period prior to June 30, 2017, Citigroup and its affiliates derived aggregate revenues of approximately $0.6 million from Orbital ATK and certain of its affiliates and approximately $0.4 million from Northrop Grumman and certain of its affiliates for the services unrelated to the merger.

        Orbital ATK selected Citigroup as its financial advisor in connection with the merger based on Citigroup's reputation, experience and familiarity with Orbital ATK and its business. Citigroup is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Certain Unaudited Prospective Financial Information

        Although Orbital ATK typically issues (and updates) annual financial guidance to investors, Orbital ATK does not as a matter of course make public long-term projections as to future performance, earnings or other results, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the merger, Orbital ATK's management prepared and provided to Northrop Grumman certain unaudited prospective financial information regarding Orbital ATK's operations for fiscal years 2017 through 2020 (the "Orbital ATK projections"). The Orbital ATK projections were provided to the Orbital ATK Board and Orbital ATK's financial advisor, Citigroup, including in connection with Citigroup's financial analyses described above under the section entitled "—Opinion of Financial Advisor." The below summary of the Orbital ATK projections is included for the purpose of providing stockholders certain nonpublic information that was furnished to certain parties in connection with the merger, and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any stockholder.

        The Orbital ATK projections were not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections, the use of non-GAAP financial measures or forward-looking statements, or the guidelines established by the American Institute of Certified Public

Accountants for preparation and presentation of prospective financial information. None of Orbital ATK, Northrop Grumman, Citigroup or their respective officers, directors, affiliates, advisors or other representatives considered, or now consider, the inclusion of the Orbital ATK projections to be regarded as an indication that the Orbital ATK projections are predictive of actual future events or results and such information should not be relied upon as such, and readers of this proxy statement are cautioned not to place undue reliance on the Orbital ATK projections. The Orbital ATK projections included in this proxy statement have been prepared by, and are the responsibility of, Orbital ATK's management.

        While presented with numeric specificity, this unaudited prospective financial information was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to Orbital ATK's business) that are inherently subjective and uncertain and are beyond the control of Orbital ATK's management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to Orbital ATK's business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 17. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. Stockholders are urged to review the most recent SEC filings of Orbital ATK for a description of the reported and anticipated results of operations and financial condition and capital resources, including in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Orbital ATK's Annual Report on Form 10-K for the year ended December 31, 2016, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. None of Orbital ATK, Northrop Grumman, Citigroup or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

        ORBITAL ATK UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

        Orbital ATK has not made and makes no representation to Northrop Grumman or any Orbital ATK stockholder, in the merger agreement or otherwise, concerning the below unaudited prospective financial information or regarding Orbital ATK's actual performance compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, Orbital ATK urges all of our stockholders not to place undue reliance on such information and to review Orbital ATK's most recent SEC filings for a description of Orbital ATK's reported financial results.

        Neither Orbital ATK's independent auditors, nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

        The Orbital ATK projections were based on numerous variables and assumptions, including the following: (i) the repurchase of Orbital ATK common stock in an aggregate amount of $650 million (or approximately 1.5 million shares per year), (ii) a dividend yield on Orbital ATK common stock of approximately 1.5% with approximately 8% annual growth, (iii) debt amortization of approximately $125 million over the three year plan, (iv) an effective tax rate of 28%, and (v) continued pension income and funding with a 7% long-term rate of return on pension plan assets.

        The following table presents a summary of the Orbital ATK projections for the fiscal years ending December 31, 2017 through 2020 for Orbital ATK on a standalone basis.

	Year Ending December 31,
	2017E(1)	2018E	2019E	2020E
	($ in millions, except per share values)
Revenue	$4,630	$4,825	$5,055	$5,250
EBIT(2)	548	565	610	643
Interest Expense	(67)	(64)	(63)	(62)

Income before Taxes	481	501	547	582
Taxes	(133)	(140)	(153)	(163)

Net Income	348	361	394	419
Depreciation and Amortization	161	151	147	137

EBITDA(3)	$710	$716	$758	$781

Earnings per Share(4)	$6.04	$6.50	$7.30	$8.00
Free Cash Flow(5)	$270	$250	$425	$450

Note: Figures may not foot due to rounding.

(1)
2017E results are adjusted to exclude approximately $14.0 million in costs related to the previously announced financial restatement.

(2)
EBIT is defined as earnings before interest and taxes. EBIT is a non-GAAP financial performance measure and should not be used as an alternative to net income as an indicator of operating performance.

(3)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial performance measure and should not be used as an alternative to net income as an indicator of operating performance.

(4)
Earnings per share assumes a diluted weighted average number of shares outstanding of 57.7 million, 55.5 million, 54.0 million and 52.4 million for 2017E, 2018E, 2019E and 2020E, respectively.

(5)
Free cash flow is defined as cash from operating activities less capital expenditures. Free cash flow is a non-GAAP financial performance measure and should not be used as an alternative to cash from operating activities as a measure of liquidity.

Interests of Directors and Executive Officers in the Merger

        In considering the recommendation of the Orbital ATK Board that stockholders vote to approve the merger proposal, stockholders should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of stockholders generally and that may present actual or potential conflicts of interest. The Orbital ATK Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, in approving the merger agreement and in recommending to stockholders the approval of the merger proposal, the compensation proposal and the adjournment proposal.

Treatment of Equity Awards

        Options.    At the effective time of the merger, each option to purchase common stock that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such option immediately prior to the effective time of the merger, and (ii) the excess, if any, of the merger consideration over the exercise price applicable to such option, less any applicable tax withholding. If the exercise price applicable to shares of common stock subject to an option is equal to or greater than the merger consideration, the option shall terminate and be canceled for no consideration.

        None of Orbital ATK's non-employee directors hold any outstanding options. The following table sets forth, based on options outstanding as of September 21, 2017, the cash proceeds that each of our executive officers would receive at the effective time of the merger in respect of the settlement of their options.

	Name	Number of Options(1) (#)	Total Option Consideration(2) ($)
Executive Officers:	David W. Thompson	63,935	3,451,644
	Frank L. Culbertson	15,291	825,846
	Antonio L. Elias	11,551	620,613
	Michael A. Kahn	30,971	2,400,070
	Blake E. Larson	49,083	3,393,711
	Scott L. Lehr	10,399	524,233
	Thomas E. McCabe	7,984	391,729
	Garrett E. Pierce	27,661	1,480,051
	Christine A. Wolf	18,040	1,256,017

(1)
Assumes an effective time of the merger of February 1, 2018 and, as a result, does not include any additional equity grants that may be made in 2018. See "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 72 for more information concerning the restrictions on Orbital ATK's ability to make additional equity grants prior to closing.

(2)
Amounts do not reflect withholding of applicable taxes.

        Restricted Shares.    Immediately prior to the effective time of the merger, each restricted share that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the merger consideration, less any applicable tax withholding.

        The following table sets forth, based on restricted shares outstanding as of September 21, 2017, the cash proceeds that each of our non-employee directors and executive officers would receive at the effective time of the merger in respect of the settlement of their restricted shares.

	Name	Number of Restricted Shares(1) (#)	Total Restricted Shares Consideration(2) ($)
Non-Employee Directors:	Kevin P. Chilton	—	—
	Roxanne J. Decyk	—	—
	Lennard A. Fisk	1,133	152,389
	Ronald R. Fogleman	1,133	152,389
	Ronald T. Kadish	1,133	152,389
	Tig H. Krekel	—	—
	Douglas L. Maine	1,133	152,389
	Roman Martinez IV	—	—
	Janice I. Obuchowski	1,133	152,389
	James G. Roche	1,133	152,389
	Harrison H. Schmitt	1,133	152,389
	Scott L. Webster	1,133	152,389
Executive Officers:	David W. Thompson	21,481	2,889,195
	Frank L. Culbertson	5,132	690,254
	Antonio L. Elias	3,925	527,913
	Michael A. Kahn	5,132	690,254
	Blake E. Larson	11,336	1,524,692
	Scott L. Lehr	5,062	680,839
	Thomas E. McCabe	4,221	567,725
	Garrett E. Pierce	9,484	1,275,598
	Christine A. Wolf	3,794	510,293

(1)
Assumes an effective time of the merger of February 1, 2018 and, as a result, does not include any additional equity grants that may be made in 2018. See "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 72 for more information concerning the restrictions on Orbital ATK's ability to make additional equity grants prior to closing.

(2)
Amounts do not reflect withholding of applicable taxes. Does not include the value of vested common stock owned outright by the non-employee director or executive officer.

        Performance Shares.    For executive officers, the treatment of performance shares in the merger will depend on (i) the tranche of performance shares in question and (ii) whether the executive officer waives his or her rights under Orbital ATK's income security plans.

        2015-2017 Performance Period.    If the closing date of the merger occurs prior to the date on which performance shares with respect to the 2015-2017 performance period would vest in the ordinary course of business, such performance shares will become vested based on achievement of performance metrics at the greater of target performance or actual performance and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time of the merger (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding.

        2016-2018 and 2017-2019 Performance Periods (if executive officer waives rights under income security plans).    Immediately prior to the effective time of the merger, each performance share with respect to the 2016-2018 or 2017-2019 performance period that is outstanding and that is held by an executive officer who waives participation in Orbital ATK's income security plans prior to the effective time of the merger, will become vested based on deemed achievement of target performance, pro-rated based on the number of days elapsed from the beginning of the performance period through and including the closing date over the total number of days from the beginning of the performance period through the end of the scheduled performance period. Such performance shares will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time of the merger (after taking into account the vesting at target in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding. For each performance share that is forfeited due to pro-ration, as soon as reasonably practicable following the effective time of the merger, Northrop Grumman will grant each executive officer who is an employee of Northrop Grumman as of the grant date with a "Northrop Grumman retention grant" of Northrop Grumman restricted stock rights with a value equal to two times the value of such forfeited performance share (determined based on target performance) that will time vest and not be dependent on the achievement of any performance metrics. One-half of the Northrop Grumman retention grant will vest on March 1, 2019, and the remaining one-half of the Northrop Grumman retention grant will vest on March 1, 2020, in each case subject to continued employment with Northrop Grumman and its subsidiaries as of such dates; provided, however, that holders of Northrop Grumman retention grants who are involuntarily terminated other than for cause prior to March 1, 2019 will vest in one-half of the Northrop Grumman retention grant upon termination and forfeit the remaining one-half.

        2016-2018 and 2017-2019 Performance Periods (if executive officer does not waive rights under income security plans).    Immediately prior to the effective time of the merger, each performance share with respect to the 2016-2018 or 2017-2019 performance period that is outstanding and that is held by an executive officer who does not waive participation in Orbital ATK's income security plans prior to the effective time will become vested based on deemed achievement of target performance and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding.

        The following table sets forth, based on performance shares outstanding as of September 21, 2017, (i) the cash proceeds that each of the executive officers would receive at the effective time of the merger, assuming that each of the executive officers waives his or her rights under the income security plans and assuming an effective time of February 1, 2018, in respect of the settlement of their performance shares, and (ii) the value of the Northrop Grumman retention grant. None of Orbital ATK's non-employee directors holds performance shares.

	Name	Number of Performance Shares(1) (#)	Total Performance Shares Consideration(2) ($)	Potential Value of Northrop Grumman Retention Grant Vesting as of March 1, 2019(2)(3) ($)	Potential Value of Northrop Grumman Retention Grant Vesting as of March 1, 2020(2)(4) ($)	Total Consideration(2)(5) ($)
Executive Officers:	David W. Thompson	11,651	1,567,079	1,266,568	1,266,568	4,100,215
	Frank L. Culbertson	2,786	374,712	302,227	302,227	979,166
	Antonio L. Elias	2,107	283,340	234,620	234,620	752,580
	Michael A. Kahn	2,786	374,712	302,227	302,227	979,166
	Blake E. Larson	5,960	801,611	696,450	696,450	2,194,511
	Scott L. Lehr	2,523	339,364	286,734	286,734	912,832
	Thomas E. McCabe	2,173	292,328	266,117	266,117	824,562
	Garrett E. Pierce	5,047	678,870	573,594	573,594	1,826,058
	Christine A. Wolf	2,019	271,558	229,455	229,455	730,468

(1)
Assumes an effective time of the merger of February 1, 2018 and, as a result, does not include any performance shares with respect to the 2015-2017 performance period, which are anticipated to be earned and paid in the ordinary course prior to the effective time of the merger, and does not include any additional equity-based grants that may be made. Reflects the target number of performance shares with respect to the 2016-2018 and 2017-2019 performance periods, pro-rated through February 1, 2018. See "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 72 for more information concerning the restrictions on Orbital ATK's ability to make additional equity grants prior to closing.

(2)
Amounts do not reflect withholding of applicable taxes.

(3)
Represents that portion of the Northrop Grumman retention grant, which would vest as of March 1, 2019, subject to continued employment with Northrop Grumman or its subsidiaries as of such date, or which would become payable upon the executive officer's involuntary termination other than for cause prior to March 1, 2019.

(4)
Represents that portion of the Northrop Grumman retention grant, which would vest as of March 1, 2020, subject to continued employment with Northrop Grumman or its subsidiaries as of such date.

(5)
Assumes each executive officer remains employed with Northrop Grumman or its subsidiaries through March 1, 2020 and receives the full amount of the Northrop Grumman retention grant.

        The following table sets forth, based on performance shares outstanding as of September 21, 2017, the cash proceeds that each of our executive officers would receive at the effective time of the merger, assuming the executives do not waive their rights under the income security plans and an effective time of February 1, 2018, in respect of the settlement of their performance shares. None of Orbital ATK's non-employee directors holds performance shares.

	Name	Number of Performance Shares(1) (#)	Total Performance Shares Consideration(2) ($)
Executive Officers:	David W. Thompson	21,068	2,833,646
	Frank L. Culbertson	5,033	676,939
	Antonio L. Elias	3,851	517,960
	Michael A. Kahn	5,033	676,939
	Blake E. Larson	11,138	1,498,061
	Scott L. Lehr	4,655	626,098
	Thomas E. McCabe	4,152	558,444
	Garrett E. Pierce	9,312	1,252,464
	Christine A. Wolf	3,725	501,013

(1)
Assumes an effective time of the merger of February 1, 2018 and, as a result, does not include any performance shares with respect to the 2015-2017 performance period, which are anticipated to be earned and paid in the ordinary course prior to the effective time of the merger, and does not include any additional equity-based grants that may be made. Reflects the target number of performance shares with respect to the 2016-2018 and 2017-2019 performance periods. See "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 72 for more information concerning the restrictions on Orbital ATK's ability to make additional equity grants prior to closing.

(2)
Amounts do not reflect withholding of applicable taxes.

        Deferred Stock Units.    At the effective time of the merger, each deferred stock unit that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such deferred stock unit immediately prior to the effective time of the merger, and (2) the merger consideration, less any applicable tax withholding. Such payment will be paid in accordance with and subject to the deferral elections applicable to such deferred stock units as of immediately prior to the effective time.

        None of our executive officers hold deferred stock units. The following table sets forth, based on deferred stock units outstanding as of September 21, 2017, the cash proceeds that each of our non-employee directors would be eligible to receive in connection with the merger with respect to their deferred stock units.

	Name	Number of Deferred Stock Units(1) (#)	Total Deferred Stock Units Consideration(2) ($)
Non-Employee Directors:	Kevin P. Chilton	3,323	446,944
	Roxanne J. Decyk	8,177	1,099,807
	Lennard A. Fisk	—	—
	Ronald R. Fogleman	13,286	1,786,967
	Ronald T. Kadish	—	—
	Tig H. Krekel	9,438	1,269,411
	Douglas L. Maine	—	—
	Roman Martinez IV	15,566	2,093,627
	Janice I. Obuchowski	—	—
	James G. Roche	—	—
	Harrison H. Schmitt	—	—
	Scott L. Webster	2,190	294,555

(1)
See "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 72 for more information concerning the restrictions on Orbital ATK's ability to make additional equity grants prior to closing.

(2)
Amounts do not reflect withholding of applicable taxes.

        Phantom Stock Units.    At the effective time of the merger, each phantom stock unit that is outstanding will become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such phantom stock unit immediately prior to the effective time of the merger, and (ii) the merger consideration, less any applicable tax withholding. Such payment will be paid in accordance with and subject to the deferral elections applicable to such phantom stock units as of immediately prior to the effective time of the merger. The following table sets forth, based on phantom stock units outstanding as of September 21,

2017, the cash proceeds that each of our non-employee directors and executive officers would receive in connection with the merger in respect of the settlement of their phantom stock units.

	Name	Number of Phantom Stock Units (#)	Total Phantom Stock Units Consideration(1) ($)
Non-Employee Directors:	Kevin P. Chilton	—	—
	Roxanne J. Decyk	—	—
	Lennard A. Fisk	—	—
	Ronald R. Fogleman	1,840	247,489
	Ronald T. Kadish	—	—
	Tig H. Krekel	—	—
	Douglas L. Maine	—	—
	Roman Martinez IV	7,578	1,019,284
	Janice I. Obuchowski	—	—
	James G. Roche	—	—
	Harrison H. Schmitt	—	—
	Scott L. Webster	—	—
Executive Officers:	David W. Thompson	—	—
	Frank L. Culbertson	—	—
	Antonio L. Elias	—	—
	Michael A. Kahn	1,262	169,785
	Blake E. Larson	—	—
	Scott L. Lehr	—	—
	Thomas E. McCabe	—	—
	Garrett E. Pierce	—	—
	Christine A. Wolf	—	—

(1)
Amounts do not reflect withholding of applicable taxes.

Change in Control Severance

        Each of Orbital ATK's executive officers participates in one of Orbital ATK's income security plans—either the Alliant Techsystems Inc. Income Security Plan (the "2013 ISP") or the Orbital ATK, Inc. Income Security Plan (the "2015 ISP"), each of which provides for severance payments upon a "qualifying termination" in connection with a "change in control" of Orbital ATK. Generally, a "qualifying termination" is an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason" in connection with a "change in control" (as such terms are defined in the 2013 ISP or the 2015 ISP, as applicable). All of Orbital ATK's executive officers are participants in the 2013 ISP, with the exception of Mr. Lehr, who participates in the 2015 ISP. Absent a "change in control" of Orbital ATK (such as the merger) on or prior to February 9, 2018, the 2013 ISP is scheduled to terminate on February 9, 2018, and upon such termination of the 2013 ISP, participants thereunder are then eligible to become participants in the 2015 ISP as of February 10, 2018. If Orbital ATK experiences a "change in control" (such as the merger) on or prior to February 9, 2018, then the term of the 2013 ISP will extend, and the 2013 ISP will continue to govern the treatment of the executive officers participating thereunder.

        All cash payments described in the 2013 ISP and 2015 ISP sections below (other than payments under any supplemental retirement benefit under the 2013 ISP) will be paid in a lump sum not later than the 15th day of the third calendar month following the date of a participant's "qualifying termination." The supplemental retirement benefit is paid on the later of (i) six months following termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")) or (ii) February 1 of the following calendar year. A participant is entitled to such benefits under the 2013 ISP or 2015 ISP in consideration of his or her execution of a separation agreement and general release of claims (the "release"). The obligation to provide payments and benefits to a participant will be conditioned on the participant's continuing compliance with the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the release and the covenants to provide services to Orbital ATK set forth in the release. While the confidentiality and non-disparagement obligations are in perpetuity, the non-competition and non-solicitation covenants apply for the twelve-month period or 6-month period following such "qualifying termination" under the 2013 ISP and for the one-year period following such "qualifying termination" under the 2015 ISP. If a breach of these post-employment restrictions occurs, Orbital ATK is entitled to injunctive relief and any other legal or equitable remedies.

        Plan Provisions under the 2013 ISP.    Under the 2013 ISP, participants are divided into two tiers with different levels of payments and benefits: "Tier 1 Participants," which include David W. Thompson, Blake E. Larson, Garrett E. Pierce, and Thomas E. McCabe; and "Tier 2 Participants," which include Frank L. Culbertson, Antonio L. Elias, Michael A. Kahn, and Christine A. Wolf.

        In the event of a "qualifying termination" which is generally an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason" (i) within twelve months after a "change event" and no more than twelve months prior to a "change in control" (in limited circumstances) or (ii) within three years following a "change in control" (each such term as defined in the 2013 ISP), each participant in the 2013 ISP will be eligible to receive:

  •
  a cash payment equal to three times (for Tier 1 Participants) or two times (for Tier 2 Participants) the participant's annual base salary and current annual cash incentive opportunity for which the participant is eligible, assuming the target level of performance had been achieved with respect to the annual cash incentive;

  •
  a prorated portion of the annual cash incentive payment for which the participant is eligible for the fiscal year in which the termination occurs, calculated based on (i) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (ii) the greater of projected performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

  •
  a cash payment equal to the cash amount the participant would receive under any long-term cash incentive plan assuming target performance had been achieved;

  •
  immediate full vesting and payment of any outstanding stock awards, including performance vesting stock awards, with payment of any outstanding performance vesting stock awards at the target level of performance;

  •
  a cash payment equal to three times (for Tier 1 Participants) or two times (for Tier 2 Participants) the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

  •
  a cash payment equal to the value of benefits that Orbital ATK would have provided to the participant under Orbital ATK's group health plan for a period following termination of three years (for Tier 1 Participants) and two years (for Tier 2 Participants);

  •
  an additional supplemental retirement benefit equal to the increased benefit that the participant would have received under the Orbital ATK, Inc. Defined Benefit Supplemental Executive Retirement Plan and/or Orbital ATK, Inc. Defined Contribution Supplemental Executive Retirement Plan that would have occurred if: (i) the additional age and service would have been credited during the three-year period (for Tier 1 Participants) or two-year period (for Tier 2 Participants) following the date of the termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation, and (ii) the participant had contributed the maximum amounts allowable for before-tax or Roth 401(k) contributions to Orbital ATK's 401(k) plan during the three-year period (for Tier 1 Participants) or two-year period (for Tier 2 Participants) following the date of termination;

  •
  a cash amount, determined in the sole discretion of the Compensation and Human Resources Committee, with a value equal to any perquisite allowance that would have been provided to the participant for a period of one year following the date of termination; and

  •
  payment for reasonable legal fees and expenses incurred in good faith by the participant to obtain benefits if Orbital ATK does not pay benefits under the plan.

        After five years of service in the specific Tier 1 officer position, each element of compensation payable to a Tier 1 Participant that is multiplied by three, as described above, will be reduced by an increment of 0.2 on each of the fifth through ninth anniversaries of the date of service in that position, for a total decrease from three times compensation to two times compensation over that five-year period. Assuming an effective time of February 1, 2018, the multiple for each of Messrs. Thompson, Pierce, Larson, and McCabe will be three.

        The 2013 ISP includes a "280G cut back provision" and cuts back payments provided under the 2013 ISP above the limit established under Section 280G of the Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code.

        The following table sets forth the amount that each executive officer (other than Mr. Lehr, who participates in the 2015 ISP only) would be entitled to receive under the 2013 ISP upon a "qualifying termination" in connection with the consummation of the merger, assuming an effective time of February 1, 2018. The value of performance shares assumes that the executive officers do not waive their rights under the 2013 ISP or 2015 ISP, as applicable, and therefore do not receive the Northrop Grumman retention grant.

 2013 ISP

Name	Cash Severance ($)	Equity ($)		Retirement (401(k)) Match, DB and/or DC SERP ($)	Health and Welfare Benefit ($)	Total Consideration(1) ($)
David W. Thompson	6,030,095	9,174,485		516,038	47,021	15,767,639
Frank L. Culbertson	1,833,333	2,193,038		145,346	1,109	4,172,826
Antonio L. Elias	1,603,136	1,666,485		119,247	22,227	3,411,095
Michael A. Kahn	1,906,667	3,937,048	(2)	430,579	31,348	6,305,642
Blake E. Larson	3,898,125	6,416,464		365,943	33,341	10,713,873
Thomas E. McCabe	2,629,688	1,517,898		185,637	47,021	4,380,244
Garrett E. Pierce	3,898,125	4,008,113		317,001	33,341	8,256,580
Christine A. Wolf	1,492,604	2,267,322		109,668	31,348	3,900,942

(1)
Amounts do not reflect withholding of applicable taxes or the application of Section 280G of the Code. Based on current assumptions, Messrs. Thompson and McCabe would be subject to a cutback under the 2013 ISP due to Section 280G of the Code.

(2)
Includes value attributable to phantom stock units, which will be paid out in accordance with Mr. Kahn's existing deferral election.

        Plan Provisions under the 2015 ISP.    Mr. Lehr is currently the only executive officer that participates in the 2015 ISP. However, the 2015 ISP will apply to each other executive officer if the merger is completed after February 9, 2018. Under the 2015 ISP, in the event of a "qualifying termination," which is generally an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason" (i) within six months after a "change event" and no more than six months prior to a "change in control" (in limited circumstances) or (ii) within two years following a "change in control" (each such term as defined in the 2015 ISP), each participant in the 2015 ISP will be eligible to receive:

  •
  a cash payment equal to two times the participant's annual base salary and current annual cash incentive amount opportunity for which the participant is eligible, assuming the target level of performance had been achieved with respect to the annual cash incentive;

  •
  a prorated portion of the annual cash incentive payment for which the participant is eligible for the fiscal year in which the termination occurs, calculated based on the target level of performance;

  •
  a cash payment equal to the cash amount the participant would receive under any long-term cash incentive plan assuming target performance had been achieved;

  •
  immediate full vesting and payment of any outstanding stock awards, including performance vesting stock awards, with payment of any outstanding performance vesting stock awards at the target level of performance; and

  •
  a cash payment equal to the value of benefits that Orbital ATK would have provided to the participant under Orbital ATK's group health plan for a period of two years following termination.

        The 2015 ISP includes a "280G best after-tax" provision and cuts back payments provided under the 2015 ISP above the limit established under Section 280G of the Code to the extent doing so would result in the executive officer receiving a larger after-tax amount than if he or she received the entire payment.

        The following table sets forth the amount that each executive officer would be entitled to receive upon a "qualifying termination" in connection with the consummation of the merger under the 2015 ISP, assuming an effective time of February 10, 2018 (but, for the avoidance of doubt, the 2015 ISP would not apply to any executive officer other than Mr. Lehr unless the merger is completed after February 9, 2018). The value of performance shares assumes that the executive officers do not waive their rights under the 2013 ISP or 2015 ISP, as applicable, and therefore do not receive the Northrop Grumman retention grant.

2015 ISP

Name	Cash Severance ($)	Equity ($)		Health and Welfare Benefit ($)	Total Consideration(1) ($)
David W. Thompson	4,081,379	9,174,485		31,348	13,287,212
Frank L. Culbertson	1,844,932	2,193,038		1,109	4,039,079
Antonio L. Elias	1,612,922	1,666,485		22,227	3,301,634
Michael A. Kahn	1,918,729	3,937,048	(2)	31,348	5,887,125
Blake E. Larson	2,633,240	6,416,464		22,227	9,071,931
Scott L. Lehr	1,844,932	1,831,169		31,348	3,707,449
Thomas E. McCabe	1,774,202	1,517,898		31,348	3,323,448
Garrett E. Pierce	2,633,240	4,008,113		22,227	6,663,580
Christine A. Wolf	1,500,991	2,267,322		31,348	3,799,661

(1)
Amounts do not reflect withholding of applicable taxes or the application of Section 280G of the Code.

(2)
Includes value attributable to phantom stock units, which will be paid out in accordance with Mr. Kahn's existing deferral election.

Indemnification and Insurance

        Pursuant to the terms of the merger agreement, Orbital ATK's directors and executive officers will be entitled to certain ongoing indemnification and coverage as a result of the surviving corporation assuming all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the merger existing in favor of any such Orbital ATK director or executive officer. See "The Merger Agreement—Indemnification and Insurance" beginning on page 77 for additional information regarding such indemnification and insurance coverage.

Golden Parachute Compensation

        The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation that each of our named executive officers will or may be paid in connection with the merger. Our "named executive officers" for this purpose are David W. Thompson, Garrett E. Pierce, Blake E. Larson, Frank L. Culbertson, and Scott L. Lehr. The figures in the table are estimated based on compensation and benefit levels as of September 21, 2017, and based on the assumption that the effective time of the merger will be February 1, 2018, and that each of the named executive officers will incur a "qualifying termination" immediately following the merger. If the effective date of the merger occurs after February 9, 2018, the scheduled termination of the 2013 ISP, the named executive officers will only be eligible to receive benefits under the 2015 ISP and the amounts they receive will be lower than those shown in the following table. Additionally, as noted above, certain named executive officers may waive their right to receive benefits under the 2013 ISP or 2015 ISP in advance of the merger and would not become eligible for the benefits under the 2013 ISP or 2015 ISP. As required by applicable SEC rules, all amounts below determined using the per share value of common stock have been calculated based on a per share price of common stock of $134.50 (the merger consideration). As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

        The merger-related compensation payable to our named executive officers is the subject of a non-binding advisory vote of the stockholders, as described under the section of this proxy statement entitled "Proposal 2: Approval of Advisory (Non-Binding) Vote on Compensation" beginning on page 93. For additional details regarding the terms of the payments described below, see the discussion in the section above entitled "—Interests of Directors and Executive Officers in the Merger" beginning on page 51.

Golden Parachute Compensation

Name	Cash(1) ($)	Equity(2) ($)	Pension/ NQDC(3) ($)	Total(4) ($)
David W. Thompson President & Chief Executive Officer	6,112,890	7,771,636	480,263	14,364,789
Garrett E. Pierce Chief Financial Officer	3,967,241	3,423,565	281,226	7,672,032
Blake E. Larson Chief Operating Officer	3,967,241	4,086,163	330,168	8,383,572
Frank L. Culbertson Executive Vice President & President, Space Systems Group	1,858,292	1,856,947	121,496	3,836,735
Scott L. Lehr Executive Vice President & President, Flight Systems Group	1,864,681	1,682,753	—	3,547,434

(1)
In accordance with the terms of the 2013 ISP, or in the case of Mr. Lehr, the 2015 ISP, each executive named executive officer is entitled to the following cash severance in the event of a termination without "cause" (other than due to death or disability) or for "good reason" (i) under the 2013 ISP within 12 months after a "change event" and no more than 12 months prior to the merger (in limited circumstances) or within three years following the merger or (ii) under the 2015 ISP within six months after a "change event" and no more than six months prior to the merger (in limited circumstances) or within 2 years following the merger: (a) a lump sum cash payment equal to three times (for Messrs. Thompson, Pierce, and Larson) or two times (for Messrs. Culbertson and Lehr) the sum of the executive's annual base salary in effect on the date of termination and the executive's then current target bonus, (b) a pro-rata bonus for the year of termination, paid at target for Mr. Lehr and for the other named executive officers paid at target if termination is during the first three quarters of the fiscal year and at the greater of target and projected performance if termination occurs in the fourth quarter of the fiscal year, (c) except for Mr. Lehr, the maximum annual match the named executive officer would have received under Orbital ATK's 401(k) plan for three years (or two years in the case of Mr. Culbertson), assuming the maximum annual contribution under the 401(k) plan, and (d) a lump sum cash payment equal to the value of the benefits that would have been provided to the named executive officer under Orbital ATK's group health plan for a period of three years (for Messrs. Thompson, Pierce, and Larson) or two years (for Messrs. Culbertson and Lehr) following termination. Orbital ATK does not provide any long-term cash incentives or perquisites to any named executive officer. The amount reflected in the table above does not include the named executive officer's annual base salary and other compensation earned prior to the date of termination to the extent not already paid or payment for reasonable legal fees and expenses incurred in good faith by the participant to obtain benefits if Orbital ATK does not pay benefits under the plan. The entire cash severance amount is "double trigger." The amount reported in the Cash column of the table above is calculated based on the following components, all of which are payable in cash:

Name	Multiple of Base Salary ($)	Multiple of Target Bonus ($)	Pro-Rata Bonus ($)	401(k) Match ($)	Health and Welfare ($)	Total ($)
David W. Thompson	2,700,042	3,240,051	90,001	35,775	47,021	6,112,890
Garrett E. Pierce	2,025,000	1,822,500	50,625	35,775	33,341	3,967,241
Blake E. Larson	2,025,000	1,822,500	50,625	35,775	33,341	3,967,241
Frank L. Culbertson	1,000,000	800,000	33,333	23,850	1,109	1,858,292
Scott L. Lehr	1,000,000	800,000	33,333	—	31,348	1,864,681
(2)
Each amount in this column represents the value of acceleration of equity awards for the named executive officer as described in the section above entitled "—Interests of Directors and Executive Officers in the Merger." For the avoidance of doubt, the equity column does not include outstanding vested options that will be paid in connection with the merger. The value of performance shares assumes the named executive officers do not waive their rights under the 2013 ISP or 2015 ISP, as applicable, and are therefore not eligible for the Northrop Grumman retention grant. As required by applicable SEC rules, all amounts determined in this column are calculated using a per share price of common stock of $134.50 (the merger consideration). While the 2013 ISP and 2015 ISP provisions relating to equity awards provide for "double trigger" acceleration, the merger agreement provides for "single trigger" acceleration of equity in connection with the merger. For more information, see the discussion in the section above entitled "—Interests of Directors and Executive Officers in the Merger."

Name	Options ($)	Restricted Shares ($)	Performance Shares ($)	Deferred Stock Units ($)	Phantom Stock Units ($)	Total ($)
David W. Thompson	2,048,795	2,889,195	2,833,646	—	—	7,771,636
Garrett E. Pierce	895,503	1,275,598	1,252,464	—	—	3,423,565
Blake E. Larson	1,063,410	1,524,692	1,498,061	—	—	4,086,163
Frank L. Culbertson	489,754	690,254	676,939	—	—	1,856,947
Scott L. Lehr	375,816	680,839	626,098	—	—	1,682,753
(3)
Each amount in this column represents the value of retirement benefits provided pursuant to the 2013 ISP, as described in the section above entitled "—Interests of Directors and Executive Officers in the Merger," assuming that the named executive officer's employment is terminated without "cause" (other than due to death or disability) or for "good reason" under the 2013 ISP within 12 months after a "change event" and no more than 12 months prior to the merger (in limited circumstances) or within three years following the merger. Mr. Lehr is not a participant in the 2013 ISP and is not eligible for the retirement benefits. Each amount is attributable to a "double trigger" arrangement and is based upon actuarial valuations as of December 31, 2016 (the most recent valuations available).

Name	DC SERP ($)	DB SERP ($)	Total ($)
David W. Thompson	480,263	—	480,263
Garrett E. Pierce	281,226	—	281,226
Blake E. Larson	150,283	179,885	330,168
Frank L. Culbertson	121,496	—	121,496
Scott L. Lehr	—	—	—

(4)
These amounts are subject to applicable withholdings and could be reduced (i) under the 2013 ISP to the extent the payments would be considered a "parachute payment" within the meaning of Section 280G of the Code, or (ii) under the 2015 ISP to the extent the payments would be considered a "parachute payment" within the meaning of Section 280G of the Code if such reduction would give the named executive officer a better after-tax result than if he received the payments in full. Based on current assumptions, Mr. Thompson would be subject to a cutback under the 2013 ISP due to application of Section 280G of the Code.

No Financing Condition; Financing

        The merger is not subject to a financing condition. Northrop Grumman has represented that it will have on the closing date sufficient funds available through credit arrangements or otherwise to pay the aggregate merger consideration and all related fees required to be paid by Northrop Grumman and the surviving corporation. At the time of the execution of the merger agreement, Northrop Grumman delivered to Orbital ATK an executed commitment letter pursuant to which Northrop Grumman's financing source agreed to provide debt financing for the merger. On October 13, 2017, Northrop Grumman issued $8.25 billion of unsecured senior notes. Northrop Grumman intends to use the net proceeds from the issuance of the senior notes, together with cash on hand, to finance the Orbital ATK acquisition and to pay related fees and expenses. As a result of the issuance of the senior unsecured notes, Northrop Grumman terminated the commitment letter.

Regulatory Approvals

        The merger is subject to the requirements of the HSR Act, which provides that the merger may not be completed until the applicable waiting period under the HSR Act is terminated or expires, and the requirements of the European Commission with respect to the compatibility of the merger with the common market under the Council Regulation. On October 4, 2017, Orbital ATK and Northrop Grumman filed the notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice and the Premerger Notification Office of the Federal Trade Commission.

        The waiting period in the EU begins with the filing of the requisite notification by Northrop Grumman to the European Commission which will be made after the conclusion of the pre-notification discussions with the European Commission. The parties expect that these pre-notification discussions will continue for some weeks before Northrop Grumman files the requisite notification with the European Commission. The initial review period (the "Phase I period") expires on the 25th business day following the filing with the European Commission. The Phase I period may be extended to 35 business days if the European Commission receives a referral request from an EU member state or the parties offer remedies to resolve any competition issues. If the European Commission decides to open a Phase II investigation or the matter is referred to any EU member state for national review, the waiting period would be extended.

        At any time before or after the effective time of the merger, the U.S. reviewing antitrust authority or another person could take action under the antitrust laws as it deems necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger, seeking a rescission or other unwinding of the merger, or permitting completion subject to regulatory concessions or conditions. The European Commission could permit completion subject to regulatory conditions or prohibit the merger. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not succeed.

Delisting and Deregistration of Common Stock

        Upon completion of the merger, the common stock currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.

Litigation Relating to the Merger

        Since the announcement of the merger, four complaints have been filed by and purportedly on behalf of Orbital ATK stockholders in the United States District Court for the Eastern District of Virginia: the Lickteig Action, the Ayzin Action, the Sedon Action and the Berg Action. The Lickteig Action and the Berg Action name as defendants Orbital ATK, Oribtal ATK's directors, Northrop Grumman and Sub. The Ayzin Action and the Sedon Action name as defendants Orbital ATK and Orbital ATK's directors. The Actions allege certain violations of the Exchange Act in relation to the merger and seek, among other things, damages, attorneys' fees and injunctive relief to prevent the merger from closing. Orbital ATK and our directors believe that the Actions lack merit and intend to defend against them vigorously.

        If the Actions are not resolved on a timely basis, the Actions could delay consummation of the merger and result in additional costs to Orbital ATK, including costs associated with the indemnification of directors. Additional plaintiffs may file lawsuits against Orbital ATK and/or our directors and officers in connection with the merger.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding Representations, Warranties and Covenants in the Merger Agreement

        In reviewing the merger agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the merger agreement and are not intended to provide any other factual information about Orbital ATK, Northrop Grumman or any of their respective subsidiaries. The merger agreement contains representations and warranties and covenants by each of the parties to the merger agreement, which are summarized below. These representations, warranties and covenants, which are qualified and subject to important limitations agreed to by the parties in connection with negotiation of the terms of the merger agreement, have been made solely for the benefit of the other parties to the merger agreement and:

  •
  were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by certain confidential disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement; and

  •
  may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

        Moreover, information concerning the subject matter of the representations, warranties and covenants in the merger agreement and described below may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation, warranty or covenant may have been included in this proxy statement or in other public filings Orbital ATK or Northrop Grumman have made with the SEC. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page 99.

The Merger

        Subject to the terms and conditions of the merger agreement, Sub, a wholly-owned subsidiary of Northrop Grumman, will be merged with and into Orbital ATK, with Orbital ATK continuing as the surviving corporation. As a result of the merger, Orbital ATK will cease to be an independent, publicly-traded company and will become a wholly-owned subsidiary of Northrop Grumman. The merger will be effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware (or, to the extent legally permissible, at a later time, if agreed upon by the parties and specified in the certificate of merger filed with the Delaware Secretary of State).

Merger Consideration

        Upon completion of the merger, each issued and outstanding share of common stock will automatically be canceled and will cease to exist and will be converted into the right to receive $134.50 in cash, without interest and less any required withholding taxes, other than excluded shares.

Directors and Officers; Certificate of Incorporation; Bylaws

        The directors of Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors have been duly elected and qualified. The officers of Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors have been duly elected and qualified.

        The certificate of incorporation of the surviving corporation will be amended in the merger to be in the form of the certificate of incorporation attached as an exhibit to the merger agreement, until changed or amended in accordance with its terms and as provided by applicable law. The bylaws of Sub in effect immediately prior to the effective time of the merger will be the bylaws of the surviving corporation (except that references therein to the name of Sub shall be replaced by references to Orbital ATK, Inc.), until changed or amended in accordance with its terms and as provided by applicable law.

Treatment of Equity Awards

        Options.    At the effective time of the merger, each option to purchase common stock that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such option immediately prior to the effective time of the merger, and (ii) the excess, if any, of the merger consideration over the exercise price applicable to such option, less any applicable tax withholding. If the exercise price applicable to shares of common stock subject to an option is equal to or greater than the merger consideration, the option shall terminate and be canceled for no consideration.

        Restricted Shares.    Immediately prior to the effective time of the merger, each restricted share that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the merger consideration, less any applicable tax withholding.

        Performance Shares.    If the closing date occurs prior to the date on which performance shares with respect to the 2015-2017 performance period would vest in the ordinary course of business, such performance shares will become vested based on achievement of performance metrics at the greater of target performance or actual performance and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time of the merger (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding.

        Immediately prior to the effective time of the merger, each performance share with respect to the 2016-2018 or 2017-2019 performance period that is outstanding and that is held by an individual who is not a participant in one of Orbital ATK's income security plans or who waives participation in Orbital ATK's income security plans prior to the effective time of the merger, will become vested based on deemed achievement of target performance, pro-rated based on the number of days elapsed from the beginning of the performance period through and including the closing date over the total number of days from the beginning of the scheduled performance period through the end of the performance period. Such performance shares will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time of the merger (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding. For each performance share that is forfeited due to pro-ration, as soon as reasonably practicable following the effective time of the merger, Northrop Grumman will grant each holder thereof who remains an employee as of the grant date with a "Northrop Grumman retention grant" of Northrop Grumman restricted stock units with a value equal to two times the value of such forfeited performance shares. One-half of the Northrop Grumman retention grant will vest on March 1, 2019, and the remaining one-half of the Northrop Grumman retention grant will vest on March 1, 2020, in each case subject to continued employment with Northrop Grumman and its subsidiaries as of such dates; provided, however, that holders of Northrop Grumman retention grants who are involuntarily terminated other than for cause prior to March 1, 2019, will vest in one-half of the Northrop Grumman retention grant upon such termination and forfeit the remaining one-half.

        Immediately prior to the effective time of the merger, each performance share with respect to the 2016-2018 or 2017-2019 performance period that is outstanding and that is held by an individual who is a participant in one of Orbital ATK's income security plans and who does not waive participation therein prior to the effective time, will become vested based on deemed achievement of target performance and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such performance share immediately prior to the effective time (after taking into account the vesting in connection with the merger described above), and (ii) the merger consideration, less any applicable tax withholding.

        Deferred Stock Units.    At the effective time of the merger, each deferred stock unit that is outstanding will automatically become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such deferred stock unit immediately prior to the effective time, and (ii) the merger consideration, less any applicable tax withholding. Such payment will be paid in accordance with and subject to the deferral elections applicable to such deferred stock units as of immediately prior to the effective time.

        Phantom Stock Units.    At the effective time of the merger, each phantom stock unit that is outstanding will become fully vested and will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of common stock subject to such phantom stock unit immediately prior to the effective time, and (ii) the merger consideration, less any applicable tax withholding. Such payment will be paid in accordance with and subject to the deferral elections applicable to such phantom stock units as of immediately prior to the effective time.

        Notwithstanding the above, if any options, restricted shares, performance shares, or deferred stock units are granted following the date of the merger agreement and prior to the effective time of the merger, the vesting of such awards will instead be pro-rated based on the number of days from the grant date (or for performance shares, from the beginning of the performance period) through and including the closing date over the number of days from the grant date through the final regularly scheduled vesting date of such award (or for performance shares, from the beginning to the end of the performance period).

        An individual who is a participant in one of Orbital ATK's income security plans and who does not waive participation therein prior to the effective time of the merger has certain rights as provided in the applicable income security plan. The terms of the merger agreement do not alter the participant's rights under the income security plans. See "The Merger—Interests of Directors and Executive Officers in the Merger—Change in Control Severance" beginning on page 58.

Stockholders Seeking Appraisal

        The merger agreement provides that shares of common stock held by those stockholders who are entitled to demand and properly demand appraisal will not be converted into the right to receive the merger consideration, but will instead be converted into the right to receive payment in cash for the fair value of their shares of our common stock as determined in accordance with Delaware law. If a holder fails to perfect, or otherwise waives, withdraws or loses his, her or its right to appraisal of their shares of common stock, his, her or its shares will be treated as if they had been converted at the effective time of the merger into and become exchangeable for the merger consideration without interest and the stockholder's right to appraisal will be extinguished. Orbital ATK must give Northrop Grumman prompt notice of demands for appraisal and Orbital ATK may not make a payment with respect to a demand for appraisal or settle or offer to settle or negotiate any such demands without Northrop Grumman's prior written consent.

        The fair value of shares of our common stock as determined in accordance with Section 262 of the DGCL may be more or less than (or the same as) the merger consideration. Stockholders who wish to exercise appraisal rights must precisely follow specific procedures. See "Appraisal Rights" beginning on page 88.

Payment for the Shares

        Northrop Grumman will designate a paying agent reasonably acceptable to Orbital ATK, and enter into an agreement with the paying agent that is reasonably acceptable to Orbital ATK, to make payment of the merger consideration as contemplated by the merger agreement. Prior to the effective time of the merger, Northrop Grumman will deposit with the paying agent the cash in immediately available funds in an amount necessary for the payment of the aggregate merger consideration to the stockholders on a timely basis.

        As soon as reasonably practicable after the effective time of the merger, the paying agent will send each holder of record of a certificate representing shares of common stock converted into the right to receive the merger consideration a customary letter of transmittal and instructions advising such holder on how to surrender such shares of common stock in exchange for the merger consideration. The paying agent will promptly pay such holders the merger consideration upon (i) the surrender of a certificate for cancelation to the paying agent and (ii) delivery of a properly completed letter of transmittal and any other documents reasonable required by the paying agent. Interest will not be paid or accrue in respect of cash payments. The amount of any cash payments paid to you will be reduced by any applicable withholding taxes. YOU SHOULD NOT SURRENDER YOUR SHARES OF COMMON STOCK WITHOUT A LETTER OF TRANSMITTAL.

        If any stock certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen, defaced or destroyed and, if required by the surviving corporation, the posting by such person of a bond in such reasonable and customary amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such stock certificate, the paying agent or the surviving corporation, as the case may be, shall pay the merger consideration in respect of such lost, stolen, defaced or destroyed stock certificate.

        In the event of a transfer of ownership of shares of common stock that is not registered in the stock transfer books of Orbital ATK, payment of the merger consideration in exchange therefor may be made to a person other than the person in whose name the stock certificate so surrendered is registered if such certificate shall be properly endorsed or otherwise be in proper form for transfer and accompanied by all documents required to evidence and effect such transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such certificate or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

        For holders of uncertificated shares of common stock, as soon as reasonably practicable after the effective time of the merger, the paying agent will send (i) materials advising such holder of the effectiveness of the merger and the conversion of its uncertificated shares into the right to receive the merger consideration and (ii) a check in an amount equal to the aggregate amount of merger consideration less any applicable withholding taxes to which such holder is entitled.

Representations and Warranties

        The merger agreement contains representations and warranties made by Orbital ATK to Northrop Grumman and Sub, including, among other things, representations and warranties relating to:

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  our organization, standing and power, and other corporate matters of Orbital ATK and our subsidiaries;

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  ownership of our subsidiaries;

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  the capitalization of Orbital ATK and our subsidiaries;

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  the authorization, execution, delivery and enforceability of the merger agreement;

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  the absence of conflicts or violations under our organizational documents, contracts or law, and required consents and approvals;

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  reports, schedules, forms, statements and other documents filed with the SEC and the accuracy of the information in those documents;

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  the absence of certain changes or events since January 1, 2017;

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  the absence of material litigation;

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  our material contracts;

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  our compliance with applicable laws and permits;

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  our compliance with environmental laws and other environmental matters;

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  our employee benefit plans and labor relations;

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  tax matters;

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  our owned and leased real property and tangible assets;

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  our intellectual property;

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  our insurance policies;

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  related-party transactions;

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  compliance with the Foreign Corrupt Practices Act of 1977, as amended, and other anticorruption and trade laws;

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  our government contracts;

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  organizational and personal conflicts;

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  the inapplicability of state takeover statutes;

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  approvals of our stockholders required to consummate the merger;

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  the brokers' and finders' fees and other expenses payable by us with respect to the merger; and

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  our receipt of a fairness opinion.

        The merger agreement also contains representations and warranties made by Northrop Grumman and Sub to Orbital ATK, including representations and warranties relating to:

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  organization, standing and power, and other corporate matters;

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  authorization, execution, delivery and enforceability of the merger agreement;

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  the absence of conflicts or violations under Northrop Grumman's organizational documents, contracts or law, and required consents and approvals;

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  the accuracy of the information that Northrop Grumman or Sub supply for inclusion in the proxy statement;

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  the operations of Sub;

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  Northrop Grumman not being an interested stockholder and not owning 10% or more of Orbital ATK's common stock;

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  Northrop Grumman's commitment to have sufficient financing at closing of the merger; and

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  Northrop Grumman's independent review and analysis of Orbital ATK's and its subsidiaries' business.

        The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

Conduct of Business Pending the Merger

        From the date of the merger agreement through the effective time of the merger, Orbital ATK has agreed (and has agreed to cause its subsidiaries) to conduct their respective businesses in the ordinary course consistent with past practice, use its reasonable best efforts to comply with applicable laws, and, to the extent consistent therewith, use reasonable best efforts to keep available the services of its current officers and other employees, to preserve its assets and preserve its relationships with material customers, suppliers, distributors and others having material business dealings with Orbital ATK or any of its subsidiaries.

        In addition, during the same period, Orbital ATK has also agreed that, subject to certain exceptions, without the prior written consent of Northrop Grumman, it will not, and will not permit its subsidiaries to:

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  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock or other equity or voting interests, other than (i) dividends by a direct or indirect wholly-owned subsidiary of Orbital ATK to such subsidiary's parent, and (ii) regular quarterly cash dividends on common stock not exceeding $0.32 per share of common stock with declaration, record and payment dates consistent with past practice and in accordance with Orbital ATK's current dividend schedule and policy; (B) split, combine, subdivide or reclassify any of its capital stock or other equity or voting interests, or securities convertible into or exchangeable or exercisable for capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests; or (C) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of Orbital ATK or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities;

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  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any (A) shares of its capital stock, other equity or voting interests or equity equivalents (other than the issuance of shares of common stock upon the exercise or settlement of Orbital ATK equity-based awards outstanding as of the date of the merger agreement) or (B) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or equity equivalents;

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  amend its certificate of incorporation or bylaws (or similar organizational documents);

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  acquire or agree to acquire, in a single transaction or a series of related transactions, (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (B) any other assets other than (i) certain capital expenditures (subject to limitations on incurring or committing to incur any capital expenditures, or any obligations or liabilities in connection therewith), (ii) purchases of raw materials, supplies, components, subassemblies or similar assets in the ordinary course of business consistent with past practice, and (iii) other assets if the amount of consideration paid or transferred by Orbital ATK or any of its subsidiaries would exceed $15,000,000 in the aggregate;

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  sell, lease, license, sell and lease back, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its material properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except sales of inventory or used equipment in the ordinary course of business consistent with past practice and except for permitted liens;

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  (A) repurchase, prepay, redeem, defease, assume or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue and sell options, warrants, calls or other rights to acquire any debt securities of Orbital ATK or any of its subsidiaries, enter into any "keep well" or other contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (i) the incurrence of borrowings under Orbital ATK's revolving credit facility (including letters of credit) as in effect on the date of the merger agreement in the ordinary course of business consistent with past practice and (ii) other indebtedness in the ordinary course of business not in excess of $5,000,000 at any one time outstanding or (B) make any loans, advances or capital contributions to, or investments in, any person, other than Orbital ATK or any direct or indirect wholly-owned subsidiary, in the case of each of clauses (A) and (B), other than extensions of trade credit in the ordinary course of business consistent with past practice;

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  incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, other than (A) in accordance with Orbital ATK's discretionary investments plan for 2017 and 2018 identified to Northrop Grumman or (B) any increases in such discretionary investments plan that individually are not in excess of $5,000,000 and in the aggregate are not in excess of $10,000,000;

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  pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to the merger agreement, the merger or any other transaction contemplated by the merger agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms on the date of the merger agreement, of claims, liabilities or obligations reserved against in Orbital ATK's most recent audited financial statements filed and publicly available prior to the date of the merger agreement (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or for an out-of-pocket amount in excess of $5,000,000 individually, in each case, the payment, discharge, settlement or satisfaction of which does not include any material obligation (other than the payment of money) to be performed by Orbital ATK or its subsidiaries following the closing of the merger;

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  enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any material lease or sublease of real property or acquire any material interest in real property, in each case, for or involving a lease or sublease with annual lease payments in excess of $5,000,000;

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  except as required to ensure that any benefit plan as in effect on the date of the merger agreement, as required by applicable law, is not then out of compliance with applicable law or as specifically required pursuant to the merger agreement, (A) adopt, establish, enter into, terminate, amend or modify any benefit plan, (B) increase the compensation or benefits of, any director, officer or employee, (C) grant or amend any award under any benefit plan (including the grant or amendment of company equity-based awards, (D) grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any director, officer or employee, (E) enter into any trust, annuity or insurance contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any benefit plan, (F) take any action to accelerate the time of payment or vesting of any compensation, benefits or funding obligations under any benefit plan or otherwise or (G) make any material determination under any benefit plan that is inconsistent with the ordinary course of business or past practice;

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  form any direct or indirect subsidiary;

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  adopt, amend or enter into any collective-bargaining agreement or other labor union contract applicable to the directors, officers or employees of Orbital ATK or any of its subsidiaries except in the ordinary course of business consistent with past practice;

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  make any change in any financial or tax accounting principle, method or practice, other than as required by generally accepted accounting principles in effect from time to time in the United States ("GAAP") or applicable law;

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  make any material tax election inconsistent with past practice, settle or compromise any material tax liability or refund, amend any material tax return, extend or waive the period of assessment or collection for any material taxes or enter into any material agreement or arrangement the primary purpose of which relates to taxes;

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  abandon or permit to lapse any of the material intellectual property of Orbital ATK or its subsidiaries, except in the ordinary course of business consistent with past practice;

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  enter into, extend, renew, modify, amend, accelerate, terminate or cancel certain identified categories of contracts;

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  incur or commit to incur any expenditures in respect of independent research and development of products, systems or services other than in an amount such that the indirect rates do not exceed the forward pricing rate proposal or agreement currently in place with the applicable governmental entity;

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  amend, modify or waive any of Orbital ATK's existing takeover defenses or take any action to render any state takeover or similar statute inapplicable to any transaction other than the merger;

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  enter into any new line of business outside of the businesses of Orbital ATK and its subsidiaries as of the date of the merger agreement;

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  adopt a plan of complete or partial liquidation or resolutions providing for the dissolution, restructuring, recapitalization or other reorganization of Orbital ATK or dissolve or liquidate any material subsidiary of Orbital ATK;

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  enter into or amend any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking or license, whether oral or written, or take any other action if such loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking or license, whether oral or written, or amendment thereof or action would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by the merger agreement; or

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  authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Meeting of Our Stockholders

        Orbital ATK has agreed to, as promptly as practicable after the date of the merger agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of our stockholders for the sole purpose of considering and taking action upon the adoption of the merger agreement and voting on the adjournment proposal and the compensation proposal, which meeting is the subject of this proxy statement. Orbital ATK, after consultation with Northrop Grumman, may postpone or adjourn, or make one or more successive postponements or adjournments of, the special meeting if Orbital ATK reasonably believes that (i)(a) Orbital ATK is unable to obtain a quorum of its stockholders at such time or (b) Orbital ATK will not receive proxies sufficient to obtain the required approval for the merger proposal, whether or not a quorum is present, (ii) it is necessary to postpone or adjourn the special meeting to ensure that any required amendment or supplement to this proxy statement is mailed to holders of shares of common stock within a reasonable amount of time in advance of the special meeting or (iii) subject to certain limitations, such postponement or adjournment is required by law or a court or any other governmental entity of competent jurisdiction in connection with any actions in connection with the merger agreement or the merger or has been requested by the SEC or its staff.

Efforts to Complete the Merger

        Subject to the terms and conditions set forth in the merger agreement, Orbital ATK, Northrop Grumman and Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to complete and make effective the merger and the other transactions contemplated by the merger agreement, including using reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent to the merger, (ii) the obtaining of all necessary actions or non-actions and consents from, and the giving of any necessary notices to, governmental entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with, or notices to, governmental entities, if any, that may be required under the HSR Act or other applicable antitrust, competition or pre-merger notification or trade regulation laws of any jurisdiction), (iii) the taking of all reasonable steps to provide any supplemental information requested by any governmental entity, including participating in meetings with officials of such entity in the course of its review of the merger agreement, the merger or the other transactions contemplated by the merger agreement, and (iv) the taking of all reasonable steps as may be necessary to avoid any proceeding by any governmental entity or third party.

        Notwithstanding the foregoing, neither Northrop Grumman nor any of its subsidiaries (including, after the effective time of the merger, the surviving corporation and its subsidiaries) are required to agree to or accept any restriction (as defined below); provided, however, Northrop Grumman and its subsidiaries must agree to permitted restrictions (as defined below), if and only to the extent ultimately necessary to obtain pre-merger clearance from the United States or European Union antitrust and competition law authorities; provided, further, that in the aggregate any such permitted restrictions (as defined below) would not have or reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of Orbital ATK and its subsidiaries, taken as a whole, or, after the effective time of the merger, the surviving corporation and its subsidiaries, taken as a whole.

        The term "restriction" means, with respect to Northrop Grumman or its subsidiaries (including Sub and, after the effective time of the merger, the surviving corporation and its subsidiaries), (A) any prohibition of or limitation on its or their ownership, or any limitation that would affect its or their operation, of any portion of their respective businesses or assets, including after giving effect to the merger and the other transactions contemplated by the merger agreement, (B) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the merger and the other transactions contemplated by the merger agreement, (C) any limitation on the ability of Northrop Grumman or its subsidiaries to acquire or hold or exercise full rights of ownership of any capital stock of Orbital ATK or its subsidiaries, including after giving effect to the merger and the other transactions contemplated by the merger agreement, or (D) any other limitation on its or their ability to, or the manner in which they, operate, conduct or control their respective businesses or operations, including after giving effect to the merger and the other transactions contemplated by the merger agreement.

        The term "permitted restrictions" means (x) restrictions of the type described in clause (B) or (C) of the above definition thereof solely involving the businesses or assets of Orbital ATK and its subsidiaries which, in the aggregate, generated no more than $450,000,000 of the consolidated revenues of Orbital ATK and its subsidiaries for the fiscal year ended December 31, 2016, and (y) restrictions of the type described in clause (A) or (D) of the above definition thereof which are applied solely against and solely involve and impact the operations, businesses and assets of Orbital ATK and its subsidiaries and which would not, individually or in the aggregate, when combined with the impact of any restrictions of the type described in clause (x) of this definition of permitted restrictions, have or reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of Orbital ATK and its subsidiaries, taken as a whole, or, after the effective time of the merger, the surviving corporation and its subsidiaries, taken as a whole.

Employee Matters

        The merger agreement provides that, for the twelve month period following the effective time of the merger, Northrop Grumman shall cause the surviving corporation to provide to each employee of Orbital ATK and its subsidiaries who is an employee of Orbital ATK or any of its subsidiaries immediately prior to the effective time of the merger with (i) at the least the same base cash compensation or other base wages provided to such continuing employees immediately prior to the effective time; (ii) target annual incentive opportunities that are substantially comparable, in the aggregate, to the target annul cash incentive opportunity and target annual equity incentive opportunity provided to such continuing employee immediately prior to the effective time (which in the case of incentive opportunities granted following the closing of the merger, shall be subject to the terms and conditions of the applicable employee benefit plan maintained by Northrop Grumman or its subsidiaries); (iii) severance benefits that are no less favorable, in the aggregate, than the severance benefits provided to such continuing employee immediately prior to the effective time (after taking into account the service crediting provisions of the merger agreement and any additional service performed following the closing of the merger); and (iv) other compensation and employee benefits (excluding, for this purpose, the compensation contemplated by clauses (i)-(iii) and retention, change in control, or one-time or special benefits or arrangements) that are substantially comparable, in the aggregate, to those provided to such continuing employee immediately prior to the effective time of the merger.

        Following the completion of the merger, Northrop Grumman will recognize the service of employees continuing with Orbital ATK and its subsidiaries for purposes of eligibility, participation, vesting and, except under defined benefit pension plans and plans providing for retiree medical or other welfare benefits, benefit accrual under such employee benefit plan of Northrop Grumman or any of its subsidiaries, to the same extent such service was recognized under a comparable benefit plan in which employees of Orbital ATK that remain employed by the surviving corporation were eligible to participate immediately prior to the effective time of the merger except to the extent such credit would result in duplication of benefits or for which similarly situated employees of Northrop Grumman do not receive credit for prior service.

        Northrop Grumman will use commercially reasonable efforts to waive all limitations, exclusions or eligibility waiting periods as to preexisting conditions and exclusions with respect to participation and coverage requirements under any health, dental, vision or other welfare plans maintained by Northrop Grumman to the extent such conditions and exclusions were satisfied or did not apply prior to the closing of the merger and will also use commercially reasonable efforts to provide continuing employees with credit for co-payments and deductibles paid in satisfying any analogous deductible or out-of-pocket requirements under Orbital ATK's plans.

Indemnification and Insurance

        The merger agreement provides that following the merger, the surviving corporation will assume all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the merger existing in favor of any person who is or prior to the effective time of the merger becomes or has been at any time prior to the date of the merger agreement a director or officer of Orbital ATK or any of its subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of Orbital ATK or its subsidiaries as in effect on the date of the merger agreement, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder for any indemnified party. Prior to the effective time of the merger, Orbital ATK shall purchase a six-year "tail" directors' and officers' liability insurance policy, subject to a cap on aggregate premiums, for acts or omissions occurring prior to the merger.

No Financing Condition; Financing

        Northrop Grumman has represented that it will have sufficient funds available through credit arrangements or otherwise to pay the aggregate merger consideration and all related fees required to be paid by Northrop Grumman and the surviving corporation. At the time of the execution of the merger agreement, Northrop Grumman delivered to Orbital ATK an executed commitment letter pursuant to which Northrop Grumman's financing source agreed to provide debt financing for the merger. On October 13, 2017, Northrop Grumman issued $8.25 billion of unsecured senior notes. Northrop Grumman intends to use the net proceeds from the issuance of the senior notes, together with cash on hand, to finance the Orbital ATK acquisition and to pay related fees and expenses. As a result of the issuance of the senior unsecured notes, Northrop Grumman terminated the commitment letter.

Conditions to the Merger

        The consummation of the merger is subject to certain customary closing conditions, as described further below.

        Conditions to Each Party's Obligation.    Each party's obligation to effect the merger is subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

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  Orbital ATK stockholders shall have approved the merger proposal;

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  the termination or expiration of any applicable waiting period under the HSR Act and the issuance, or deemed issuance, by the European Commission of a decision finding the merger to be compatible with the common market under the Council Regulation; and

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  the absence of any temporary restraining order, injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the merger.

        Conditions to Northrop Grumman's and Sub's Obligations.    The obligations of Northrop Grumman and Sub to effect the merger are further subject to the satisfaction or, to the extent legally permissible, waiver by Northrop Grumman of the following conditions:

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  the representations and warranties of Orbital ATK in the merger agreement relating to the authorized, issued and outstanding capital stock of Orbital ATK shall be true and correct in all respects (except for any de minimis exceptions or inaccuracies) as of the date of the merger agreement and as of the closing date of the merger;

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  the representations and warranties of Orbital ATK in the merger agreement relating to organization, standing and corporate power; valid issuance of capital stock; corporate authority, due authorization and due execution and enforceability of the merger agreement; brokers' fees; and the fairness opinion of the financial advisor shall be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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  the representations and warranties of Orbital ATK in the merger agreement relating to the absence of a material adverse effect with respect to Orbital ATK shall be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger;

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  the representations and warranties of Orbital ATK in the merger agreement (other than those covered in the previous three bullets) shall be true and correct, without giving effect to materiality or material adverse effect qualifiers set forth therein, as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), other than for such failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Orbital ATK (as defined below);

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  Orbital ATK shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

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  since the date of the merger agreement, there shall not have occurred any material adverse effect (as defined below), or any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, would reasonably be expected to have a material adverse effect (as defined below) on Orbital ATK;

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  Northrop Grumman shall have received a certificate signed on behalf of Orbital ATK by the chief executive officer or chief financial officer of Orbital ATK certifying satisfaction of each of the above conditions; and

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  no claim, action, suit, arbitration or judicial, administrative or regulatory proceeding or investigation by any governmental entity shall be pending and no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, in each case, which imposes or seeks to impose any restrictions (as defined under "—Efforts to Complete the Merger") on Northrop Grumman and its subsidiaries (including Sub and, after the effective time of the merger, the surviving corporation and its subsidiaries), other than permitted restrictions (as defined under "—Efforts to Complete the Merger").

        A "material adverse effect" with respect to Orbital ATK means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, has had a material adverse effect on the business, assets, properties, financial condition or results of operations of Orbital ATK and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed either alone or in combination to constitute and none of the following shall be taken into account in determining whether there has been, a material adverse effect: any state of facts, change, development, event, effect, condition, occurrence, action or omission to the extent resulting from or arising out of (i) any change, in and of itself, in the market price or trading volume of common stock or any failure, in and of itself, to meet internal projections or forecasts or published revenue or earnings predictions or guidance (it being understood that the facts or causes underlying or contributing to such change or failure shall be considered in determining whether a material adverse effect has occurred or may occur, if not otherwise expressly excluded pursuant to this definition); (ii) changes in general economic, regulatory, legislative or political conditions, or in the financial, credit, securities or other capital markets in general (including changes in interest or exchange rates) in the United States or elsewhere in the world; (iii) changes or prospective changes in applicable law or GAAP or changes or prospective changes in any interpretation of any of the foregoing; (iv) changes in the conditions generally of the industries in which Orbital ATK and its subsidiaries conduct their respective businesses; (v) acts of war (whether or not declared), armed hostilities or terrorism, or any escalation or worsening (or de-escalation or improvement) of any acts of war (whether or not declared), armed hostilities or terrorism underway as of the date of the merger agreement; (vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, volcanic eruptions, pandemics or other natural disasters; (vii) any change or prospective change, in and of itself, in Orbital ATK's or any of its subsidiaries' credit ratings (it being understood that the facts or causes underlying or contributing to such change or prospective change shall be considered in determining whether a material adverse effect has occurred or may occur, if not otherwise expressly excluded pursuant to this definition); (viii) the negotiation or announcement of the merger agreement or the pendency of the merger and the other transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with current or prospective customers, suppliers, vendors, distributors, partners, employees (including any departure of any employee or officer) or regulators, or any litigation arising from allegations of breach of fiduciary duty relating to the merger agreement or the transactions contemplated by the merger agreement (it being understood that this clause (viii) shall not apply with respect to a representation or warranty contained in the merger agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement or the performance of obligations under the merger agreement); or (ix) the identity of, or any facts or circumstances specifically relating to, Northrop Grumman or its subsidiaries; provided, that, in the case of each of clauses (ii) through (vi), Orbital ATK and its subsidiaries, taken as a whole, are not affected disproportionately relative to other participants in the industries in which they conduct their businesses.

        Conditions to Orbital ATK's Obligation.    Orbital ATK's obligation to effect the merger is further subject to the satisfaction, to the extent legally permissible, or waiver by Orbital ATK of the following conditions:

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  the representations and warranties of Northrop Grumman and Sub contained in the merger agreement shall be true and correct, without giving effect to any qualifications as to materiality or material adverse effect, as of the date of the merger agreement and as of the closing date of the merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), other than for such failures to be true and correct, without giving effect to any qualifications as to materiality or material adverse effect, that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Northrop Grumman;

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  Northrop Grumman and Sub shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger; and

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  Orbital ATK shall have received a certificate signed on behalf of Northrop Grumman by the chief executive officer or chief financial officer of Northrop Grumman certifying satisfaction of each of the above conditions.

A "material adverse effect" with respect to Northrop Grumman means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, prevents or materially delays, or would reasonably be expected to prevent or materially delay, the ability of Northrop Grumman or Sub to complete the merger and the other transactions contemplated by the merger agreement.

No Solicitation of Alternative Proposals

        The merger agreement provides that Orbital ATK (i) shall not, and shall cause its subsidiaries not to, and shall not authorize or permit its or their representatives to, directly or indirectly, (A) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any takeover proposal or any inquiries or the making of any proposal that would reasonably be expected to result in or lead to a takeover proposal or (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any information with respect to or in connection with, or otherwise knowingly cooperate with any person with respect to, any takeover proposal or any inquiries or proposals that would reasonably be expected to result in or lead to a takeover proposal, (ii) shall and shall cause its subsidiaries and its and their respective representatives to immediately cease and cause to be terminated all existing activities, discussions and negotiations with any person conducted prior to the entry into the merger agreement with respect to any takeover proposal or any inquiries or proposals that would reasonably be expected to result in or lead to a takeover proposal and (iii) shall promptly, and in any event within two days following the date of the merger agreement, request, and shall use its commercially reasonable efforts to cause, the prompt return or written acknowledgment of destruction of all confidential information previously furnished to any person within 24 months prior to the date of the merger agreement for the purposes of evaluating a possible takeover proposal to the extent that Orbital ATK is entitled to have such documents returned or destroyed.

        Orbital ATK and its subsidiaries shall be permitted to release any person from or waive any standstill provision or similar provision with respect to any capital stock of Orbital ATK or any of its subsidiaries in any agreement to which Orbital ATK or any of its subsidiaries is a party solely to the extent that (x) such provision would otherwise prohibit the counterparty thereto from making a confidential takeover proposal directly to the Orbital ATK Board in accordance with the merger agreement and (y) the Orbital ATK Board determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Orbital ATK under applicable law. Except to the extent otherwise permitted by the foregoing sentence, Orbital ATK shall, and shall cause its subsidiaries to, enforce the standstill provisions of any such agreement.

        Notwithstanding the foregoing restriction, at any time prior to obtaining the requisite stockholder approval, in response to a bona fide written unsolicited takeover proposal received after the execution of the merger agreement which did not result from a material breach of the no solicitation provision of the merger agreement, (x) Orbital ATK and its representatives may contact the person proposing such takeover proposal or the representatives of such person solely to clarify the terms and conditions thereof and (y) if the Orbital ATK Board determines in good faith, after consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal and that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Orbital ATK under applicable law, Orbital ATK may, and may permit and authorize its subsidiaries and its representatives and its subsidiaries' representatives to, in each case subject to compliance with, among other things, a requirement under the merger agreement that Orbital ATK notify Northrop Grumman of the receipt of any takeover proposal or inquiry related thereto, (1) furnish information with respect to Orbital ATK and its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive of such person than those contained in the confidentiality agreement between Orbital ATK and Northrop Grumman; provided that all such information had been provided, or is concurrently provided, to Northrop Grumman, and (2) participate in discussions or negotiations with, and only with, the person making such takeover proposal (and its representatives) regarding such takeover proposal.

        The term "takeover proposal" means any proposal or offer from any person or "group" (as defined in Section 13(d) of the Exchange Act) (other than Northrop Grumman or any of its subsidiaries) providing for, in one transaction or a series of transactions, any (i) merger, consolidation, binding share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Orbital ATK or (ii) direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, license agreement or similar transaction, of (A) assets or businesses that constitute or represent 20% or more of the total revenue, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) or assets of Orbital ATK and its subsidiaries, taken as a whole, or (B) 20% or more of the outstanding shares of our common stock or of any class of capital stock of, or other equity or voting interests in, one or more of the subsidiaries of Orbital ATK which, in the aggregate, directly or indirectly hold the assets or businesses referred to in clause (A) above.

        The term "superior proposal" means any binding bona fide unsolicited written offer which did not result from a material breach of the non-solicitation provision of the merger agreement made by any person (other than Northrop Grumman or any of its subsidiaries) that, if completed, would result in such person (or, in the case of a direct merger between such person and Orbital ATK, the stockholders of such person) acquiring, directly or indirectly, more than 50% of Orbital ATK's common stock or the outstanding voting power of Orbital ATK or all or substantially all the assets of Orbital ATK and its subsidiaries, taken as a whole, and which offer, in the good faith determination of the Orbital ATK Board (after consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation), (i) is more favorable from a financial point of view to the stockholders of Orbital ATK than the consideration payable in the merger (taking into account all of the terms and conditions of such proposal and the merger agreement (including any changes to the terms of the merger agreement proposed by Northrop Grumman in response to such superior proposal or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Changes in Board Recommendation; Termination For Superior Proposal

        The merger agreement provides that, subject to certain exceptions, neither the Orbital ATK Board nor any committee thereof may (i) withhold, withdraw, modify or qualify in a manner adverse to Northrop Grumman or Sub, or propose publicly to do so, the recommendation or declaration of advisability with respect to the merger agreement or merger or (ii) recommend, declare advisable or propose to recommend or declare advisable (or agree to do any of the foregoing) any takeover proposal.

        Notwithstanding the foregoing limitations, prior to the approval of the Orbital ATK stockholders of the merger proposal, the Orbital ATK Board may, under certain circumstances, effect an adverse recommendation change or terminate the merger agreement pursuant to the terms of the merger agreement to accept a superior proposal, only if the Orbital ATK Board has determined in good faith, after, among other things, consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation, that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of Orbital ATK under applicable law. Prior to effecting an adverse recommendation change or terminating the merger agreement pursuant to the terms of the merger agreement to accept a superior proposal, the Orbital ATK Board must provide written notice to Northrop Grumman at least three business days prior to such action and during such notice period must negotiate in good faith with Northrop Grumman regarding, and consider in good faith, any revisions to the merger agreement proposed in writing by Northrop Grumman.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the completion of the merger:

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  by mutual written consent of Orbital ATK, Northrop Grumman and Sub;

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  by either Orbital ATK or Northrop Grumman:

  •
  if the merger shall not have been completed by September 17, 2018 (the "outside date"), for any reason, except that if, on such date, the condition to closing with respect to termination or expiration of any waiting period under the HSR Act and the European Commission's finding the merger to be compatible with the common market under the Council Regulation, or having been deemed to have done so pursuant to Article 10(6) of the Council Regulation, but all other conditions to closing either have been fulfilled or are then capable of being fulfilled, then the outside date shall, without any action on the part of the parties to the merger agreement, be extended to December 17, 2018, and provided, further that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of, or resulted in, the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement;

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  if any court of competent jurisdiction issues or enters a temporary restraining order, preliminary or permanent injunction or other judgment or other legal restraint or prohibition that has the effect of preventing the consummation of the merger and such legal restraint has become final and non-appealable; or

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  if the special meeting of stockholders shall have been held and the affirmative vote of the holders of at least a majority of all outstanding shares of common stock shall not have been obtained thereat or any adjournment or postponement thereof;

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  by Northrop Grumman:

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  if, prior to the receipt of stockholder approval, the Orbital ATK Board or any committee thereof (A) withholds, withdraws, modifies or qualifies in a manner adverse to Northrop Grumman or Sub, or proposes publicly to withhold, withdraw, modify or qualify in a manner adverse to Northrop Grumman or Sub, the recommendation or declaration of advisability by the Orbital ATK Board or any such committee of the merger agreement or the merger or (B) recommends, declares advisable or proposes to recommend or declare advisable the approval or adoption of any takeover proposal or resolves or agrees to take any such action, or adopts or approves any takeover proposal;

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  if (i) Orbital ATK breaches any of its representations or warranties or fails to perform any of its covenants or other agreements contained in the merger agreement, which breach or failure to perform (A) would give rise to the failure of the applicable condition set forth under "—Conditions to the Merger—Conditions to Northrop Grumman's and Sub's Obligations" and (B) is incapable of being cured or is not cured by Orbital ATK by the date that is 30 business days after receipt of written notice from Northrop Grumman of such breach or failure (provided that Northrop Grumman shall not have this right to terminate the merger agreement if Northrop Grumman or Sub is then in material breach of any representation, warranty or covenant contained in the merger agreement) or (ii) any court of competent jurisdiction issues or enters a temporary restraining order, preliminary or permanent injunction or other judgment or other legal restraint or prohibition that has the effect of preventing the consummation of the merger and which imposes any restrictions on Northrop Grumman and its subsidiaries (including Sub and, after the effective time of the merger, the surviving corporation and its subsidiaries), other than permitted restrictions, shall be in effect and shall have become final and nonappealable; or

    •
    if, prior to the receipt of stockholder approval, the Orbital ATK Board fails to publicly reaffirm its recommendation of the adoption of the merger agreement within five business days of a written request by Northrop Grumman for such reaffirmation following Orbital ATK's or its subsidiaries' or their respective representatives' receipt of a takeover proposal or any material change thereto.

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  by Orbital ATK:

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  if (i) Northrop Grumman breaches any of its representations or warranties or fails to perform any of its covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of the applicable condition set forth under "—Conditions to the Merger—Conditions to Orbital ATK's Obligations" and (ii) is incapable of being cured or is not cured by Northrop Grumman or Sub by the date that is 30 business days after receipt of written notice from Orbital ATK of such breach or failure (provided that Orbital ATK shall not have this right to terminate the merger agreement if Orbital ATK is then in material breach of any representation, warranty or covenant contained in the merger agreement); or

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  if, prior to the receipt of stockholder approval, Orbital ATK (i) executes a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, and (ii) pays to Northrop Grumman the termination fee, in each case, substantially concurrent with the termination of the merger agreement.

Termination Fees and Expenses

Termination Fee

        Orbital ATK must pay to Northrop Grumman a termination fee of $275 million if:

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  (i) the merger agreement is terminated by (A) either party because (1) the closing has not occurred on or before the outside date for any reason or (2) the Orbital ATK special meeting of stockholders was held and approval of the stockholders was not obtained or (B) Northrop Grumman because Orbital ATK breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the merger agreement, which breach or failure to perform (a) gave rise to the failure of the applicable condition set forth under "—Conditions to the Merger—Conditions to Northrop Grumman's and Sub's Obligations" and (b) was incapable of being cured or was not cured by Orbital ATK by the date that was 30 business days after receipt of written notice from Northrop Grumman of such breach or failure, (ii) prior to termination, a takeover proposal (for at least 50% of Orbital ATK) has been publicly made to Orbital ATK or its stockholders or any person has publicly announced an intention to make such a takeover proposal (or, in the case of (B) above, any such takeover proposal has been publicly or privately made to Orbital ATK) and (iii) within 12 months after such termination Orbital ATK has completed or entered into a definitive agreement relating to any takeover proposal for Orbital ATK;

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  Northrop Grumman terminates the merger agreement because, prior to the receipt of stockholder approval, the Orbital ATK Board changes its recommendation of the merger or fails to publicly reaffirm its recommendation of the adoption of the merger agreement within five business days of a written request by Northrop Grumman for such affirmation following Orbital ATK's or its subsidiaries' or representatives' receipt of a takeover proposal or any material change thereto; or

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  Orbital ATK executes a definitive agreement with respect to a superior proposal and terminates the merger agreement prior to the receipt of stockholder approval.

Reimbursement of Expenses

        All out-of-pocket costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such cost or expenses.

Amendment, Extension and Waiver

        The parties may amend provisions of the merger agreement at any time, except that after approval of Orbital ATK's stockholders has been obtained, no amendment that requires further approval by stockholders of Orbital ATK is permitted without the further approval of such stockholders. All such amendments must be in writing and signed by each of the parties, except that sections pursuant to which financing sources and financing sources related parties are express third party beneficiaries, may not be amended, modified, supplemented or waived in a manner adverse to them without the express written consent of the financing sources.

        At any time prior to the effective time of the merger, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement or (iii) waive compliance with any of the agreements or conditions contained in the merger agreement (to the extent legally permissible), except that after approval of Orbital ATK's stockholders has been obtained, no waiver that requires further approval by stockholders of Orbital ATK is permitted without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of such rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion is a summary of the material U.S. federal income tax consequences to holders of common stock whose shares are converted to cash in the merger. This summary does not address any tax consequences of the merger arising under the laws of any state, local or foreign jurisdiction or U.S. federal laws other than U.S. federal income tax laws and does not address tax considerations applicable to holders who receive cash pursuant to the exercise of appraisal rights. This discussion is based on the Code, applicable U.S. Treasury Regulations, published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders of common stock in light of their particular circumstances or holders of common stock subject to special treatment under U.S. federal income tax law, such as:

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  entities treated as partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities;

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  persons who hold common stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

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  U.S. holders whose functional currency is not the U.S. dollar;

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  U.S. expatriates;

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  persons who acquired common stock through the exercise of employee stock options or otherwise as compensation;

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  persons subject to the U.S. alternative minimum tax;

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  banks, insurance companies and other financial institutions;

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  regulated investment companies;

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  real estate investment trusts;

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  tax-exempt organizations;

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  brokers or dealers in securities or foreign currencies; and

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  traders in securities that elect mark-to-market treatment.

        Stockholders are encouraged to consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of common stock pursuant to the merger (including the application and effect of any state, local or non-U.S. income and other tax laws).

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of common stock are encouraged to consult their tax advisors regarding the tax consequences of the merger.

        This discussion applies only to Orbital ATK stockholders that hold their shares of common stock as a capital asset within the meaning of Section 1221 of the Code.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Orbital ATK common stock that is:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

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  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

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  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        A "non-U.S. holder" means a beneficial owner (other than a partnership) of Orbital ATK common stock that is not a U.S. holder.

  U.S. Holders

  Payments with Respect to Shares

        The exchange of shares of common stock for cash in the merger will generally be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of common stock (i.e., shares of common stock acquired at the same cost in a single transaction) owned by a U.S. holder. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder's holding period for the shares of common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

  Information Reporting and Backup Withholding

        A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

  Non-U.S. Holders

  Payments with Respect to Shares

        A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized on the receipt of cash pursuant to the merger unless:

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  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by the non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to an additional branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

  •
  the non-U.S. holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder's net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

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  Orbital ATK is, or has been at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the period during which the non-U.S. holder held shares of our common stock, a "United States real property holding corporation" for U.S. federal income tax purposes, and the non-U.S. holder owned (actually or constructively) more than 5% of the outstanding shares of our common stock at any time during the applicable period. Orbital ATK believes that it is not, and has not been during the five-year period ending on the date of the merger, a "United States real property holding corporation" for U.S. federal income tax purposes, although there can be no assurances in this regard.

  Information Reporting and Backup Withholding

        A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by a non-U.S. holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

        This summary of material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

 APPRAISAL RIGHTS

        Under Section 262 of the DGCL, you have the right to dissent from the merger and to receive payment in cash for the "fair value" of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, but exclusive of any element of value arising from the accomplishment or expectation of the merger, in lieu of the merger consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Orbital ATK stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Orbital ATK will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed properly and in a timely manner by an Orbital ATK stockholder in order to dissent from the merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. Moreover, due to the complexity of the procedures for exercising appraisal rights, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of shares of common stock, unless otherwise indicated.

        Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders' meeting where the merger agreement will be voted on that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes Orbital ATK's notice to Orbital ATK stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement, since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions.

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  You must deliver to Orbital ATK a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

  •
  You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement in person at the special meeting or the submission of a proxy in favor of the merger agreement by mail, over the Internet or by telephone (that is not subsequently revoked), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A submitted proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, an Orbital ATK stockholder who submits a proxy and who wishes to exercise and perfect appraisal rights must vote against the merger agreement, abstain from voting on the merger agreement or revoke any previously submitted proxy in favor of the merger agreement.

  •
  You must continue to hold your shares of common stock through the effective date of the merger. Therefore, an Orbital ATK stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of common stock.

        All demands for appraisal should be addressed to Orbital ATK, Inc., 45101 Warp Drive, Dulles, VA 20166, Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and must be executed by, or on behalf of, the record holder of the shares of common stock, fully and correctly, as the stockholder's name appears in the stock ledger. The demand must reasonably inform Orbital ATK of the identity of the Orbital ATK stockholder, and the intention of the Orbital ATK stockholder to demand appraisal of his, her or its shares of common stock.

        Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to Orbital ATK. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank, trust company or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of common stock in an account with a broker, bank, trust company or other nominee, and you wish to exercise appraisal rights, you are urged to consult with your broker, bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        Within 10 days after the closing date of the merger, the surviving corporation must give written notice that the merger has become effective to each former Orbital ATK stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the adoption of the merger agreement. At any time within 60 days after the effective time of the merger, any former Orbital ATK stockholder who has demanded an appraisal and who has not commenced an appraisal proceeding or joined such a proceeding as a named party, will have the right to withdraw the demand for appraisal and to accept the cash payment specified by the merger agreement for his, her or its shares of common stock; after this 60-day period, the former Orbital ATK stockholder may withdraw such demand for appraisal only with the written consent of the surviving corporation. Within 120 days after the closing date of the merger, any former Orbital ATK stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the surviving corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting former Orbital ATK stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the closing date of the merger, but not thereafter, either the surviving corporation or any former Orbital ATK stockholder who has complied with the requirements of Section 262 of the DGCL, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by Orbital ATK stockholders who have complied with the requirements of Section 262 of the DGCL and who are otherwise entitled to appraisal rights. A person who was the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a former Orbital ATK stockholder, service of a copy of such petition must be made upon Orbital ATK, as the surviving corporation. The surviving corporation has no obligation to file such a petition if there are dissenting former Orbital ATK stockholders. Accordingly, the failure of a former Orbital ATK stockholder to file such a petition within the period specified could nullify the former Orbital ATK stockholder's previously written demand for appraisal. There is no present intent on the part of Orbital ATK to file an appraisal petition, and Orbital ATK stockholders seeking to exercise appraisal rights should not assume that Orbital ATK will file such a petition or that Orbital ATK will initiate any negotiations with respect to the fair value of such shares. Accordingly, Orbital ATK stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        If a petition for appraisal is timely filed by a former Orbital ATK stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former Orbital ATK stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice is made to dissenting former Orbital ATK stockholders who demanded appraisal of their shares as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those former Orbital ATK stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require former stockholders who have demanded appraisal of their shares and who held stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such former stockholder who held stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder. The Delaware Court of Chancery shall dismiss the appraisal proceeding unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of common stock eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares of common stock exceeds $1 million.

        After the Delaware Court of Chancery determines which former Orbital ATK stockholders are entitled to appraisal of their shares of common stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of common stock held by former Orbital ATK stockholders who have complied with the requirements of Section 262 of the DGCL and who are otherwise entitled to appraisal rights, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly, and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the closing date of the merger and the date of payment of the judgment. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the former Orbital ATK stockholders entitled to receive the same (in the case of shares represented by certificates, payment will not be made until such certificates are surrendered to the surviving corporation). At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each former stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (i) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.

        In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP,  Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement if you did not seek appraisal of your shares. Investment banking opinions as to the fairness from a financial point of view of the merger consideration are not necessarily opinions as to fair value under Section 262 of the DGCL.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the former Orbital ATK stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a former Orbital ATK stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any former Orbital ATK stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any former Orbital ATK stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the former Orbital ATK stockholder delivers a written withdrawal of his, her or its demand for appraisal, and an acceptance of the terms of the merger within 60 days after the effective time of the merger (or thereafter with approval of the surviving corporation), then the right of that former Orbital ATK stockholder to appraisal will cease and that former Orbital ATK stockholder will be entitled to receive the cash payment for shares of his, her or its shares of common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any former Orbital ATK stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any former Orbital ATK stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal, and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

        In view of the complexity of Section 262 of the DGCL, Orbital ATK stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

 PROPOSAL 2: APPROVAL OF ADVISORY (NON-BINDING) VOTE ON COMPENSATION

        Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are required to submit a proposal to our stockholders for a non-binding, advisory vote to approve certain compensation that will or may be paid to our named executive officers in connection with the merger. This proposal, which we refer to as the "compensation proposal," gives our stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that may be paid or become payable to our named executive officers in connection with the merger. This compensation is summarized in the table captioned "Golden Parachute Compensation" in the section entitled "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page 51, including the footnotes to the table. In accordance with the requirements of Section 14A of the Exchange Act, Orbital ATK is requesting stockholders to approve the following resolution, on a non-binding advisory basis.

        "RESOLVED, that the compensation that will or may be paid to Orbital ATK's named executive officers in connection with the merger, as disclosed in the table captioned "Golden Parachute Compensation" in the section entitled "The Merger Agreement—Interests of Directors and Executive Officers in the Merger," including in the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be payable, are hereby APPROVED."

        The Orbital ATK Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Orbital ATK Board unanimously recommends that stockholders approve, by advisory vote, the compensation that will or may be paid to our named executive officers in connection with the merger.

        The vote on the compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the compensation proposal and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on Orbital ATK. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the compensation proposal.

        Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of common stock represented at the special meeting and entitled to vote thereon.

        If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have no effect on the compensation proposal, assuming a quorum is present at the special meeting. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the compensation proposal.

        The Orbital ATK Board unanimously recommends that stockholders vote "FOR" the compensation proposal.

        If you return a properly executed proxy (including proxies received via the Internet or by telephone), but do not indicate instructions on your proxy, your shares of common stock represented by such proxy will be voted "FOR" the compensation proposal.

PROPOSAL 3: APPROVAL OF AUTHORITY TO ADJOURN THE SPECIAL MEETING

        Stockholders may be asked to vote on a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

        Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of common stock represented at the special meeting and entitled to vote thereon.

        If you fail to submit a proxy or fail to instruct your broker, bank, trust company or other nominee to vote, it will have no effect on the adjournment proposal, assuming a quorum is present at the special meeting. If you mark your proxy to abstain or provide voting instructions to abstain, it will have the effect of a vote against the adjournment proposal.

        The Orbital ATK Board unanimously recommends that stockholders vote "FOR" the adjournment proposal.

        If you return a properly executed proxy (including proxies received via the Internet or by telephone) but do not indicate instructions on your proxy, your shares of common stock represented by such proxy will be voted "FOR" the adjournment proposal, if necessary.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our common stock beneficially owned (as defined by the SEC for proxy statement purposes) as of October 19, 2017, by (i) each person known by Orbital ATK to beneficially own more than 5% of Orbital ATK's common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Shares Outstanding(4)	Total Shares, Options, RSUs. DSUs, and PSUs Owned(5)
First Eagle Investment Management, LLC(6)	4,729,130		8.2%	4,729,130
BlackRock, Inc.(7)	4,717,486		8.2%	4,717,486
The Vanguard Group, Inc.(8)	4,524,923		7.8%	4,524,923
The London Company(9)	2,887,376		5.0%	2,887,376
Kevin P. Chilton	3,023		*	6,346
Frank L. Culbertson	26,250		*	35,938
Roxanne J. Decyk	1,261		*	9,438
Lennard A. Fisk	18,433		*	18,433
Ronald R. Fogleman	2,280		*	17,406
Ronald T. Kadish	17,065		*	17,065
Tig H. Krekel	1,054		*	10,492
Blake E. Larson	87,640		*	109,062
Scott L. Lehr	14,678		*	22,492
Douglas L. Maine	16,258		*	16,258
Roman Martinez IV	4,000	(10)	*	27,144
Janice I. Obuchowski	14,283		*	14,283
Garrett E. Pierce	85,421		*	103,337
James G. Roche	16,424		*	16,424
Harrison H. Schmitt	13,085		*	13,085
David W. Thompson	129,550		*	170,098
Scott L. Webster	14,310		*	16,500
All directors and executive officers as a group (21 persons)	654,571		1.1%	846,868

*
Less than 1%

(1)
Includes shares subject to options exercisable on October 19, 2017, or within 60 days thereafter, for the following beneficial owners: Frank L. Culbertson, 5,603 shares; Blake E. Larson, 27,661 shares; Garrett E. Pierce, 9,745 shares; David W. Thompson, 23,387 shares; and all directors and executive officers as a group (21 persons), 105,278 shares.

(2)
Includes restricted shares with voting rights held by certain directors and executive officers. Excludes deferred stock units without voting rights under our Non-Employee Director Stock Program under Orbital ATK's 2015 Stock Incentive Plan, or its predecessor plans (the Non-Employee Director Restricted Stock Award and Stock Deferral Program under Orbital ATK's 2005 Stock Incentive Plan and the Non-Employee Director Restricted Stock Plan). As of October 19, 2017, all directors and executive officers as a group (21 persons) held 78,631 restricted shares. Includes shares allocated, as of October 19, 2017, under a 401(k) plan to the accounts of the following beneficial owners: Mr. Pierce, 2,199 shares; Mr. Thompson, 2,368 shares; and all directors and executive officers as a group (21 persons), 8,169 shares.

(3)
Excludes phantom stock units to be settled in cash that are credited to the accounts of directors who participate in our Deferred Fee Plan for Non-Employee Directors or were credited prior to January 1, 2005, to the accounts of officers who participate in our Nonqualified Deferred Compensation Plan.

(4)
Assumes the issuance of the shares covered by the options and restricted stock units scheduled to vest within 60 days that are held by each person or the group, as applicable.

(5)
Sets forth the total amount of Orbital ATK stock-based holdings for the person or entity, including shares beneficially owned and reported on this table and the following stock-based holdings that will not vest or be payable within 60 days following October 19, 2017 (and therefore are not required to be reported in the table): options, deferred stock units and phantom stock units. This supplemental information is being provided for our current named executive officers to provide additional information regarding their equity holdings.

(6)
Based on a Schedule 13G/A filed with the SEC on February 7, 2017, reporting beneficial ownership as of December 31, 2016. The amended Schedule 13G reported that First Eagle Investment Management, LLC ("FEIM"), a registered investment adviser, has sole voting power over 4,531,848 shares and sole dispositive power over 4,729,130 shares. FEIM is deemed to be the beneficial owner of the 4,729,130 shares as a result of acting as investment adviser to various clients. The address of FEIM is 1345 Avenue of the Americas, New York, New York 10105.

(7)
Based on a Schedule 13G/A filed with the SEC on January 25, 2017, reporting beneficial ownership as of December 31, 2016. The amended Schedule 13G reported that BlackRock, Inc. ("BlackRock") has sole voting power over 4,570,816 shares and sole dispositive power over 4,717,486 shares. The shares beneficially owned by BlackRock, a parent holding company, were acquired by various BlackRock subsidiaries, none of which beneficially owns more than 5% of the outstanding shares of common stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(8)
Based on a Schedule 13G/A filed with the SEC on February 10, 2017, reporting beneficial ownership as of December 31, 2016. The amended Schedule 13G reported that the Vanguard Group ("Vanguard"), an investment adviser, has sole voting power over 35,041 shares, shared voting power over 3,435 shares, sole dispositive power over 4,489,719 shares, and shared dispositive power over 35,204 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, beneficially owns 31,769 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, beneficially owns 6,707 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
Based on a Schedule 13G/A filed with the SEC on February 14, 2017, reporting beneficial ownership as of December 31, 2016. The amended Schedule 13G reported that The London Company, an investment adviser, has sole voting and dispositive power over 2,142,847 shares and shared dispositive power over 744,529 shares. The London Company is deemed to be a beneficial owner of the shares due to its discretionary power to make investment decisions over these shares for its clients and/or its ability to vote these shares. In all cases, persons other than The London Company have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds of the sale of the shares. No individual client holds more than 5% of the outstanding shares of common stock. The address of The London Company is 1800 Bayberry Court, Suite 301, Richmond, Virginia 23226.

(10)
Includes 1,000 shares owned by Mr. Martinez's wife. Mr. Martinez disclaims beneficial ownership of these 1,000 shares.

 MARKET PRICE OF COMMON STOCK AND DIVIDEND INFORMATION

        Our common stock is listed and traded on the NYSE under the symbol "OA." The following table sets forth on a per share basis the low and high sales prices of our common stock as reported by the NYSE for the periods indicated:

	High	Low
Year ended December 31, 2017
Fourth Quarter (through October 19, 2017)	$134.59	$132.76
Quarter ended October 1, 2017	$133.39	$98.42
Quarter ended July 2, 2017	$105.09	$93.50
Quarter ended April 2, 2017	$102.72	$85.51
Year ended December 31, 2016
Quarter ended December 31, 2016	$89.39	$71.52
Quarter ended October 2, 2016	$89.43	$67.04
Quarter ended July 3, 2016	$90.98	$82.11
Quarter ended April 3, 2016	$94.92	$74.31
Nine months ended December 31, 2015
Quarter ended December 31, 2015	$92.99	$74.50
Quarter ended October 4, 2015	$81.06	$56.06
Quarter ended July 5, 2015	$78.06	$71.78

        The closing price of our common stock on the NYSE on September 15, 2017, the last trading day prior to the announcement of the merger agreement, was $110.04 per share. The closing price of common stock on the NYSE on                , 2017, the last trading day before the date of this proxy statement was $            per share. As of the record date, Orbital ATK had 57,646,130 shares of common stock issued and outstanding and Orbital ATK had approximately 4,626 holders of record.

        For the first three quarters of the current fiscal year, Orbital ATK paid three quarterly dividends of $0.32 per share, totaling approximately $55.4 million, and the most recent of such dividends was declared on August 10, 2017, and paid on September 21, 2017. During the fiscal year ended December 31, 2016, Orbital ATK paid four quarterly dividends of $0.30 per share, totaling approximately $70 million. During the 2015 nine-month transition period, April 1, 2015, to December 31, 2015, Orbital ATK paid three quarterly dividends of $0.26 per share, totaling $46 million. Our dividend policy is reviewed by the Orbital ATK Board in light of relevant factors, including our earnings, liquidity position, financial condition, capital requirements and credit ratings, as well as the extent to which the payment of cash dividends may be restricted by covenants contained in our debt instruments, including our 5.25% Senior Notes due 2021, 5.50% Senior Notes due 2023 and senior credit facility. Under the terms of the merger agreement, Orbital ATK is permitted to, and intends to, continue paying a $0.32 per share quarterly cash dividend between the date of the merger agreement and the effective time of the merger.

 STOCKHOLDER PROPOSALS

        If the merger is completed on the expected timetable, Orbital ATK will not hold an annual meeting of its stockholders in 2018 (the "2018 annual meeting"). If, however, the merger is not completed or is delayed, and our 2018 annual meeting is held, we expect that it will be held more than 30 days earlier than the date our annual meeting was held in 2017. We will provide notice of or otherwise publicly disclose the date on which the 2018 annual meeting will be held. If you would like to submit a proposal for us to include in the proxy statement for our 2018 annual meeting, you must comply with Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, you must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) within a reasonable time before Orbital ATK begins to print and send its proxy materials for the 2018 annual meeting. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

        If you would like to submit a proposal outside of Rule 14a-8 or nominate a person for election as a director at the 2018 annual meeting, you must comply with the advance notice provisions of our bylaws. Due to the expectation that the 2018 annual meeting, if any, will be held more than 30 days earlier than the date our annual meeting was held in 2017, our bylaw provisions require that we receive your proposal or nomination at our executive offices (sent c/o Corporate Secretary) no later than the later of (i) 90 days prior to the 2018 annual meeting and (ii) the close of business on the tenth calendar day following the public disclosure of the date of the 2018 annual meeting.

HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact Orbital ATK at 45101 Warp Drive, Dulles, VA 20166, attention of Corporate Secretary. Orbital ATK will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Orbital ATK, Inc., at 45101 Warp Drive, Dulles, VA 20166, attention of Corporate Secretary or by telephone at (703) 406-5000.

 WHERE YOU CAN FIND MORE INFORMATION

        Orbital ATK files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Orbital ATK, who file electronically with the SEC. The address of that site is www.sec.gov.

        Investors may also consult Orbital ATK's website for more information concerning the transaction described in this proxy statement. Orbital ATK's website is www.orbitalatk.com. The information contained on the websites of Orbital ATK and the SEC is expressly not incorporated by reference into this proxy statement.

        You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Orbital ATK or any other person. Orbital ATK has supplied all information contained in this proxy statement relating to Orbital ATK and its affiliates. Northrop Grumman has supplied all information contained in this proxy statement relating to Northrop Grumman, Sub and their affiliates.

        If you are a stockholder of Orbital ATK and would like to request any documents that are referenced in this proxy statement, please do so by                , 2017, to receive them before the special meeting. If you request any documents from Orbital ATK, we will mail them to you by first class mail, or another equally prompt means, within one business day after Orbital ATK receives your request.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. THIS PROXY STATEMENT IS DATED                , 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A—AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER
Among
NORTHROP GRUMMAN CORPORATION
NEPTUNE MERGER, INC.
and
ORBITAL ATK, INC.
Dated as of September 17, 2017

GLOSSARY

Term	Section
2015 Company Performance Shares	5.04(c)(i)
2015 Performance Share Merger Consideration	5.04(c)(i)
Acceptable Confidentiality Agreement	4.02(a)
Acquisition Agreement	4.02(b)
Adverse Change Notice	4.02(b)
Adverse Recommendation Change	4.02(b)
affiliate	8.03(a)
Agreement	Preamble
Alternate Financing	5.07(c)
Appraisal Shares	2.02
Baseline Financials	8.03(b)
Benefit Plans	8.03(c)
Certificate	2.01(c)
Certificate of Merger	1.03
Citigroup	3.01(w)
Closing	1.02
Closing Date	1.02
Code	2.04(f)
Commitment Letter	3.02(f)
Company	Preamble
Company Bylaws	3.01(a)
Company Certificate	3.01(a)
Company Common Stock	2.01
Company Deferred Stock Units	3.01(c)(i)
Company Equity-Based Awards	3.01(c)(i)
Company ESPP	8.03(d)
Company Intellectual Property	3.01(o)(ii)(B)
Company Letter	3.01
Company Material Adverse Effect	8.03(e)
Company Owned Intellectual Property	3.01(o)(i)
Company Performance Shares	3.01(c)(i)
Company Personnel	8.03(f)
Company Phantom Stock Units	3.01(c)(i)
Company Preferred Stock	3.01(c)(i)
Company Restricted Shares	3.01(c)(i)
Company Stock Options	3.01(c)(i)
Company Stock Plans	8.03(g)
Confidentiality Agreement	8.03(h)
Consent	3.01(d)
Continuing Employee	5.05(a)
Contract	3.01(d)
Controlled Affiliate	8.03(i)
Council Regulation	8.03(j)
DGCL	1.01
Effective Time	1.03
Environmental Claims	3.01(k)
Environmental Law	3.01(k)
Environmental Permits	3.01(k)

Term	Section
Equity Equivalents	3.01(c)(iii)
ERISA	8.03(c)
ERISA Affiliate	8.03(l)
ESPP Participants	5.04(i)
ESPP Suspension Date	5.04(i)
Exchange Act	3.01(d)
Exchange Fund	2.04(a)
FAR	8.03(m)
FCPA	3.01(r)(v)
Fee Letter	3.02(f)
Filed Company Contract	3.01(i)
Filed SEC Document	3.01(e)(i)
Financing	3.02(f)
Financing Sources	8.03(n)
Financing Sources Related Parties	7.02
GAAP	3.01(e)(i)
Government Bid	8.03(o)
Government Contract	8.03(p)
Governmental Entity	3.01(d)
Hazardous Materials	3.01(k)
HSR Act	3.01(d)
indebtedness	8.03(q)
Intellectual Property	3.01(o)
IRS	3.01(l)(ii)
Judgment	8.03(r)
knowledge	8.03(k)
Law	8.03(s)
Leased Real Property	3.01(n)(iii)
Legal Restraints	6.01(c)
Liens	3.01(b)
Maximum Premium	5.06(c)
Measurement Time	3.01(c)(i)
Merger	Recitals
Merger Consideration	2.01(c)
New Commitment Letter	5.07(c)
NISPOM	3.01(s)(vi)
Option Merger Consideration	5.04(a)
Original Financing Failure	5.07(c)
Outside Date	7.01(b)(i)
Owned Real Property	3.01(n)(ii)
Parent	Preamble
Parent Material Adverse Effect	8.03(t)
Parent Retention Grant	5.04(c)(ii)
Parent Welfare Plan	5.05(b)
Paying Agent	2.04(a)
Performance Share Merger Consideration	5.04(c)(ii)
Permits	3.01(j)(i)
Permitted Liens	3.01(i)(iv)
Permitted Restrictions	5.03(a)
person	8.03(u)

Term	Section
Proceeding	3.01(h)
Proxy Statement	3.01(d)
Release	3.01(k)
Representatives	8.03(v)
Required Divestitures	5.03(a)
Restricted Share Merger Consideration	5.04(b)
Restriction	5.03(a)
Review Laws	5.03(a)
SEC	3.01(d)
SEC Documents	3.01(e)(i)
Section 262	2.02
Securities Act	3.01(e)(i)
Significant Program Contracts	3.01(i)(xii)
SOX	3.01(e)(i)
Specified Contracts	3.01(i)
Stockholder Approval	3.01(v)
Stockholders Meeting	5.01(c)
Sub	Preamble
Subsequent Period Company Performance Shares	5.04(c)(ii)
Subsequent Period Performance Share Merger Consideration	5.04(c)(ii)
Subsidiary	8.03(w)
Superior Proposal	4.02(a)
Surviving Corporation	1.01
Takeover Proposal	4.02(a)
Tax Return	3.01(m)(i)
Taxes	3.01(m)(i)
Taxing Authority	3.01(m)(i)
Termination Fee	5.08(b)
Trade Secrets	3.01(o)
Uncertificated Shares	2.01(c)
Welfare Plan	3.01(l)(iv)

        AGREEMENT AND PLAN OF MERGER, dated as of September 17, 2017 (this "Agreement"), by and among Northrop Grumman Corporation, a Delaware corporation ("Parent"), Neptune Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Orbital ATK, Inc., a Delaware corporation (the "Company").

        WHEREAS, the Board of Directors of each of Parent, Sub and the Company has approved this Agreement;

        WHEREAS the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would survive and become a wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement, declared its advisability and recommended that this Agreement be adopted by the stockholders of the Company or Sub, as the case may be; and

        WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

The Merger

        SECTION 1.01.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

        SECTION 1.02.    Closing.     The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by Law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by Law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.03.    Effective Time of the Merger.     Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, the parties shall properly file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

        SECTION 1.04.    Effects of the Merger.     The Merger shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.05.    Certificate of Incorporation and Bylaws.     (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended by virtue of the Merger at the Effective Time to read in its entirety as set forth on Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law and, in each case, subject to Section 5.06.

          (b)   The bylaws of the Company as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in the same form as the bylaws of Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Sub shall be replaced by references to Orbital ATK, Inc.) and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law and, in each case, subject to Section 5.06.

        SECTION 1.06.    Directors.     The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.07.    Officers.     The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

Conversion of Securities

        SECTION 2.01.    Conversion of Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), or the holder of any shares of capital stock of Sub:

          (a)    Capital Stock of Sub.    Each issued and outstanding share of common stock of Sub, par value $0.01 per share, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Cancelation of Treasury Stock and Parent-Owned Stock.    All shares of Company Common Stock that are owned as treasury stock by the Company or owned by Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (c)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 2.01(b) and (ii) except as provided in Section 2.02, the Appraisal Shares) shall be converted into the right to receive $134.50 in cash, without interest (the "Merger Consideration"). At the Effective Time such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a "Certificate") or evidence of shares in book-entry form ("Uncertificated Shares"), in each case, that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to withholding as provided in Section 2.04(f).

        SECTION 2.02.    Appraisal Rights.     Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence in book entry form that immediately prior to the Effective Time represented Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL that are received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Notwithstanding anything to the contrary in this Agreement, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, or otherwise negotiate, any such demands, or agree to do or commit to do any of the foregoing.

        SECTION 2.03.    Adjustments.     If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Company Common Stock shall occur by reason of any reclassification, recapitalization, split or combination (including a reverse stock split), exchange, merger, consolidation or readjustment of shares, or any stock dividend thereon with a record date during such period, or any similar transaction or event, the Merger Consideration and any other similarly dependent items, as the case may be, shall be appropriately and equitably adjusted to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.03 shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.

        SECTION 2.04.    Exchange of Certificates.     (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates and Uncertificated Shares (the "Paying Agent"), and in connection therewith, shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit with the Paying Agent, for the benefit of holders of shares of Company Common Stock, cash in immediately available funds (such cash in immediately available funds, the "Exchange Fund") in an amount necessary for the payment of the aggregate Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates and Uncertificated Shares, it being understood that all such funds shall be invested as directed by Parent and that any and all interest or other amounts earned with respect to funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of Certificates and Uncertificated Shares shall be entitled under Section 2.01(c), Parent shall promptly deposit, or cause to be deposited, in the Exchange Fund additional cash in immediately available funds so as to ensure that the Exchange Fund has sufficient funds available for Paying Agent to make all such payments.

          (b)    Exchange Procedure.    As soon as reasonably practicable after the Effective Time (but in no event later than two business days thereafter), the Surviving Corporation or Parent shall cause the Paying Agent to mail to (i) each holder of record of a Certificate (A) a form of letter of transmittal (which shall include an accompanying IRS Form W-9 or the applicable IRS Form W-8, shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of such Certificates to the Paying Agent and shall be in a customary form and have such other provisions as reasonably acceptable to Parent and the Company) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and (ii) each holder of Uncertificated Shares (A) materials advising such holder of the effectiveness of the Merger and the conversion of its Uncertificated Shares into the right to receive the Merger Consideration and (B) a check in an amount equal to the aggregate amount of Merger Consideration to which such holder is entitled. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash equal to the Merger Consideration that such holder has the right to receive pursuant to Section 2.01(c), and each Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and accompanied by all documents required to evidence and effect such transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.04, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate, as applicable, have been converted pursuant to Section 2.01(c). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

          (c)    No Further Ownership Rights in Company Common Stock.    All Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. After the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II. No cash payment with respect to the Merger Consideration shall be paid to the holder of any unsurrendered Certificate until the surrender of such Certificate in accordance with this Section 2.04.

          (d)    No Liability.    None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any Merger Consideration that would otherwise have been payable to a holder of a Certificate or Uncertificated Shares which is delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any holder of a Certificate or Uncertificated Shares has not received the Merger Consideration that such holder is entitled to under this Section 2.04, and such Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such date, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (e)    Lost Certificates.    If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable and customary amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation, as the case may be, shall pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate.

          (f)    Withholding Rights.    Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable to any person pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended (the "Code") or any applicable state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made.

          (g)    Termination of Exchange Fund.    At any time following the six-month anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund or that had otherwise been made available to the Paying Agent pursuant to Section 2.04(a) and that have not been disbursed to holders of Certificates or Uncertificated Shares, and thereafter, subject to the time limitations in Section 2.04(d), such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders or to holders of Uncertificated Shares, as applicable, as determined pursuant to this Agreement, without any interest thereon.

ARTICLE III

Representations and Warranties

        SECTION 3.01.    Representations and Warranties of the Company.     Except as set forth in (x) the letter delivered by the Company to Parent on or prior to the date of this Agreement (the "Company Letter") (with specific reference to the Section of this Agreement to which the information stated in such disclosure relates; provided that disclosure of information in any section of the Company Letter shall be deemed to qualify or apply to other Sections in this Article III to the extent it is reasonably apparent on the face of such disclosure that such disclosure is relevant to such other Sections) or (y) the Filed SEC Documents filed on or after January 1, 2016, other than any disclosure contained therein under the caption "Risk Factors" or "Forward-Looking Statements" or any other disclosure contained therein of information, factors or risks that are predictive, cautionary or forward-looking in nature and not statements of historical fact (it being agreed that any matter disclosed in such Filed SEC Documents shall be deemed to qualify this Article III only to the extent that it is reasonably apparent on the face of such disclosure the Section or Sections of this Article III to which such disclosure is relevant), the Company represents and warrants to Parent and Sub as follows:

          (a)    Organization, Standing and Corporate Power.    Each of the Company and each Subsidiary of the Company (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company, partnership or other organizational power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its assets or properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except, in the case of clause (i) above, with respect to the Company), or to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (the "Company Certificate"), the bylaws of the Company, as amended to the date of this Agreement (the "Company Bylaws") and the certificate or articles of incorporation and bylaws or comparable organizational documents of each Subsidiary of the Company, in each case as amended to the date of this Agreement.

          (b)    Subsidiaries.    Section 3.01(b) of the Company Letter sets forth a list as of the date of this Agreement of each Subsidiary of the Company and its place and form of organization. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary of the Company are owned by the Company, by one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, options, security interests or other encumbrances of any kind or nature whatsoever (collectively, "Liens"), and free and clear of any other restriction (including any restriction on the right to vote, sell or dispose of such capital stock or other equity or voting interest), except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except for the capital stock of, or other equity or voting interests in, Subsidiaries of the Company, neither the Company nor any of its Subsidiaries own, directly or indirectly, any capital stock of, or other equity or voting interests in, or any interest convertible into or exchangeable for any capital stock of, or other equity or voting interest in, any person.

          (c)    Capital Structure.    (i) The authorized capital stock of the Company consists of 180,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share, of the Company (the "Company Preferred Stock"). At the close of business on September 8, 2017 (such date and time, the "Measurement Time"), (A) 57,621,261 shares of Company Common Stock (excluding treasury shares but including 302,247 shares of Company Common Stock granted under the Company Stock Plans and subject to forfeiture conditions (the "Company Restricted Shares")) were issued and outstanding, (B) 11,313,763 shares of Company Common Stock were held by the Company as treasury shares, (C) 2,086,845 shares of Company Common Stock were reserved and available for issuance in the aggregate pursuant to the Company Stock Plans, options to purchase shares of Company Common Stock pursuant to the Company Stock Plans (the "Company Stock Options") were outstanding, entitling the holders thereof to receive an aggregate of 270,126 shares of Company Common Stock, performance-based restricted stock units granted under the Company Stock Plans (the "Company Performance Shares") were outstanding, entitling the holders thereof to receive an aggregate of 52,204, 208,815 and 417,630 shares of Company Common Stock based on "threshold", "target" and "maximum" performance levels, respectively, deferred stock units granted under the Benefit Plans (the "Company Deferred Stock Units") were outstanding, entitling the holders thereof to receive an aggregate of 94,524 shares of Company Common Stock and phantom stock units granted under the Benefit Plans (the "Company Phantom Stock Units") were outstanding, entitling the holders thereof to receive cash payments equal to the value of an aggregate of 12,986 shares of Company Common Stock (the Company Restricted Shares, the Company Stock Options, the Company Performance Shares, the

  Company Deferred Stock Units and the Company Phantom Stock Units collectively, the "Company Equity-Based Awards") and (D) 1,820,525 shares of Company Common Stock were reserved and available for issuance pursuant to the Company ESPP. As of the date of this Agreement, none of the issued and outstanding shares of Company Common Stock (other than the Company Restricted Shares) are subject to vesting or forfeiture conditions or a right of repurchase by the Company. All outstanding Company Equity-Based Awards have been granted under the Company Stock Plans. Other than the Company Stock Plans and the award agreements thereunder, there is no plan, Contract or arrangement providing for the grant of Company Equity-Based Awards. No shares of Company Preferred Stock are issued or outstanding. No shares of Company Common Stock are owned by any Subsidiary of the Company. As of the date of this Agreement, other than the outstanding Company Equity-Based Awards or pursuant to the Company ESPP, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or Company ESPP or otherwise from the Company, on a deferred basis or otherwise.

             (ii)  Except for outstanding shares of Company Common Stock and Company Equity-Based Awards, as of the Measurement Time, no shares of capital stock of, or other equity or voting interests in, the Company, or securities convertible into, or exchangeable or exercisable for, any such capital stock of, or other equity or voting interests in, the Company were issued, reserved for issuance or outstanding. From the Measurement Time to the date of this Agreement, (A) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than issuances of shares of Company Common Stock pursuant to the exercise or settlement of Company Equity-Based Awards outstanding as of the Measurement Time pursuant to the existing terms thereof and (B) there have been no issuances by the Company of securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, restricted stock units, performance units, phantom stock awards, or other rights to acquire or receive shares of capital stock of, or other equity or voting interests in, the Company, or other securities that are linked to the value of Company Common Stock or the value of the Company or any part thereof.

            (iii)  All outstanding shares of capital stock of the Company are, and all shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth in this Section 3.01(c), there are no (A) bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries that may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of the Company or its Subsidiaries may vote or (B) securities or other instruments or rights (including stock appreciation rights, phantom stock awards or other similar rights) issued by, or other obligations of, the Company or any of its Subsidiaries, in each case, that are linked to, or the value of which is in any way based upon or derived from, the value of any class of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote (the items referred to in clauses (A) and (B) collectively, "Equity Equivalents"). Except as set forth in this Section 3.01(c), there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, (x) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, (y) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract or (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of the Company or any of its Subsidiaries. Except pursuant to the forfeiture conditions of the Company Equity-Based Awards outstanding as of the date of this Agreement and except pursuant to any cashless exercise or Tax withholding provisions of or authorizations related to such Company Equity-Based Awards as in effect on the date of this Agreement, there are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the knowledge of the Company, as of the date of this Agreement there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

          (d)    Authority; Noncontravention.    The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval. The execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity. The Board of Directors of the Company, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as set forth in Section 5.01(c) and (iv) recommending that the Company's stockholders adopt this Agreement, which resolutions, except to the extent expressly permitted by Section 4.02, have not been rescinded, modified or withdrawn in any way. The execution and delivery by the Company of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation, first offer, first refusal, modification or acceleration of any right or obligation or to a loss, suspension, limitation or impairment of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements of any person under (including any right of a holder of a security of the Company or any of its Subsidiaries to require the Company or any of its Subsidiaries to acquire such security), any provision of (x) the Company Certificate or the Company Bylaws or the certificate of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking or license, whether oral or written (each, including all amendments thereto, a "Contract"), or Permit to or by which the Company or any of its Subsidiaries is a party or bound or to or by which any of their respective properties or assets are subject or bound or otherwise under which the Company or any of its Subsidiaries has rights or benefits or (z) subject to the governmental filings and other matters referred to in the following sentence, any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets, assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to prevent, materially impede or materially delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement. No consent, waiver, approval, order or authorization ("Consent") of or from, or registration, declaration or filing with, or notice to, any Federal, state or local, domestic or foreign government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (I) the filing of a premerger notification and report form by the Company and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under such other applicable competition, merger control, antitrust or similar Laws set forth in Section 3.01(d) of the Company Letter, (II) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (IV) any filings required under the rules and regulations of the New York Stock Exchange and (V) such other Consents the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to prevent, materially impede or materially delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement.

        (e)    SEC Documents.     (i) The Company has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents with the SEC required to be filed or furnished by the Company since January 1, 2015 (together with all documents and information incorporated therein by reference, the "SEC Documents"), in each case at or prior to the time required. No Subsidiary of the Company is, or has been, required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to, the SEC. As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act")) and as of their respective filing dates (in the case of all other SEC Documents), each SEC Document complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, "SOX"), in each case, applicable to such SEC Document, and none of the SEC Documents at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed or furnished and publicly available prior to the date of this Agreement (a "Filed SEC Document") has been amended, restated, revised or superseded by a later filed or furnished Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC relating to the SEC Documents. As of the date of this Agreement, to the knowledge of the Company, none of the SEC Documents is the subject of any ongoing review by the SEC. The financial statements (including the related notes) of the Company included in the SEC Documents complied, at the time the respective statements were filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were derived from the books of account and other financial records of the Company and its Subsidiaries, were prepared in accordance with generally accepted accounting principles in effect from time to time in the United States of America ("GAAP") (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal recurring year-end adjustments that are immaterial in nature). Except as reflected or reserved against on the consolidated balance sheet of the Company included in the Company's financial statements (or the notes thereto) included in the Filed SEC Documents, the Company and its Subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are required to be recorded as a liability or disclosed by GAAP in the financial statements or footnotes thereto other than liabilities or obligations that (A) were incurred after the date of the latest balance sheet included in the Baseline Financials in the ordinary course of business consistent with past practice or (B) were incurred in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement.

             (ii)  The Company is in compliance in all material respects with the provisions of SOX applicable to it.

            (iii)  The principal executive officer of the Company and the principal financial officer of the Company each has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, as applicable, with respect to the SEC Documents, and the statements contained in such certifications were accurate as of the date they were made. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has (since the Company was subject thereto) arranged any outstanding, "extension of credit" to directors or executive officers within the meaning of Section 402 of SOX.

            (iv)  Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Securities Act)) where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or any of its Subsidiaries' published financial statements or other SEC Documents.

             (v)  The Company maintains "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) and "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) as required by the Exchange Act. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has not identified any current significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting.

          (f)    Information Supplied.    None of the information included or incorporated by reference in the Proxy Statement will, at the time it is filed with the SEC, at the date it is first mailed to the Company's stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or any of its Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

          (g)    Absence of Certain Changes or Events.    From January 1, 2017 to the date of this Agreement, (i) except in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement or as expressly contemplated or permitted by this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (ii) there has not been any Company Material Adverse Effect or any change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (h)    Litigation.    There is no claim, action, suit, arbitration or judicial, administrative or regulatory proceeding or investigation (each, a "Proceeding") pending or, to the knowledge of the Company, threatened or reasonably anticipated by or against the Company, any of its Subsidiaries or the Controlled Affiliate that, individually or in the aggregate, would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole. There is no Judgment of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries or, to the knowledge of the Company, the Controlled Affiliate that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (i)    Contracts.    Neither the Company nor any of its Subsidiaries is party to any Contract required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act as of the date of this Agreement that has not been so filed (a "Filed Company Contract"). Section 3.01(i) of the Company Letter sets forth (with specific reference to the subsection of this Section 3.01(i) to which such Contract relates, including any further subsection) a list as of the date of this Agreement of:

              (i)  each Contract pursuant to which the Company or any of its Subsidiaries has agreed not to compete with any person in any geographic area or in any activity or business that (A) is material to the operation of the Company and its Subsidiaries, taken as a whole, or (B) after the Effective Time would restrict Parent or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) in any material respect;

             (ii)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for exclusivity (A) pursuant to which the Company or any of its Subsidiaries is restricted in any respect, which restrictions are material to the operation of the Company and its Subsidiaries, taken as a whole, or (B) which after the Effective Time would restrict Parent or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) in any respect, in each of the above clauses (A) and (B), with respect to the development, manufacture, marketing or distribution of their respective products or services;

            (iii)  each Contract under which the Company or any of its Subsidiaries has incurred any indebtedness having an aggregate principal amount in excess of $10,000,000;

            (iv)  each Contract which has aggregate future sums due to or from the Company or any of its Subsidiaries of more than $10,000,000 during the life of the Contract and to or by which the Company or any of its Subsidiaries is a party or bound creating or granting a Lien (including Liens upon properties or assets acquired under conditional sales, capital leases or other title retention or security devices), other than (1) Liens for Taxes, assessments and other governmental charges not yet due and payable that are payable without penalty or that are being contested in good faith and, in each case, for which adequate reserves have been established, (2) Liens for landlords', carriers', warehousemen's, mechanics', repairmen's, workers' or similar Liens incurred in the ordinary course of business consistent with past practice, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (3) Liens incurred in the ordinary course of business consistent with past practice in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (4) Liens incurred in the ordinary course of business consistent with past practice that are not reasonably likely to adversely interfere in a material respect with the use of the properties or assets encumbered thereby (collectively, "Permitted Liens");

             (v)  each Contract which has aggregate future sums due to or from the Company or any of its Subsidiaries of more than $25,000,000 per annum or $100,000,000 over the life of the Contract and to or by which the Company or any of its Subsidiaries is a party or bound (other than Benefit Plans) containing any provisions contemplating or relating in any way to a "change in control" or similar event with respect to the Company or one or more of its Subsidiaries, including provisions requiring Consent of, or notice to, any Governmental Entity or other person in the event of a change in control of the Company or one or more of its Subsidiaries, or otherwise having the effect of providing that the consummation of the Merger or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, termination, right of first refusal or first offer, material amendment, revocation, cancelation or acceleration of any material obligation, or loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company, Parent or any of their respective Subsidiaries, or to any increased, guaranteed, accelerated or additional material rights or material entitlements of any person;

            (vi)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound granting the other party to such Contract or a third party "most favored nation" pricing or terms and contemplates aggregate payments to the Company or any of its Subsidiaries in excess of $15,000,000 per annum and that (1) applies to the Company or any of its Subsidiaries or (2) following the Effective Time, would apply to Parent or any of its Subsidiaries other than the Surviving Corporation or its Subsidiaries;

           (vii)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound forming or establishing, or relating to the formation or establishment or operation of, any joint venture (whether in partnership, limited liability company or other legal entity), in each case, that is material to the operation of the Company and its Subsidiaries, taken as a whole;

          (viii)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound entered into in connection with the settlement or other resolution of any Proceeding involving the future performance of material obligations by the Company or any of its Subsidiaries;

            (ix)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound containing any standstill provisions which in any material respect limit (1) the ability of any person to acquire the securities or assets of the Company or any of its Subsidiaries or (2) the ability of the Company or any of its Subsidiaries to acquire the securities or assets of any person;

             (x)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound that contains any continuing indemnification, "earn-out" or other similar contingent payment obligations (other than milestone payments and warranty obligations, in each case, under commercial Contracts entered into the ordinary course of business consistent with past practice), or credit support relating to such obligations, which would reasonably be expected to result in payments in excess of $10,000,000;

            (xi)  each Contract (1) under which the Company or any of its Subsidiaries licenses or sublicenses material Intellectual Property from or to any third party (other than non-exclusive licenses to customers and off-the-shelf, commercially available and/or "shrink-wrap" agreements) outside of the ordinary course of business consistent with past practice or (2) that restricts in any material respect the right of the Company or any of its Subsidiaries to use, deploy or register any material Intellectual Property; and

           (xii)  each Contract pursuant to which the Company guarantees performance obligations of any person either (1) which would reasonably be expected to result in payments by the Company in excess of $10,000,000 or (2) with a remaining term of longer than two years from the date of this Agreement (other than (A) Contracts that are terminable at will or upon advance notice, in each case, by the Company or its Subsidiaries, prior to the expiration of the remaining term and (B) off-the shelf, commercially available and/or "shrink-wrap" agreements or that contain similar immaterial obligations).

    The Contracts of the Company or any of its Subsidiaries of the type referred to in clauses (i) through (xii) of this Section 3.01(i) (whether in effect on the date of this Agreement or entered into following the date of this Agreement and prior to the Closing Date), together with the Filed Company Contracts and the Significant Program Contracts, are collectively referred to in this Agreement as "Specified Contracts". The Company has made available to Parent a true and complete copy of, and all material substantive written modifications and amendments currently in effect to, (x) each of the Specified Contracts other than the Significant Program Contracts and (y) a representative Contract for each of the programs listed on Section 3.01(i)(y) of the Company Letter (all Contracts for such programs, the "Significant Program Contracts"). Each Specified Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity. Each of the Company and its Subsidiaries has performed or is performing all material obligations required to be performed by it under the Specified Contracts and is not (with or without notice or lapse of time or both) in breach in any material respect or default thereunder, and has not waived (other than any implied waiver) or failed to enforce any material rights or benefits thereunder and, to the knowledge of the Company, no other party to any of the Specified Contracts is (with or without notice or lapse of time or both) in breach in any material respect or default thereunder. To the knowledge of the Company, there has occurred no event that (with or without notice or lapse of time or both) would give to others any right of termination, material amendment or cancelation of any Specified Contract.

          (j)    Permits; Compliance with Laws.    (i) The Company and its Subsidiaries possess all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, "Permits") that are necessary for them to own, lease, operate or otherwise hold their properties and assets and to carry on their businesses as currently conducted except where the failure to possess a Permit, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any communication since January 1, 2015 from any person that alleges that the Company or any of its Subsidiaries is not in compliance with, or is subject to liability under, any Permit or relating to the revocation or modification of any Permit that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole.

             (ii)  Each of the Company, its Subsidiaries and, to the knowledge of the Company, the Controlled Affiliate is, and has been since January 1, 2015, in compliance with all applicable Laws, except for such noncompliance that, individually or in the aggregate, is not and would not reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, and, to the knowledge of the Company, no facts or circumstances exist that are reasonably likely to give rise to a violation of, or a liability under, any applicable Law that, individually or in the aggregate, would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, the Controlled Affiliate, has received any written communication since January 1, 2015 from any person that alleges that the Company or any of its Subsidiaries or the Controlled Affiliate is not in compliance with, or is subject to liability under, any applicable Law that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, the Controlled Affiliate, has received any written notice that any potentially material investigation or review by any Governmental Entity is pending with respect to the Company or any of its Subsidiaries or the Controlled Affiliate or any of the assets or operations of any of them or that any such investigation or review is contemplated and, to the knowledge of the Company, no facts or circumstances exist that are reasonably likely to give rise to any such investigation or review with respect to the Company or any of its Subsidiaries or, to the knowledge of the Company, the Controlled Affiliate.

          (k)    Environmental Matters.    (i) Each of the Company and its Subsidiaries is, and, except for matters that have been fully and finally resolved or with respect to which the Company and its Subsidiaries would not reasonably expect to incur further material liability or obligation, since January 1, 2012, has been, in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, is not and would not reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has received any written notice alleging that the Company or such Subsidiary is in violation of, or may have liability under, any Environmental Law that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole; (ii) each of the Company and its Subsidiaries possesses and is in compliance in all material respects with all material Permits required under Environmental Laws ("Environmental Permits") for the conduct of its operations as currently conducted, and all such Environmental Permits are valid and in good standing; (iii) there are no material Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (iv) to the knowledge of the Company, there has been no Release of or exposure to any Hazardous Material that would reasonably be expected to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries or against any person whose liabilities for such Environmental Claims the Company or any of its Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law. Notwithstanding any other provisions herein, other than the representations and warranties of the Company contained in Sections 3.01(d), 3.01(e)(i) and 3.01(g), this Section 3.01(k) contains the sole and exclusive representations and warranties of the Company with respect to Environmental Laws, Hazardous Materials, Environmental Permits, Environmental Claims or any other environmental matters.

          For all purposes of this Agreement, (w) "Environmental Claims" means any and all administrative, regulatory or judicial Proceedings, Judgments, demands, directives, claims, Liens or written notices of noncompliance or violation by or from any person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Material at any location, or (2) the failure to comply with any Environmental Law; (x) "Environmental Law" means any Law, legally binding agreement or Environmental Permit issued, promulgated or entered into by or with any Governmental Entity relating to the regulation of pollution, or to the protection or regulation of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, the climate, human health as it relates to exposure to hazardous or toxic materials, or to the protection of endangered or threatened species; (y) "Hazardous Materials" means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, pesticides, hazardous or toxic substances and any other chemical, material, substance or waste that is prohibited, limited or regulated, or that can result in liability, under any Environmental Law; and (z) "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment or within any building, structure, facility or fixture.

          (l)    Employee Benefits and Labor Matters.    (i) Section 3.01(l)(i) of the Company Letter sets forth a list of each material Benefit Plan. With respect to each material Benefit Plan, the Company has delivered or made available to Parent true and complete copies of (A) such Benefit Plan (or, in the case of any unwritten Benefit Plans, written descriptions thereof), including any amendments thereto, (B) the most recent annual report, or such similar report, statement, or information return required to be filed with or delivered to any Governmental Entity, if any, with respect to such Benefit Plan (including reports filed on Form 5500 with accompanying schedules and attachments), (C) the most recent summary plan description (if any), and any summary of material modifications, prepared for such Benefit Plan for which a summary plan description is required under applicable Law, (D) each trust agreement and group annuity or insurance Contract and other documents relating to the funding or payment of compensation or benefits under such Benefit Plan (if any) and (E) the most recent actuarial valuation for such Benefit Plan (if any). Other than any instances of non-compliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect: (x) each Benefit Plan has been administered, funded and invested in accordance with its terms; and (y) the Company and its Subsidiaries and each Benefit Plan are in compliance with applicable Law, including ERISA and the Code, and all applicable Laws respecting labor, employment, fair employment practices (including equal employment opportunity Laws), worker classification, terms and conditions of employment, workers' compensation, occupational safety and health, and wages and hours.

             (ii)  Each Benefit Plan intended to be Tax qualified under the Code has been the subject of a favorable determination, opinion or advisory letter from the U.S. Internal Revenue Service (the "IRS") to the effect that such Benefit Plan is qualified and exempt from United States Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such letter has been revoked (nor, as of the date of this Agreement, has revocation been threatened). Each Benefit Plan required to have been approved by any Governmental Entity outside of the United States (or permitted to have been approved to obtain any beneficial Tax or other status) has been so approved or timely submitted for approval, and no such approval has been revoked (nor, as of the date of this Agreement, has revocation been threatened).

            (iii)  Neither the Company nor any ERISA Affiliate has sponsored, maintained, contributed to or been obligated to contribute to, or has any actual or contingent liability under, any Benefit Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a "multiemployer plan" (within the meaning of

    Section 4001(a)(3) of ERISA, whether or not subject to ERISA), or that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

            (iv)  No Benefit Plan that provides welfare benefits, whether or not subject to ERISA (each, a "Welfare Plan"), provides benefits, and there are no written understandings with respect to the provision of welfare benefits, after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B of the Code or any similar state, local or foreign Law.

             (v)  None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (whether alone or as a result of any termination of employment on or following the Effective Time) will (A) entitle any Company Personnel to severance, termination, retention, change in control or similar compensation or benefits, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to any Benefit Plan, (C) result in any payment that will be considered an "excess parachute payment" within the meaning of Section 280G of the Code to any "disqualified individual" within the meaning of Section 280G of the Code or (D) limit or restrict the ability of Parent or the Company to merge, amend or terminate any Benefit Plan. Neither the Company nor any Subsidiary has any obligation to provide, and no Benefit Plan provides, any Company Personnel with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

            (vi)  Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice of any, and there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other material claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving or asserting any rights or claims to benefits under, any Benefit Plan or in respect of labor or employment matters.

           (vii)  All material contributions, premiums and benefit payments under or in connection with each Benefit Plan that are required to have been made by the Company or any of its Subsidiaries in accordance with the terms of such Benefit Plan and applicable Laws have been timely made or, in cases where funding is not required, have been accrued to the extent required by GAAP.

          (viii)  Section 3.01(l)(viii) of the Company Letter lists all collective bargaining agreement or other similar agreements with a labor union, works council or similar organization covering any current Company Personnel.

            (ix)  Since January 1, 2015 through the date of this Agreement, (A) there have been and are no labor unions or works councils purporting to represent or attempting to represent any employees employed by the Company or any of its Subsidiaries, nor is there any pending or threatened application for certification of a collective bargaining agent seeking to represent any employees of the Company or any of its Subsidiaries or any pending union or works council representation election, (B) there has not been nor, to the knowledge of the Company, is there threatened any labor strike, work stoppage, organized slowdown, picketing or concerted refusal to work overtime by, or lockout of, any employees of the Company or any of its Subsidiaries, (C) the Company has not received written notice or threat of, and, to the knowledge of the Company, there are not pending any unfair labor practice charges against the Company or its Subsidiaries before the National Labor Relations Board or any similar state, local or foreign Governmental Entity and (D) the Company has not received written notice or threat of, and, to the knowledge of the Company, there are not pending, any suits, actions or other proceedings alleging violation of any applicable Laws pertaining to labor relations or employment matters that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, including any charge or complaint filed by any Company Personnel before the Equal Employment Opportunity Commission or any similar state, local or foreign Governmental Entity responsible for the prevention of unlawful employment practices, and any lawsuit alleging violation of applicable labor or employment Laws (including human rights Laws).

          (m)    Taxes.    (i) For the purposes of this Agreement, (A) "Taxes" shall include all (1) Federal, state and local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever (including any escheat and unclaimed property obligations) and any interest, penalties or additions imposed with respect thereto, whether or not disputed and (2) liability for the payment of any amounts of the types described in clause (1) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (3) liability for the payment of any amounts as a result of transferee or successor liability with respect to the payment of any amounts of the types described in clause (1) or (2); (B) "Taxing Authority" means any Governmental Entity exercising regulatory authority in respect of any Taxes; and (C) "Tax Return" means any return, declaration, report, estimate, form, claim for refund, information return, statement or other document in each case relating to Taxes (including any related or supporting information with respect thereto, any certificate, schedule or attachment thereto and any amendment thereof).

             (ii)  Except for those matters that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

              (A)  all Tax Returns required to be filed by the Company and each of its Subsidiaries have been timely filed (taking into account any extensions);

              (B)  all such Tax Returns are true and correct in all respects;

              (C)  the Company and each of its Subsidiaries has timely paid or withheld all Taxes required to be paid or withheld; and

              (D)  no Liens (other than Permitted Liens) for Taxes exist, and no outstanding claims for Taxes have been asserted in writing against the Company or any of its Subsidiaries.

            (iii)  The most recent financial statements in the Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items).

            (iv)  No audit or other Proceeding with respect to material Taxes or Tax Returns of the Company or any of its Subsidiaries is currently in progress, and no deficiency for any material amount of Tax has been asserted or assessed by a Taxing Authority against the Company or any of its Subsidiaries that has not been completely settled, paid or withdrawn.

             (v)  There is no currently effective agreement extending or waiving the period of assessment or collection for any material Taxes. The relevant statute of limitations is closed with respect to all material Tax Returns of the Company and its Subsidiaries for all taxable years through March 31, 2013.

            (vi)  In the five years prior to the date hereof, neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) other than a group consisting solely of the Company and any of its Subsidiaries or (B) has any material liability for the Taxes of any person other than the Company or one of its Subsidiaries under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law).

           (vii)  Neither the Company nor any of its Subsidiaries is bound by an agreement or arrangement the primary purpose of which relates to Taxes (other than (A) such an agreement or arrangement exclusively between or among the Company and its Subsidiaries and (B) the Tax Matters Agreement dated as of February 9, 2015 between the Company (formerly known as Alliant Techsystems Inc.) and Vista Outdoor Inc.).

          (viii)  To the knowledge of the Company, all representations made by the Company in the letter dated February 9, 2015, to Hogan Lovells US LLP and Cravath, Swaine & Moore LLP for the purposes of their respective tax opinions were true and correct in all respects as of such date and, to the Company's knowledge, there have been no subsequent events, changes, facts or circumstance which have caused those representations not to be true and correct as of February 9, 2015. To the knowledge of the Company, there was no agreement, understanding, or arrangement by one or more officers or directors acting on behalf of the Company, by "controlling shareholders" of the Company, or by another person or persons with the implicit or explicit permission of one or more of such officers, directors, or "controlling shareholders," with Parent or with a person or persons with the implicit or explicit permission of Parent, nor were there discussions of significant economic terms by one or more officers or directors acting on behalf of the Company, by "controlling shareholders" of the Company, or by another person or persons with the implicit or explicit permission of one or more officers, directors, or "controlling shareholders," with Parent or with a person or persons with the implicit or explicit permission of Parent, concerning Parent's acquisition of all or a significant portion of the Company during the period beginning on February 9, 2013 and ending on February 9, 2015. For purposes of this paragraph, "controlling shareholder" shall have the meaning set forth in U.S. Treasury Regulation Section 1.355-7(h)(3). Neither the Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to be governed in whole or in part by Section 355 of the Code (A) in the two years prior to the date hereof or (B) as part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in connection with the Merger.

            (ix)  Neither the Company nor any of its Subsidiaries has "participated" in a "reportable transaction" within the meaning of U.S. Treasury Regulation Section 1.6011-4.

             (x)  Neither the Company nor any of its Subsidiaries has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (xi)  Neither the Company nor any of its Subsidiaries owns any interest in any entity that is treated as a "passive foreign investment company" within the meaning of Section 1297(a) of the Code.

           (xii)  Each of the Company and its Subsidiaries has disclosed on its U.S. Federal income Tax Returns all positions taken therein that could give rise to a "substantial understatement" within the meaning of Section 6662 of the Code.

          (n)    Properties.    (i) Each of the Company and its Subsidiaries has good and marketable title to, or in the case of leased property and leased tangible assets has valid and enforceable leasehold interests in, all of its material properties and tangible assets, free and clear of all Liens, except for Permitted Liens.

             (ii)  Section 3.01(n)(ii) of the Company Letter sets forth a list, as of the date of this Agreement, of all material real property and material interests in real property owned by the Company or any of its Subsidiaries (collectively, in each case together with all buildings, structures, improvements and fixtures thereon and all easements and rights of way pertaining thereto or accruing to the benefit thereof and all other appurtenances and real property rights pertaining thereto, the "Owned Real Property"). As of the date of this Agreement, (A) the Company or one of its Subsidiaries has good and insurable fee simple title to all Owned Real Property, in each case free and clear of all Liens other than Permitted Liens and (B) there are no reversion rights, outstanding options or rights of first refusal in favor of any other person to purchase, lease, occupy or otherwise utilize the Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially and adversely affect the use of such Owned Real Property. There is no pending or, to the knowledge of the Company, threatened condemnation or eminent domain proceeding with respect to any Owned Real Property.

            (iii)  Section 3.01(n)(iii) of the Company Letter sets forth a list as of the date of this Agreement of all material real property and material interests in real property leased by the Company or any of its Subsidiaries (each such property, a "Leased Real Property").

            (iv)  With respect to each Leased Real Property, (A) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone the right to use or occupy such Leased Real Property or any portion thereof and (B) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other Lien in any such leasehold estate or any interest therein.

             (v)  Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of all leases of Leased Real Property to which it is a party and under which it is in occupancy, and each such lease is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity.

          (o)    Intellectual Property.    (i) Section 3.01(o)(i) of the Company Letter sets forth a list, as of the date of this Agreement, of all material Intellectual Property that is owned by the Company or any of its Subsidiaries (the "Company Owned Intellectual Property") that is registered or subject to an application for registration.

             (ii)  (A) The Company or one of its Subsidiaries has the exclusive title to all Company Owned Intellectual Property, free and clear of all Liens other than Permitted Liens. All Company Owned Intellectual Property is subsisting and, to the knowledge of the Company, is valid and enforceable.

              (B)  The Company or one of its Subsidiaries owns, or is licensed or otherwise permitted to use (in each case, free and clear of all Liens other than Permitted Liens) all Intellectual Property used or held for use in the business of the Company and its

      Subsidiaries and that is material to the business of the Company and its Subsidiaries (the "Company Intellectual Property").

              (C)  No material claims are pending or, to the knowledge of the Company, have been asserted, in each case against the Company or any of its Subsidiaries by any person (i) claiming that the Company or any of its Subsidiaries is infringing or has infringed any third party Intellectual Property or (ii) challenging the validity, ownership, patentability, enforceability, ability to register or use by the Company or any of its Subsidiaries of any Intellectual Property (including actions before the United States Patent and Trademark Office or comparable foreign governmental authorities). As of the date of this Agreement, to the knowledge of the Company, no person is infringing or misappropriating the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property.

              (D)  The operation of the business of the Company and its Subsidiaries as currently conducted does not (1) to the knowledge of the Company, infringe on, misappropriate or otherwise violate the rights of any person in respect of any material Intellectual Property or (2) violate the terms of any agreement pursuant to which the Company or any of its Subsidiaries possesses the right to use any material Intellectual Property.

              (E)  Since January 1, 2015, neither the Company nor any of its Subsidiaries has asserted or threatened in writing to assert in any court any claims of infringement or other violations of its rights in or to the Company Owned Intellectual Property or Intellectual Property exclusively licensed by the Company.

              (F)  The Company and its Subsidiaries have timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Company Owned Intellectual Property that is registered or subject to an application for registration. Each of the Company and its Subsidiaries has taken commercially reasonable actions to maintain the secrecy of all material Trade Secrets which constitute Company Owned Intellectual Property.

            For purposes of this Agreement, "Intellectual Property" means all trademarks, service marks, trade names, brand names, Internet domain names, logos, certification marks, trade dress, publicity rights and other indications of origin (including any common law rights with respect to the foregoing), the goodwill associated with the foregoing and registrations or applications for registration in any jurisdiction, foreign or domestic, of the foregoing and any extensions, modifications or renewals thereof; designs, industrial models, methods of doing business, all patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction, foreign or domestic; all nonpublic information, processes, procedures, product specifications, research records, test information, market surveys, marketing plans and techniques, formulae, recipes, trade secrets, inventions, know-how, customer lists, databases, data rights and other confidential information (collectively, "Trade Secrets") and rights in any jurisdiction, foreign or domestic, to limit the use or disclosure thereof by any person; all writings and other published or unpublished works of authorship, whether copyrightable or not (including computer software, source code and object code versions thereof and all related documentation), in any jurisdiction, foreign or domestic; all copyrights (including any common law rights), any registrations or applications for registration thereof in any jurisdiction, foreign or domestic, and any extensions, modifications or renewals thereof; and all similar intellectual property or proprietary rights.

          (p)    Insurance.    The Company or its Subsidiaries are either self-insured or maintain policies of fire and casualty, liability and other forms of insurance coverage in each case in such amounts, with such deductibles and against such risks and losses as are customary in all material respects for businesses in the Company's and its Subsidiaries' businesses. All such insurance policies that are material to the Company or any of its Subsidiaries are in full force and effect and no written notice of cancelation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy. All premiums due and payable under any material insurance policies have been paid.

          (q)    Related Party Transactions.    Since January 1, 2017 there have not been any transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned Subsidiaries of the Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that are not so disclosed.

          (r)    Unlawful Payments and Trade Practices.    (i) Since January 1, 2010, neither the Company nor any of its Subsidiaries nor the Controlled Affiliate, nor, to the knowledge of the Company, any Representative of the Company or any of its Subsidiaries or the Controlled Affiliate, nor, to the knowledge of the Company, any other person acting for or on behalf of, or purporting to act for or on behalf of, the Company or any of its Subsidiaries or the Controlled Affiliate:

              (A)  has directly or indirectly (1) made, offered or promised to make, or authorized or ratified or facilitated the making of, any payment to any person in violation of the FCPA or any other Law that prohibits corruption, bribery or money laundering, (2) given, offered or promised to give, or authorized or ratified or facilitated the giving of, any gift, political or charitable contribution or other thing of value or advantage to any person in violation of the FCPA or any other Law that prohibits corruption, bribery or money laundering, (3) requested or received any payment, gift, political or charitable contribution or other thing of value or advantage in violation of the FCPA or any other Law that prohibits corruption, bribery or money laundering, (4) violated any provision of the FCPA or any other Law that prohibits corruption, bribery or money laundering or (5) violated any trade sanctions or trade control regulations, whether administered by the Office of Foreign Assets Control of the U.S. Treasury Department or otherwise; or

              (B)  has been subject to any actual, pending or, to the knowledge of the Company, threatened or reasonably anticipated civil, criminal or administrative Proceeding, or made any voluntary disclosures to any Governmental Entity, with respect to conduct within the scope of subsection (A) above.

             (ii)  Since January 1, 2015, there have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any secret or unrecorded fund or any unlawful payment, gift, political or charitable contribution or other thing of value or advantage and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

            (iii)  The Company, its Subsidiaries and the Controlled Affiliate have in place policies, procedures and controls that are reasonably designed to promote and ensure compliance with the FCPA and other applicable anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which the Company or any of its Subsidiaries or the Controlled Affiliate do business and have maintained such policies, procedures and controls in force.

            (iv)  Since January 1, 2015, to the knowledge of the Company, (A) all imports, exports, re-exports, sales or transfers of products, services or Intellectual Property or related technical information of the Company and its affiliates have been effected in all material respects in accordance with all applicable export control, anti-terrorism and anti-boycott Laws and (B) all products shipped by the Company and its affiliates have been accurately marked, labeled, licensed and transported in all material respects in accordance with all applicable export control, anti-terrorism and anti-boycott Laws.

             (v)  For the avoidance of doubt, any reference to "other thing of value" in this Section 3.01(r) includes meals, entertainment, travel and lodging. For purposes of this Agreement, the "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and any rules, regulations and guidance promulgated thereunder.

          (s)    Government Contracts.    (i) Since January 1, 2015, the representations and certifications made by the Company, its Subsidiaries and the Controlled Affiliate to the applicable Governmental Entity with respect to any Government Contract or Government Bid were, to the Company's knowledge, accurate in all material respects as of their effective dates, and the Company and its Subsidiaries and, to the Company's knowledge, the Controlled Affiliate have complied in all material respects with all such representations and certifications. Since January 1, 2015, neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, the Controlled Affiliate, has knowingly, intentionally or with reckless disregard made any materially untrue representation or certification to any Governmental Entity with respect to any Government Contract or Government Bid.

             (ii)  (A) Neither the Company nor any of its Subsidiaries has received written notice of any currently pending or, to the knowledge of the Company, threatened material Proceeding, and, to the knowledge of the Company, no circumstances exist that would reasonably be expected to give rise to any material Proceeding, brought by any Governmental Entity, prime contractor, subcontractor or vendor against the Company or any of its Subsidiaries relating to performance under any Government Contract. Since January 1, 2015, neither the Company nor any of its Subsidiaries has received a notice of termination for convenience, a notice of termination for default, a material cure notice or a material show cause notice pertaining to any material Government Contract.

              (B)  Since January 1, 2015, neither the Company nor any of its Subsidiaries has received written notice of any pending or, to the knowledge of the Company, threatened Proceeding, and, to the knowledge of the Company, no circumstances exist that would reasonably be expected to give rise to any Proceeding, brought by any Governmental Entity, prime contractor, subcontractor or vendor against the Company or any of its Subsidiaries relating to any Government Contract or Government Bid that involves allegations of a material violation of the Federal False Claims Act or any similar statute, a material violation of the Truth in Negotiations Act, or any fraud, bribery, falsification or destruction of records, making false statements or any similar action.

            (iii)  Since January 1, 2015, neither the Company nor any of its Subsidiaries has made, nor, to the knowledge of the Company, is the Company or any of its Subsidiaries required to make, any material mandatory disclosure pursuant to the FAR mandatory disclosure provisions (FAR 9.406-22(b)(1)(vi), 9.407-2(a)(8) & 52.203-13) or the International Traffic in Arms Regulations to a Governmental Entity in connection with any Government Contract or Government Bid.

            (iv)  (A) The government approved systems (including accounting, property, EVMS and billing) of the Company and its Subsidiaries with respect to material Government Contracts and material Government Bids are, and since January 1, 2015 have been, in compliance with all applicable Laws, except for such noncompliance that, individually or in the aggregate, is not and would not reasonably be expected to be material and adverse to the Company and its Subsidiaries taken as a whole, and have been approved, where applicable, by the U.S.

    government's Defense Contract Audit Agency or Defense Contract Management Agency. Since January 1, 2015, (1) no money due to the Company or any of its Subsidiaries under any material Government Contract or material Government Bid has been withheld or offset, nor has any written claim been made to withhold or offset money due to the Company or any of its Subsidiaries thereunder, other than any such withholding or offset that does not exceed $25,000,000 per Government Contract or Government Bid, and (2) subject to applicable rate approvals, the Company and its Subsidiaries, as applicable, are entitled to all progress payments received with respect to each material Government Contract or material Government Bid. No Government Contract has an estimate at completion or other requirement or condition that would reasonably be expected to result in a material liability or other significant financial exposure to the Company or any of its Subsidiaries, other than any such liabilities or exposures that (1) are reflected in the financial plan of the Company set forth in Section 3.01(s)(iv)(A) of the Company Letter or (2) do not exceed $25,000,000 in the aggregate.

              (B)  With respect to each material Government Contract and Government Bid, since January 1, 2015, (1) neither the Company nor any of its Subsidiaries has received written notice of any finding of fraud or any claim of any material liability by a Governmental Entity, prime contractor or subcontractor as a result of defective pricing, labor mischarging or improper payments on the part of the Company or any of its Subsidiaries and (2) no cost incurred by the Company or any of its Subsidiaries has been disallowed, nor is any such cost the subject of any investigation, in any amount which is material to the Company and its Subsidiaries, taken as a whole, other than pursuant to routine audit.

             (v)  Neither the Company nor any of its Subsidiaries nor the Controlled Affiliate nor any of their respective principals, as defined by FAR 52.209-5 or other applicable agency regulations, has been (A) debarred, suspended or excluded from participation in, or the award of, Government Contracts, Government Bids or doing business with any Governmental Entity, (B) the subject of a finding of non-compliance, nonresponsibility or ineligibility for government contracting, (C) proposed for, or been subject to, suspension, debarment or exclusion Proceedings or threatened in writing with suspension, debarment or exclusion Proceedings, including requests to show cause or (D) for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs. To the knowledge of the Company, no circumstances exist that would reasonably be expected to warrant the institution of any such debarment, suspension or exclusion Proceeding or that would reasonably be expected to result in debarment, suspension or exclusion in any U.S. or foreign jurisdiction.

            (vi)  No information that is required to be disclosed in any section of the Company Letter has not been so disclosed by reason of any prohibition on the disclosure of classified information. The Company and its Subsidiaries possess all material facility security clearances and material personnel security clearances necessary to conduct the business of the Company and its Subsidiaries as it is currently being conducted in all material respects. The Company and its Subsidiaries are in compliance in all material respects with the requirements applicable to such facility security clearances and personnel security clearances, including those set forth in the National Industrial Security Program Operating Manual ("NISPOM"), the NISPOM Supplement, all applicable Director of Central Intelligence Directives and any Contracts, including the provisions of all applicable DD254 forms and any requirements therein relating to the provision of notice with respect to this Agreement. Neither the Company nor any of its Subsidiaries has received written notice of, and, to the knowledge of the Company, there is no, proposed or threatened termination of any facility security clearance or personnel security clearance.

          (t)    Organizational and Personal Conflicts.    To the knowledge of the Company, there are no activities or relationships between, on the one hand, the Company or any of its Subsidiaries and, on the other hand, Parent, that would reasonably be expected to result in an organizational or personal conflict of interest, as defined by FAR, as a result of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement. The Company and its Subsidiaries are in compliance with all organizational or personal conflict of interest (as defined by FAR) mitigation plans entered into by the Company or any of its Subsidiaries in connection with any active program or proposal except for any noncompliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have not received any written notice of any failure to comply with such plans or the existence of any prohibited organizational or personal conflict of interest in connection with any Government Contract or Government Bid that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (u)    State Takeover Statutes.    Assuming the accuracy of the representations and warranties in Section 3.02(e), the approval of this Agreement and the Merger by the Board of Directors of the Company referred to in Section 3.01(d) constitutes the only action necessary to render inapplicable to this Agreement, the Merger, the other transactions contemplated by this Agreement and compliance with the terms of this Agreement, the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement. No other state takeover or similar statute or regulation, and, assuming the accuracy of the representations and warranties in Section 3.02(e), no analogous provision in the Company Certificate or the Company Bylaws, is applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement.

          (v)    Voting Requirements.    The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

          (w)    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other person, other than Citigroup Global Markets Inc. ("Citigroup"), the fees and expenses of which will be paid by the Company or one or more of its Subsidiaries, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent true and complete copies of all agreements under which such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (x)    Opinion of Financial Advisor.    The Board of Directors of the Company has received an opinion of Citigroup to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, assumptions and other matters set forth therein, the Merger Consideration to be received by the stockholders of the Company (other than holders of (i) shares to be canceled in accordance with Section 2.01(b) and (ii) Appraisal Shares) pursuant to this Agreement is fair to such stockholders from a financial point of view, a copy of which opinion will be delivered to Parent, for informational purposes only, as promptly as reasonably practicable upon receipt thereof by the Company.

          (y)    Disclaimer.    Except as set forth in this Section 3.01, none of the Company, its Subsidiaries or any of their respective affiliates or Representatives makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of the Company, its Subsidiaries or their respective affiliates. Any such other representation or warranty is hereby expressly disclaimed. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Company in this Section 3.01, none of the Company, its Subsidiaries or any of their respective affiliates or Representatives makes or has made any representation or warranty to Parent or any of its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate or budget of future results or future financial condition relating to the Company, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to Parent or any of its affiliates or Representatives in the course of their due diligence investigation of the Company, any of its Subsidiaries or their respective businesses, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

        SECTION 3.02.    Representations and Warranties of Parent and Sub.     Parent and Sub represent and warrant to the Company as follows:

          (a)    Organization.    Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted.

          (b)    Authority; Noncontravention.    Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity. The execution and delivery by Parent and Sub of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, any provision of (i) the certificate of incorporation or bylaws (or similar organizational documents) of Parent or Sub, (ii) any Contract or Permit to or by which Parent or Sub is a party or bound or to or by which their respective properties or assets are subject or bound or otherwise under which Parent or Sub has rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law applicable to Parent or Sub or their respective properties or assets (assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub), other than any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. No Consent of or from, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement or the compliance by Parent and Sub with the provisions of this Agreement, except for (v) the filing of a premerger notification and report form and the expiration or termination of the waiting period under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (w) the filing by the Company with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (x) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (y) any filings required under the rules and regulations of the New York Stock Exchange and (z) such other Consents the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (c)    Information Supplied.    None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, at the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that, for the avoidance of doubt, no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement.

          (d)    Interim Operations of Sub.    Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has engaged in no business other than in connection with the Merger and the other transactions contemplated by this Agreement.

          (e)    No Ownership of Company Capital Stock.    Neither Parent nor Sub, nor any of their respective Subsidiaries (nor any of their respective "Associates" as defined in Section 203 of the DGCL), is or has been during the past three years an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Neither Parent nor Sub nor any of their respective Subsidiaries is, nor during the two-year period immediately prior to the date of this Agreement has been, the beneficial owner of Company Common Stock representing 10% or more of the outstanding shares of Company Common Stock.

          (f)    Financing.    Parent will have on the Closing Date sufficient funds available (through credit arrangements or otherwise) to pay the aggregate Merger Consideration and all related fees and expenses required to be paid by Parent and the Surviving Corporation. Parent has delivered to the Company true and complete copies of (i) an executed commitment letter, from Parent's Financing Sources (such commitment letter or any replacement commitment letter as contemplated by Section 5.07(a), the "Commitment Letter") pursuant to which Parent's Financing Sources have agreed, subject to the terms and conditions therein, to provide the debt financing for the Merger and the other transactions contemplated by this Agreement (the debt financing pursuant to the Commitment Letter or otherwise shall be referred to herein as the "Financing"), and (ii) any fee letter associated with the Commitment Letter (the "Fee Letter") (it being understood that any such fee letter has been redacted as required by the counterparties thereto and to omit fee amounts and the terms of the "market flex" items in a customary manner). As of the date of this Agreement, the Commitment Letter is in full force and effect and is the legal, valid, binding and enforceable obligation of Parent, and, to the knowledge of Parent, each of the other parties thereto, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity. The Commitment Letter has not been amended or modified on or prior to the date of this Agreement and as of the date of this Agreement, no such amendment or modification is contemplated by Parent (except as described in the Fee Letter), and as of the date of this Agreement, the respective commitments contained in the Commitment Letter have not been withdrawn, terminated or rescinded in any respect. As of the date of this Agreement, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Parent or, to the knowledge of Parent, any of the other parties thereto, under the Commitment Letter. As of the date of this Agreement, Parent has no reason to believe that any of the conditions to the Financing contemplated in the Commitment Letter will not be satisfied or that the Financing will not be made available to Parent on the Closing Date. As of the date of this Agreement, there are no side letters or other contracts directly related to the Financing to which Parent or any of its Subsidiaries is a party other than the Commitment Letter and the Fee Letter and any related customary engagement letters and confidentiality agreements. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, any and all commitment or other fees which are due and payable on or prior to the date of this Agreement pursuant to the terms of the Commitment Letter and the Fee Letter.

          (g)    Investigation by Parent.    Parent has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company, its Subsidiaries and their respective businesses. Parent acknowledges that, except for the representations and warranties of the Company expressly set forth in Section 3.01, none of the Company nor any of its Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or any of its Representatives. Without limiting the generality of the foregoing, except for the representations and warranties made by the Company in Section 3.01, none of the Company nor any of its Representatives or any other person has made a representation or warranty to Parent with respect to (i) any projections, estimates or budgets of future results or future financial condition relating to the Company, any of its Subsidiaries or their respective businesses or (ii) any material, documents or information relating to the Company, its Subsidiaries or their respective businesses made available to Parent or its Representatives in any "data room" or otherwise.

ARTICLE IV

Covenants Relating to Conduct of Business

        SECTION 4.01.    Conduct of Business.     (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or as specifically contemplated by this Agreement, required by applicable Law or as set forth in Section 4.01(a) of the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use reasonable best efforts to comply with all applicable Laws and, to the extent consistent therewith, use reasonable best efforts to keep available the services of their current officers and other employees, to preserve their assets, their relationships with material customers, suppliers, distributors and others having material business dealings with them and to maintain their material rights and material Permits. Without in any way limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as specifically contemplated by this Agreement, as required by applicable Law or as set forth in Section 4.01(a) of the Company Letter (with specific reference to the subsection of this Section 4.01 to which the information stated in such disclosure relates), the Company shall not, and shall not permit any of its Subsidiaries to:

            (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock or other equity or voting interests, other than (1) dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, and (2) regular quarterly cash dividends on Company Common Stock not exceeding $0.32 per share of Company Common Stock with declaration, record and payment dates consistent with past practice and in accordance with the Company's current dividend schedule and policy, (B) split, combine, subdivide or reclassify any of its capital stock or other equity or voting interests, or securities convertible into or exchangeable or exercisable for capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests, or (C) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for capital stock or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities (including any Company Equity-Based Awards, except pursuant to the forfeiture conditions of such Company Equity-Based Awards or the cashless exercise or Tax withholding provisions of or authorizations related to such Company Equity-Based Awards as in effect as of the date of this Agreement);

           (ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any (A) shares of its capital stock, other equity or voting interests or Equity Equivalents (other than the issuance of shares of Company Common Stock upon the exercise or settlement of Company Equity-Based Awards outstanding as of the date of this Agreement pursuant to the existing terms thereof), or (B) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or Equity Equivalents;

          (iii)  amend its certificate of incorporation or bylaws (or similar organizational documents);

          (iv)  acquire or agree to acquire, in a single transaction or a series of related transactions, (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (B) any other assets other than (1) capital expenditures, which are subject to the limitations of clause (vii) below, (2) purchases of raw materials, supplies, components, subassemblies or similar assets in the ordinary course of business consistent with past practice, and (3) other assets if the amount of consideration paid or transferred by the Company or any of its Subsidiaries would exceed $15,000,000 in the aggregate;

           (v)  sell, lease, license, sell and lease back, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except sales of inventory or used equipment in the ordinary course of business consistent with past practice and except for Permitted Liens;

          (vi)  (A) repurchase, prepay, redeem, defease, assume or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any "keep well" or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (1) the incurrence of borrowings under the Company's revolving credit facility (including letters of credit) as in effect on the date of this Agreement in the ordinary course of business consistent with past practice and (2) other indebtedness in the ordinary course of business not in excess of $5,000,000 at any one time outstanding or (B) make any loans, advances or capital contributions to, or investments in, any person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company, in the case of each of clauses (A) and (B), other than extensions of trade credit in the ordinary course of business consistent with past practice;

         (vii)  incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, other than (A) in accordance with the Company's discretionary investments plan for 2017 and 2018 set forth in Section 4.01(a)(vii) of the Company Letter or (B) any increases in such discretionary investments plan that individually are not in excess of $5,000,000 and in the aggregate are not in excess of $10,000,000;

        (viii)  pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms on the date of this Agreement, of claims, liabilities or obligations reserved against in the Baseline Financials (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or for an out-of-pocket amount in excess of $5,000,000 individually, in each case, the payment, discharge, settlement or satisfaction of which does not include any material obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Closing Date;

          (ix)  enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any material lease or sublease of real property or acquire any material interest in real property, in each case, for or involving a lease or sublease with annual lease payments in excess of $5,000,000;

           (x)  except as required by the terms of a Benefit Plan as in effect on the date of this Agreement, as required by applicable Law, as required to ensure that any Benefit Plan as in effect on the date of this Agreement is not then out of compliance with applicable Law, or as specifically required pursuant to this Agreement, (A) adopt, establish, enter into, terminate, amend or modify any Benefit Plan, (B) increase the compensation or benefits of any Company Personnel, (C) grant or amend any award under any Benefit Plan (including the grant or amendment of Company Equity-Based Awards), (D) grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any Company Personnel, (E) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan, (F) take any action to accelerate the time of payment or vesting of any compensation, benefits or funding obligations under any Benefit Plan or otherwise or (G) make any material determination under any Benefit Plan that is inconsistent with the ordinary course of business or past practice;

          (xi)  form any direct or indirect Subsidiary of the Company;

         (xii)  adopt, amend or enter into any collective bargaining agreement or other labor union Contract applicable to Company Personnel except in the ordinary course of business consistent with past practice;

        (xiii)  make any change in any financial or Tax accounting principle, method or practice, other than as required by GAAP or applicable Law;

        (xiv)  make any material Tax election inconsistent with past practice, settle or compromise any material Tax liability or refund, amend any material Tax Return, extend or waive the period of assessment or collection for any material Taxes or enter into any material agreement or arrangement the primary purpose of which relates to Taxes;

          (xv)  abandon or permit to lapse any of the material Intellectual Property of the Company or its Subsidiaries, except in the ordinary course of business consistent with past practice;

        (xvi)  (A) enter into, extend or renew any Contract or amendment thereof which, if executed prior to the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.01(i)(i), (ii), (v), (vi), (vii), (ix)(2), (x) or (xii) or (B) modify or amend in any material respect any Specified Contract (other than modifications or amendments to Significant Program Contracts in the ordinary course of business consistent with past practice, which modifications or amendments would not have a material and adverse impact on the financial plan of the Company set forth in Section 3.01(s)(iv)(A) of the Company Letter) or (C) accelerate, terminate or cancel, any Specified Contract;

       (xvii)  incur or commit to incur any expenditures in respect of independent research and development of products, systems or services other than in an amount such that the indirect rates do not exceed the forward pricing rate proposal or agreement currently in place with the applicable Governmental Entity;

      (xviii)  amend, modify or waive any of the Company's existing takeover defenses or take any action to render any state takeover or similar statute inapplicable to any transaction other than the Merger;

        (xix)  enter into any new line of business outside of the businesses of the Company and its Subsidiaries as of the date of this Agreement;

          (xx)  adopt a plan of complete or partial liquidation or resolutions providing for the dissolution, restructuring, recapitalization or other reorganization of the Company or dissolve or liquidate any material Subsidiary of the Company;

        (xxi)  enter into or amend any Contract or take any other action if such Contract, amendment of a Contract or action would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement; or

       (xxii)  authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

        SECTION 4.02.    No Solicitation.     (a) The Company (i) shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its or their Representatives to, directly or indirectly, (A) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any Takeover Proposal or any inquiries or the making of any proposal that would reasonably be expected to result in or lead to a Takeover Proposal or (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any Representative thereof) any information with respect to or in connection with, or otherwise knowingly cooperate with any person (or any Representative thereof) with respect to, any Takeover Proposal or any inquiries or proposals that would reasonably be expected to result in or lead to a Takeover Proposal, (ii) shall and shall cause its Subsidiaries and its and their respective Representatives to immediately cease and cause to be terminated all existing activities, discussions and negotiations with any person conducted heretofore with respect to any Takeover Proposal or any inquiries or proposals that would reasonably be expected to result in or lead to a Takeover Proposal and (iii) shall promptly, and in any event within two days following the date of this Agreement, request, and shall use its commercially reasonable efforts to cause, the prompt return or written acknowledgment of destruction of all confidential information previously furnished to any person within 24 months prior to the date of this Agreement for the purposes of evaluating a possible Takeover Proposal to the extent that the Company is entitled to have such documents returned or destroyed. Notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to release any person from or waive any standstill provision or similar provision with respect to any capital stock of the Company or any of its Subsidiaries in any agreement to which the Company or any of its Subsidiaries is a party solely to the extent that (x) such provision would otherwise prohibit the counterparty thereto from making a confidential Takeover Proposal directly to the Board of Directors of the Company in accordance with this Section 4.02 and (y) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law. Except to the extent otherwise permitted by the foregoing sentence, the Company shall, and shall cause its Subsidiaries to, enforce the standstill provisions of any such agreement. Notwithstanding anything in this Section 4.02 to the contrary, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written unsolicited Takeover Proposal received after the execution of this Agreement which did not result from a material breach of this Section 4.02, (x) the Company and its Representatives may contact the person proposing such Takeover Proposal or the Representatives of such person solely to clarify the terms and conditions thereof and (y) if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, the Company may, and may permit and authorize its Subsidiaries and its Representatives and its Subsidiaries' Representatives to, in each case subject to compliance with Section 4.02(c) and the other provisions of this Agreement, (1) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive of such person than those contained in the Confidentiality Agreement (an "Acceptable Confidentiality Agreement"); provided that all such information had been provided, or is concurrently provided, to Parent, and (2) participate in discussions or negotiations with, and only with, the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.02(a) by any Subsidiary of the Company or any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

        For purposes of this Agreement, the term "Takeover Proposal" means any proposal or offer from any person or "group" (as defined in Section 13(d) of the Exchange Act) (other than Parent or any of its Subsidiaries) providing for, in one transaction or a series of transactions, any (I) merger, consolidation, binding share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or (II) direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, license agreement or similar transaction, of (A) assets or businesses that constitute or represent 20% or more of the total revenue, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) or assets of the Company and its Subsidiaries, taken as a whole, or (B) 20% or more of the outstanding shares of Company Common Stock or of any class of capital stock of, or other equity or voting interests in, one or more of the Subsidiaries of the Company which, in the aggregate, directly or indirectly hold the assets or businesses referred to in clause (A) above.

        For purposes of this Agreement, the term "Superior Proposal" means any binding bona fide unsolicited written offer which did not result from a material breach of this Section 4.02(a) made by any person (other than Parent or any of its Subsidiaries) that, if consummated, would result in such person (or, in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, more than 50% of the Company Common Stock or the outstanding voting power of the Company or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and which offer, in the good faith determination of the Board of Directors of the Company (after consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation), (1) is more favorable from a financial point of view to the stockholders of the Company than the consideration payable in the Merger (taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise)) and (2) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

          (b)   Neither the Board of Directors of the Company nor any committee thereof shall (or shall agree or resolve to) (i) (A) withhold, withdraw, modify or qualify in a manner adverse to Parent or Sub, or propose publicly to withhold, withdraw, modify or qualify in a manner adverse to Parent or Sub, the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger or (B) recommend, declare advisable or propose to recommend or declare advisable the approval or adoption of any Takeover Proposal or resolve or agree to take any such action, or adopt or approve any Takeover Proposal (any action in this clause (i) being referred to as an "Adverse Recommendation Change") or (ii) cause or permit the Company or any Subsidiary of the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or would reasonably be expected to result in or lead to, any Takeover Proposal (other than an Acceptable Confidentiality Agreement). Notwithstanding the foregoing or anything else to the contrary in this Agreement, at any time prior to the Stockholder Approval, the Board of Directors of the Company may (x) other than in connection with a Takeover Proposal, effect an Adverse Recommendation Change under clause (A) of the definition thereof, or (y) in response to a Superior Proposal, effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(f) to accept such Superior Proposal, in the case of each of clauses (x) and (y), only if the Board of Directors of the Company has determined in good faith, after consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation, and after giving effect to all of the adjustments to the terms of this Agreement that have been offered in writing by Parent in accordance with this Section 4.02(b), that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided that the Board of Directors of the Company may not effect such an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(f) unless (1) the Board of Directors of the Company shall have first provided written notice to Parent (an "Adverse Change Notice") at least three business days prior to such action that it is prepared to take such action and specifying the reasons therefor, and, if such action is in response to a Superior Proposal, attaching the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal (including any financing thereof, to the extent such financing agreements are available) and (2) upon the end of such notice period, the Board of Directors of the Company shall have (aa) considered in good faith any revisions to the terms of this Agreement proposed in writing by Parent by the end of such notice period and (bb) determined in good faith, after consultation with its outside legal counsel and Citigroup or another financial advisor of nationally recognized reputation, that (I) in the case of a Superior Proposal, the offer previously constituting a Superior Proposal continues to constitute a Superior Proposal and (II) the failure to make an Adverse Recommendation Change would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law (it being understood and agreed that any amendment or modification to the financial terms or conditions or other material terms of such Superior Proposal shall require a new Adverse Change Notice and a new notice period under clause (1) of this proviso shall commence (except that the three business day period referred to in clause (1) of this proviso shall instead be a two business day period)). The Company agrees that, during the three or two business day period prior to its effecting an Adverse Recommendation Change or termination pursuant to Section 7.01(f), the Company and its Representatives shall negotiate in good faith with Parent and its Representatives (to the extent Parent desires and is willing to do so) regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent.

          (c)   In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall, as promptly as practicable and in any event within 24 hours after the receipt thereof, advise Parent orally and in writing of (i) any Takeover Proposal or any request for information or inquiry that the Company reasonably believes could lead to or contemplates a Takeover Proposal and (ii) the material terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent amendment or other modification to such terms and conditions and, if applicable, copies of any written requests, inquiries, proposals or offers, including proposed agreements) and the identity of the person making any such Takeover Proposal, request or inquiry. Commencing upon the provision of any notice referred to above, the Company (or its outside counsel) shall keep Parent (or its outside counsel) informed, on a reasonably current basis, of the status, including any change to the material terms and conditions, of such Takeover Proposal, request or inquiry, and the status of any discussions or negotiations with respect thereto.

          (d)   Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with its outside legal counsel, failure so to disclose would be inconsistent with applicable Law; provided, however, that the foregoing shall in no way eliminate or modify the effect that any such position or disclosure would otherwise have under this Agreement.

ARTICLE V

Additional Agreements

        SECTION 5.01.    Preparation of the Proxy Statement; Stockholders Meeting.     (a) Subject to Parent's compliance with its obligations contained in the next sentence, as promptly as practicable following the date of this Agreement, the Company shall prepare and, no later than the 15th calendar day (or, if such calendar day is not a business day, on the first business day subsequent to such calendar day) immediately following the date of this Agreement, file with the SEC the preliminary Proxy Statement. Parent shall furnish all information concerning Parent and Sub to the Company as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and shall otherwise reasonably cooperate with the Company in the preparation of the Proxy Statement and the resolution of any SEC comments related thereto. The Company shall notify Parent as promptly as practicable upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall provide (i) copies of all written correspondence or (ii) a summary of all oral communications, in each case between it and its Representatives, on the one hand, and the SEC, on the other hand, to Parent as promptly as practicable. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement in definitive form to be mailed to the Company's stockholders as promptly as reasonably practicable after, but in any event not more than one business day after, the

Proxy Statement is cleared by the SEC for mailing to the Company's stockholders. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto (including any oral response to comments), the Company (x) shall provide Parent and its counsel a reasonable opportunity to review and comment on such document or response (including any proposed oral response to comments), (y) shall include in such document or response all comments reasonably proposed by Parent and (z) shall not file or mail such document, or respond to the SEC, prior to receiving the approval of Parent or its counsel, which approval shall not be unreasonably withheld, conditioned or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC as promptly as practicable and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

          (b)   The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that none of such information will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement mailed to the holders of Company Common Stock shall include the notice of appraisal rights required to be delivered by the Company pursuant to Section 262 that complies with applicable Law.

          (c)   The Company shall, as promptly as reasonably practicable after the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the sole purpose of obtaining the Stockholder Approval and voting on a proposal to adjourn the Stockholders Meeting (and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith), which meeting the Company shall, absent any Legal Restraint that has the effect of preventing such action, cause to occur no later than the 35th calendar day (or, if such calendar day is not a business day, on the first business day subsequent to such calendar day) immediately following the date that the mailing of the Proxy Statement has been substantially completed (the "Stockholders Meeting"); provided that the Stockholders Meeting shall be held no earlier than the 50th calendar day after the date of this Agreement; and provided, further, that the Company, after consultation with Parent, may postpone or adjourn, or make one or more successive postponements or adjournments of, the Stockholders Meeting if the Company reasonably believes that (i)(A) the Company is unable to obtain a quorum of its stockholders at such time or (B) the Company will not receive proxies sufficient to obtain Stockholder Approval, whether or not a quorum is present, (ii) it is necessary to postpone or adjourn the Stockholders Meeting to ensure that any required amendment or supplement to the

  Proxy Statement is mailed to holders of Company Common Stock within a reasonable amount of time in advance of the Stockholders Meeting or (iii) such postponement or adjournment is required by Law or a court or other Governmental Entity of competent jurisdiction in connection with any actions in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement or has been requested by the SEC or its staff, so long as, in the case of any postponement or adjournment under clause (i) of this Section 5.01(c), the Stockholders Meeting is not postponed or adjourned more than an aggregate of 30 calendar days without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). In the event that during the three business days prior to the date that the Stockholders Meeting is then scheduled to be held, the Company delivers a notice of an intent to make an Adverse Recommendation Change, Parent may direct the Company to postpone the Stockholders Meeting for up to five business days and, to the extent permitted by applicable Law, the Company Certificate and the Company Bylaws, the Company shall promptly, and in any event no later than the next business day, postpone the Stockholders Meeting in accordance with Parent's direction, subject to the Company's right to postpone the Stockholders Meeting for a longer period pursuant to the immediately preceding sentence. The notice of the Stockholders Meeting shall state that a proposal to adopt this Agreement will be considered at the Stockholders Meeting. Subject to Section 4.02(b), (x) the Board of Directors of the Company shall recommend to holders of Company Common Stock that they adopt this Agreement and shall include such recommendation in the Proxy Statement and (y) the Company shall use its reasonable best efforts to solicit the Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal or, other than with respect to the immediately preceding sentence of this Section 5.01(c), the making of any Adverse Recommendation Change. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by Parent.

        SECTION 5.02.    Access to Information; Confidentiality.     (a) The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent's Representatives reasonable access upon reasonable advance notice and during normal business hours (under supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operation of the business of the Company and its Subsidiaries) during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, records, Contracts, Permits, documents, information, directors, officers and employees, and during such period the Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as reasonably practicable to Parent any information concerning its business as Parent may reasonably request. Notwithstanding the immediately preceding sentence, neither the Company nor any of its Subsidiaries shall be required to afford access or furnish information to the extent (i) relating to the minutes of the Company's Board of Directors or any committees thereof (including any presentations or other materials prepared by or for the Company's Board of Directors or any committee thereof) where the Company's Board of Directors or any such committee thereof discussed this Agreement, the Merger or the other transactions contemplated by this Agreement or any similar transaction with any other person, including any Takeover Proposal, (ii) the Company determines in good faith that affording such access or furnishing such information would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries (provided that the Company shall use its reasonable best efforts to allow for such access or to furnish such information in a manner that does not jeopardize the attorney-client privilege), (iii) that affording such access or furnishing such information would violate applicable Law or result in significant antitrust risk for the Company or its Subsidiaries or (iv) such request involves conducting subsurface, invasive or environmental sampling or testing, including with respect to building materials and indoor air quality. No investigation by Parent or any of its Representatives and no receipt of information by Parent or any of its Representatives shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision of this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Except as required by any applicable Law, Parent will hold, and will direct its Representatives to hold, any and all information received from the Company confidential in accordance with the Confidentiality Agreement.

          (b)   Subject to applicable Law, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, cooperate to ensure an orderly transition and integration process in connection with the Merger and the other transactions contemplated by this Agreement in order to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its Subsidiaries.

          (c)   Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent, as the sole stockholder of Sub, will adopt this Agreement.

          (d)   Without limiting the generality of the foregoing, the Company and each of its Subsidiaries shall cooperate, and shall cause its affiliates and Representatives to reasonably cooperate, with Parent in all Tax matters, including by maintaining and making available to Parent and its affiliates all books and records relating to Taxes.

          (e)   Parent and the Company shall take the actions set forth in Section 5.02(e) of the Company Letter.

        SECTION 5.03.    Reasonable Best Efforts; Consultation and Notice.     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article VI, (ii) the obtaining of all necessary actions or nonactions and Consents from, and the giving of any necessary notices to, Governmental Entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act (which each of the parties hereto shall file, or cause to be filed, as promptly as reasonably practicable after the date hereof, but not later than fifteen business days after the date hereof, such date to be determined by Parent in consultation with the Company) and other registrations, declarations and filings with, or notices to, Governmental Entities, that may be required under the HSR Act or other applicable antitrust, competition or pre-merger notification or trade regulation Laws of any jurisdiction (collectively, "Review Laws"), if any), (iii) the taking of all reasonable steps to provide any supplemental information requested by any Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Merger or the other transactions contemplated by this Agreement and (iv) the taking of all reasonable steps as may be necessary to avoid any Proceeding by any Governmental Entity or third party. In connection with and without limiting the generality of the foregoing, each of the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Merger and the other transactions contemplated by this Agreement, take all actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or its Subsidiaries (including Sub and, after the Effective Time, the Surviving Corporation and its Subsidiaries) be required to agree to or accept (A) any prohibition of or limitation on its or their ownership, or any limitation that would affect its or their operation, of any portion of their respective businesses or assets, including after giving effect to the Merger and the other transactions contemplated by this Agreement, (B) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the Merger and the other transactions contemplated by this Agreement, (C) any limitation on the ability of Parent or its Subsidiaries to acquire or hold or exercise full rights of ownership of any capital stock of the Company or its Subsidiaries, including after giving effect to the Merger and the other transactions contemplated by this Agreement, or (D) any other limitation on its or their ability to, or the manner in which they, operate, conduct or control their respective businesses or operations, including after giving effect to the Merger and the other transactions contemplated by this Agreement (any such action or limitation described in clauses (A) through (D), a "Restriction"), other than Permitted Restrictions, which Permitted Restrictions Parent or its Subsidiaries shall be required to agree if and only to the extent ultimately necessary to obtain pre-merger clearance from the U.S. and E.U. antitrust and competition law authorities (specifically, for (1) any waiting period applicable to the Merger under the HSR Act to have been terminated or expired and (2) the European Commission to have issued a decision finding the Merger to be compatible with the common market under the Council Regulation, or to have been deemed to have done so pursuant to Article 10(6) of the Council Regulation), provided that in the aggregate any such Permitted Restrictions would not have or reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or, after the Effective Time, the Surviving Corporation and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Permitted Restrictions" shall mean (x) Restrictions of the type described in clause (B) or (C) of the definition thereof solely involving the businesses or assets of the Company and its Subsidiaries which, in the aggregate, generated no more than $450,000,000 of the consolidated revenues of the Company and its Subsidiaries for the fiscal year ended December 31, 2016 (any such Restrictions described in this clause (x), "Required Divestitures") and (y) Restrictions of the type described in clause (A) or (D) of the definition thereof which are applied solely against and solely involve and impact the operations, businesses and assets of the Company and its Subsidiaries and which would not, individually or in the aggregate, when combined with the impact of any Required Divestitures, have or reasonably be expected to have a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or, after the Effective Time, the Surviving Corporation and its Subsidiaries, taken as a whole. For the avoidance of doubt, Parent is not required to agree to or accept any Restriction that involves, applies to or impacts the operations, businesses or assets of Parent or any of its affiliates other than Permitted Restrictions with respect to the Surviving Corporation and Subsidiaries of the Surviving Corporation. In no event shall the Company or any of its Subsidiaries be permitted to commit or agree to any Restriction without Parent's prior written consent. Nothing in this Section 5.03(a) shall require any party to take or agree to take any action with respect to its business or operations pursuant to this Section 5.03(a) unless the effectiveness of such agreement or action is conditioned upon the Closing. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or any of its Subsidiaries be obligated to litigate or participate in the litigation of any Proceeding brought by or against any Governmental Entity in connection with obtaining any Consent from any Governmental Entity in connection with the transactions contemplated by this Agreement.

          (b)   Notwithstanding anything to the contrary herein, Parent shall determine the strategy to be pursued for obtaining and lead the effort to obtain all necessary actions or nonactions and Consents from Governmental Entities in connection with the Merger and the other transactions contemplated by this Agreement and the Company shall take all reasonable actions to support Parent in connection therewith. Each of Parent and the Company shall (i) reasonably cooperate with each other in connection with any filing or submission with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and any Consents from any Governmental Entity in connection therewith and any investigation or other inquiry related thereto and in connection with resolving any such investigation or inquiry with respect to any such filing or the Merger, (ii) not extend any waiting or suspension period under any applicable Review Laws or enter into any agreement with any Governmental Entity not to consummate the Merger, including any timing agreements or agreements to pull and re-file their HSR filing, except with the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), (iii) respond as promptly as practicable to any applicable inquiries or requests received from any Governmental Entity for additional information or documentation, (iv) promptly make any applicable further filings or information submissions pursuant thereto that may be necessary or advisable and (v) promptly make any requisite filings or submissions required under any applicable Review Laws. Each of Parent and the Company shall (A) promptly notify the other party of any written or oral communication to that party or its Subsidiaries or Representatives from any Governmental Entity regarding the parties' collaborative efforts to obtain the Consents, (B) subject to applicable Law and to the extent reasonably practicable, permit the other party to review and comment on any written communication regarding such efforts prior to providing such communication to any Governmental Entity and (C) to the extent reasonably practicable, not agree to participate, or permit its Subsidiaries or Representatives or, in the case of the Company, the Controlled Affiliate, to participate, in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning Consents to the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity and reasonably practicable, gives the other party the opportunity to attend and participate. Without limiting the foregoing, neither party shall make any filings, submissions or written communications to any Governmental Entity to obtain the Consents without first providing a written copy of such filing, submission or communication to the other party (or as appropriate to such party's outside counsel) and allowing the other party a reasonable opportunity to provide comments on such filing, submission or communication prior to submission. Parent and the Company covenant and agree to incorporate all reasonable comments of the other party (or as appropriate such party's outside counsel) with respect to such filings, submissions and communications prior to delivery of the same to any Governmental Entity.

          (c)   (i) In connection with the continuing operation of the business of the Company and its Subsidiaries between the date of this Agreement and the Effective Time, subject to applicable Law, the Company shall consult in good faith on a reasonably regular basis with Parent to report material, individually or in the aggregate, operational developments, the general status of relationships with material customers, suppliers and resellers, the general status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent and in a manner consistent with (A) any organizational or personal conflict of interest mitigation plans, including firewalls, entered into by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is subject and (B) applicable confidentiality obligations, including the Confidentiality Agreement; provided, however, that no such consultation shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

             (ii)  Except as prohibited by applicable Law, the Company shall promptly notify Parent in writing of:

              (A)  (1) any representation or warranty made by Company contained in Section 3.01 becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied, (2) the failure of the Company to perform in any material respect any obligation to be performed by it under this Agreement such that the condition set forth in Section 6.02(b) would not be satisfied or (3) the occurrence of any change, development, event, effect, condition, occurrence, action or omission that would reasonably be expected to result in the condition set forth in Section 6.02(d) not being satisfied;

              (B)  any written notice or other communication from any person (other than a Governmental Entity) alleging that notice to or Consent of such person is required in connection with the Merger or the other transactions contemplated by this Agreement if the subject matter of such communication or the failure of the Company or one of its Subsidiaries to obtain such Consent would be material to the Company, the Surviving Corporation or Parent;

              (C)  any material written notice or other material communication from any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement, and a copy of any such notice or communication shall be furnished to Parent, together with the Company's written notice;

              (D)  any material written notice or other material communication from any customer, distributor, supplier or reseller to the effect that such customer, distributor, supplier or reseller is terminating or otherwise adversely modifying its relationship with the Company or any of its Subsidiaries as a result of the Merger or the other transactions contemplated by this Agreement; and

              (E)  any Proceedings commenced or, to the knowledge of the Company, threatened, or any circumstance that would reasonably be expected to lead to any Proceeding, against or involving the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.01(h) or that relate to the consummation of the Merger or the other transactions contemplated by this Agreement;

    provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further, that the failure to deliver any such notification, in and of itself, shall not result in the failure of, or otherwise affect, any of the conditions set forth in Article VI.

            (iii)  Except as prohibited by applicable Law, Parent shall promptly notify the Company in writing of:

              (A)  (1) any representation or warranty made by Parent or Sub contained in Section 3.02 becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied or (2) the failure of Parent or Sub to perform in any material respect any obligation to be performed by such party under this Agreement such that the condition set forth in Section 6.03(b) would not be satisfied;

              (B)  any written notice or other communication from any person (other than a Governmental Entity) alleging that notice to or Consent of such person is required in connection with the Merger or the other transactions contemplated by this Agreement if the subject matter of such communication or the failure of the Parent or one of its Subsidiaries to obtain such Consent would be material to the Company, the Surviving Corporation or Parent; and

              (C)  any Proceedings commenced or, to the knowledge of Parent, threatened, against or involving Parent or any of its Subsidiaries that relate to the consummation of the Merger or the other transactions contemplated by this Agreement;

    provided, however, that no such notification shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further, that the failure to deliver any such notification, in and of itself, shall not result in the failure of, or otherwise affect, any of the conditions set forth in Article VI.

          (d)   Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company, any of its Subsidiaries and/or any of their respective directors or officers relating to the Merger or the other transactions contemplated by this Agreement and will obtain the prior written consent of Parent prior to settling or satisfying any such claim, it being understood and agreed that this Section 5.03(d) shall not give Parent the right to direct such defense.

        SECTION 5.04.    Company Equity-Based Awards.     (a) Effective as of the Effective Time, by virtue of the Merger and without any action on the part of any holder of a Company Stock Option, except as set forth in Section 5.04(f) below, each then outstanding Company Stock Option (whether or not then vested and exercisable) (i) shall automatically become fully vested and (ii) shall terminate and be converted automatically into the right to receive a lump sum cash payment equal to (A) the product of (1) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, whether or not then vested, and (2) the excess, if any, of the Merger Consideration over the exercise price applicable to such shares of Company Common Stock subject to such Company Stock Option, less (B) any applicable withholding for Taxes (the "Option Merger Consideration"). For the avoidance of doubt, if the exercise price applicable to shares of Company Common Stock subject to such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall terminate and be canceled in exchange for no consideration. As of the Effective Time, each holder of Company Stock Options shall cease to have any rights with respect thereto, except the right to receive the Option Merger Consideration related to the applicable Company Stock Option, without interest, payable in accordance with this Section 5.04.

          (b)   Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Restricted Shares, except as set forth in Section 5.04(f) below, each then outstanding Company Restricted Share (i) shall automatically become fully vested and all restrictions with respect thereto shall lapse and (ii) shall terminate and be converted automatically into the right to receive a lump sum cash payment equal to (A) the Merger Consideration, less (B) any applicable withholding for Taxes (the "Restricted Share Merger Consideration"). As of the Effective Time, each holder of Company Restricted Shares shall cease to have any rights with respect thereto, except the right to receive the Restricted Share Merger Consideration for each Company Restricted Share, without interest, payable in accordance with this Section 5.04.

          (c)   Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Performance Shares, except as set forth in Section 5.04(f) below:

              (i)  in the event the Closing occurs prior to the date on which the Company Performance Shares granted in 2015 (the "2015 Company Performance Shares"), would vest in the ordinary course of business consistent with past practice, each then outstanding 2015 Company Performance Share (A) shall automatically become vested based on deemed achievement of performance metrics at the greater of target performance for all applicable metrics or actual performance for all applicable metrics for the performance period (without pro-ration) and all restrictions with respect thereto shall lapse and (B) shall terminate and be converted automatically into the right to receive a lump sum cash payment equal to (1) the product of (x) the number of shares of Company Common Stock subject to such Company Performance

    Share immediately prior to the Effective Time (determined after taking into account the vesting set forth in Section 5.04(c)(i)(A) and rounded up or down to the nearest share), and (y) the Merger Consideration, less (2) any applicable withholding for Taxes (the "2015 Performance Share Merger Consideration"); and

             (ii)  each then outstanding Company Performance Share that was granted in 2016 or 2017 (the "Subsequent Period Company Performance Shares") (A) shall automatically become vested based on deemed achievement of performance metrics at target performance for all applicable performance metrics with pro-ration in accordance with the applicable Company Stock Plan and the award agreements thereunder and (B) shall terminate and be converted automatically into the right to receive a lump sum cash payment equal to (1) the product of (x) the number of shares of Company Common Stock subject to such Company Performance Share immediately prior to the Effective Time (determined after taking into account the vesting set forth above), and (y) the Merger Consideration, less (2) any applicable withholding for Taxes (the "Subsequent Period Performance Share Merger Consideration" and together with the 2015 Performance Share Merger Consideration, the "Performance Share Merger Consideration"). With respect to each Subsequent Period Company Performance Share that is forfeited due to pro-ration, as soon as reasonably practicable following the Effective Time, Parent shall grant each holder thereof who remains an employee as of the grant date with an award of Parent restricted stock rights with respect to a number of shares of Parent common stock with a value equal to two times the value of such forfeited Company Performance Shares (for the avoidance of doubt, calculated at target performance multiplied by the Merger Consideration) (the "Parent Retention Grant"). One-half of the Parent Retention Grant shall vest on March 1, 2019 and the remaining one-half of the Parent Retention Grant shall vest on March 1, 2020, in each case subject to continued employment with Parent and its Subsidiaries as of such dates; provided, however, that holders of Parent Retention Grants who are involuntarily terminated other than for cause prior to March 1, 2019 shall vest in half of the Parent Retention Grant upon such termination.

            (iii)  As of the Effective Time, each holder of Company Performance Shares shall cease to have any rights with respect thereto, except the right to receive the Performance Share Merger Consideration for each Company Performance Share or the Parent Retention Grant, if applicable, without interest, payable in accordance with this Section 5.04.

          (d)   Effective as of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Deferred Stock Units, except as set forth in Section 5.04(f) below, each then outstanding Company Deferred Stock Unit (i) shall automatically become fully vested and (ii) shall be converted automatically into the right to receive a cash payment equal to (A) the product of (1) the number of shares of Company Common Stock subject to such Company Deferred Stock Unit immediately prior to the Effective Time, and (2) the Merger Consideration, less (B) any applicable withholding for Taxes, payable in accordance with, and subject to, the deferral elections applicable to such Company Deferred Stock Units as of immediately prior to the Effective Time.

          (e)   Effective as of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Phantom Stock Units, each then outstanding Company Phantom Stock Unit (i) shall automatically become fully vested and (ii) shall represent the right to receive a cash payment equal to (A) the product of (1) the number of shares of Company Common Stock subject to such Company Phantom Stock Unit immediately prior to the Effective Time, and (2) the Merger Consideration, less (B) any applicable withholding for Taxes, payable in accordance with, and subject to, the deferral elections applicable to such Company Phantom Stock Units as of immediately prior to the Effective Time.

          (f)    Notwithstanding anything to the contrary including the provisions of Sections 5.04(a), (b), (c) and (d) of this Agreement or otherwise, with respect to Permitted 2018 Awards (as defined and permitted by Section 4.01 of the Company Letter), only the 2018 Award Pro Rata Percentage shall become vested at the Effective Time and shall be entitled to the Option Merger Consideration, the Restricted Share Merger Consideration, the Performance Share Merger Consideration and the consideration set forth in Section 5.04(d). The remainder of any Permitted 2018 Award shall be forfeited. The 2018 Award Pro Rata Percentage means a fraction, (i) the numerator of which is the number of days that have elapsed from the grant date of such award (or in the case of Company Performance Shares, from the beginning of the performance period) through and including the Closing Date and (ii) the denominator of which is the total number of days from the grant date of such award (or in the case of Company Performance Shares, from the beginning of the performance period) through the final regularly scheduled vesting date of such award. For the avoidance of doubt, any Permitted 2018 Awards that are Company Performance Shares shall be cashed out at deemed target level performance with pro-ration in accordance with the terms of the first sentence of Section 5.04(c)(ii).

          (g)   As soon as reasonably practicable after the Effective Time (but in no event later than 10 days after the Effective Time), Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, pay the amounts payable pursuant to this Section 5.04, net of any applicable withholding Taxes, through the Surviving Corporation's payroll or a third party engaged to provide payroll services. Notwithstanding the foregoing, in the case of any Company Equity-Based Awards subject to Section 409A of the Code, including the Company Deferred Stock Units and the Company Phantom Stock Units, the payments required under this Section 5.04 shall be made in accordance with the deferral elections applicable to such Company Equity-Based Awards as in effect immediately prior to the Effective Time and otherwise in compliance with Section 409A of the Code.

          (h)   At or prior to the Effective Time, the Board of Directors of the Company (or if appropriate, any committee administering the applicable Company Stock Plans) shall adopt such resolutions or take such other actions as may be reasonably necessary or desirable to (i) effectuate the treatment of the Company Equity-Based Awards pursuant to this Section 5.04 and (ii) cause the Company Stock Plans (other than the Company ESPP) to terminate at the Effective Time.

          (i)    The Board of Directors of the Company (or, if appropriate, any committee administering the Company ESPP) shall adopt such resolutions or take such other actions as may be required to provide that with respect to the Company ESPP: (i) participants in the Company ESPP ("ESPP Participants") may not increase their payroll deductions under the Company ESPP from those in effect on the date of this Agreement; (ii) no new ESPP Participants may commence participation in the Company ESPP following the date of this Agreement; (iii) all participation in and purchases under the Company ESPP shall be suspended effective as of the last day of the offering period that includes the date of this Agreement (the "ESPP Suspension Date"), such that the offering period in effect as of the date of this Agreement will be the final offering period under the Company ESPP; and (iv) with respect to any offering period under the Company ESPP in effect as of the date of this Agreement, the Company shall ensure that such offering period ends at the ESPP Suspension Date and that each ESPP Participant's accumulated contributions for such offering period are applied to the purchase of shares of Company Common Stock in accordance with the terms of the Company ESPP unless the ESPP Participant has previously withdrawn from such offering period in accordance with the terms of the Company ESPP. Any cash remaining in the Company ESPP after purchases occurring on the ESPP Suspension Date shall be refunded to ESPP Participants promptly following the ESPP Suspension Date.

        SECTION 5.05.    Employee Matters.     (a) For the 12 month period following the Closing Date, Parent shall, and shall cause the Surviving Corporation to, provide to each employee of the Company and its Subsidiaries who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (a "Continuing Employee") with (i) at least the same base cash compensation or other base wages provided to such Continuing Employee immediately prior to the Effective Time; (ii) target annual incentive opportunities that are substantially comparable, in the aggregate, to the target annual cash incentive opportunity and target annual equity incentive opportunity provided to such Continuing Employee immediately prior to the Effective Time (which, in the case of incentive opportunities granted following the Closing, shall be subject to the terms and conditions of the applicable employee benefit plan maintained by Parent or its Subsidiaries); (iii) severance benefits that are no less favorable, in the aggregate, than the severance benefits provided to such Continuing Employee immediately prior to the Effective Time (for the avoidance of doubt, after taking into account the service crediting provisions of Section 5.05(b) and any additional service performed following the Closing Date); and (iv) other compensation and employee benefits (excluding, for this purpose, the compensation contemplated by clauses (i)-(iii) above and retention, change in control, or one-time or special benefits or arrangements) that are substantially comparable, in the aggregate, to those provided to such Continuing Employee immediately prior to the Effective Time. Nothing in this Section 5.05(a) is intended to or shall create any right in any employee, consultant or contractor of the Company to continued employment by or service to Parent, the Company, the Sub, or, in each case, any affiliate or Subsidiary thereof, or limit the ability of Parent, the Company, the Sub, or, in each case, any affiliate or Subsidiary thereof, to terminate the employment or service of any employee, consultant or contractor of the Company for any reason.

          (b)   To the extent that a Continuing Employee becomes eligible to participate in an employee benefit plan maintained by Parent or any of its Subsidiaries (other than the Company or its Subsidiaries), Parent shall cause such employee benefit plan to (i) recognize the service of such Continuing Employee with the Company and its Subsidiaries (or their predecessor entities) for purposes of eligibility, participation, vesting and, except under defined benefit pension plans and plans providing for retiree medical or other welfare benefits, benefit accrual under such employee benefit plan of Parent or any of its Subsidiaries, to the same extent such service was recognized under a comparable Benefit Plan in which such Continuing Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service (A) shall not operate to duplicate any benefits of a Continuing Employee with respect to the same period of service, and (B) shall not apply for purposes of any plan, program or arrangement under which similarly-situated employees of Parent and its Subsidiaries do not receive credit for prior service; and (ii) with respect to any health, dental, vision plan or other welfare plan of Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) (any such plan, a "Parent Welfare Plan") in which any Continuing Employee is eligible to participate for the plan year in which such Continuing Employee is first eligible to participate, use commercially reasonable efforts to (x) cause any pre-existing condition limitations, exclusions or eligibility waiting periods under such Parent Welfare Plan to be waived with respect to such Continuing Employee to the extent such limitation, exclusion or period would have been waived or satisfied under the Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time, and (y) recognize and credit any health, dental or vision expenses incurred by such Continuing Employee in the year that includes the Closing Date (or, if later, the year in which such Continuing Employee is first eligible to participate) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such health, dental or vision plan of Parent or any of its Subsidiaries.

          (c)   Without limiting the generality of this Section 5.05, for the performance year that includes the Closing Date, Parent shall, or shall cause the applicable Subsidiary to, pay such annual cash incentive bonuses following the Closing Date under the terms of the applicable Benefit Plan in the ordinary course of business consistent with past practice.

          (d)   Without limiting the generality of this Section 5.05, from and after the Closing Date, Parent shall, or shall cause its applicable Subsidiary to, honor in accordance with its terms any employment, change in control, or other agreement set forth on Section 5.05(d) of the Company Letter.

          (e)   Notwithstanding the foregoing, all terms and conditions of employment with respect to any Continuing Employee who is subject to a collective bargaining or similar labor agreement shall be made in accordance with the terms of such agreement.

          (f)    This Section 5.05 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.05, express or implied, is intended to confer upon any other person (including for the avoidance of doubt any current or former directors, officers, employees, contractors or consultants of any of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries) any rights or remedies of any nature whatsoever under or by reason of this Section 5.05 or is intended to be, shall constitute or be construed as an amendment to or modification of any employee benefit plan, program, policy, agreement or arrangement of Parent, the Company, the Surviving Corporation or any respective Subsidiary thereof. In addition, nothing contained in this Agreement shall obligate Parent, the Company, or any of their respective Subsidiaries to (i) maintain any particular Benefit Plan or (ii) retain the employment or services of any Company Personnel.

        SECTION 5.06.    Indemnification, Exculpation and Insurance.     (a) Parent and Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of any person who is or prior to the Effective Time becomes or has been at any time prior to the date of this Agreement a director or officer of the Company or any of its Subsidiaries as provided in the respective certificates of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries and any indemnification or other agreements of the Company or its applicable Subsidiary, in each case as in effect on the date of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party, and Parent shall cause the Surviving Corporation to comply with and honor the foregoing obligations.

          (b)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.06.

          (c)   Prior to the Effective Time, the Company shall purchase a six-year "tail" directors' and officers' liability insurance policy effective for claims asserted for a six-year period after the Effective Time covering each person covered as of the Effective Time by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms that are no less favorable than those of such policy of the Company as in effect on the date of this Agreement, which insurance shall, prior to the Closing, be in effect and prepaid for such entire six-year period; provided that the Company shall not pay annual premiums for such policy in excess of 300% of the current annual premium paid by the Company for its existing coverage (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an aggregate premium in excess of the Maximum Premium, the Company shall acquire the most advantageous policy obtainable for an aggregate premium equal to the Maximum Premium.

          (d)   The rights of each indemnified party hereunder shall be in addition to, and not in limitation of, any other rights such indemnified party may have under the certificate of incorporation or bylaws or any other organizational documents of the Company or any of its Subsidiaries, the DGCL or otherwise. The provisions of this Section 5.06 shall survive the consummation of the Merger and are expressly intended to be for the benefit of, and shall be enforceable by, each of the indemnified parties and shall be binding on Parent, the Surviving Corporation and their respective successors and assigns.

        SECTION 5.07.    Financing Cooperation.     (a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions set forth in the Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Commitment Letter until the Merger and the other transactions contemplated by this Agreement are consummated, (ii) timely negotiate definitive agreements with respect to the facilities contemplated by the Commitment Letter on the terms and conditions set forth therein (or on terms that will not materially delay or prevent the Closing or make the funding with respect to the Financing less likely to occur), (iii) satisfy or cause to be waived on a timely basis all conditions applicable to Parent set forth in the Commitment Letter or such definitive agreements that are within its control and otherwise comply with its obligations thereunder and (iv) upon the satisfaction or waiver of such conditions, consummate the Financing; provided, that nothing herein shall prevent Parent from replacing all or any portion of the Financing provided for in the Commitment Letter with one or more commitments from financial institutions to provide an equal or greater amount of debt financing to be made available on or prior to the Closing Date with conditionality no less favorable to Parent in any material respect than that provided for in the Commitment Letter, and upon any such replacement, the definition of "Commitment Letter" set forth in this Agreement shall be deemed to have been modified as appropriate to reflect such replacement debt financing and any related commitment letter.

          (b)   Parent shall not amend, modify or waive, or agree to amend, modify or waive (in any case, whether by action or inaction), any term of the Commitment Letter without the prior written consent of the Company if such amendment, modification or waiver (i) reduces the aggregate amount of the Financing available on the Closing Date to pay the aggregate Merger Consideration (unless, in the case of this clause (i), such amount is fully replaced with an amount of new financing with conditionality no less favorable to Parent in any material respect), or (ii) imposes new or additional conditions or amends or modifies any of the conditions precedent to the receipt of the Financing in a manner that would reasonably be expected to (x) materially delay or prevent the Closing, (y) make the timely funding of the Financing or satisfaction of the conditions precedent to obtaining the Financing less likely to occur or (z) adversely impact the ability of Parent to enforce its rights against any other party to the Commitment Letter or the definitive agreements with respect thereto in any material respect (provided, however, that Parent may, without the consent of the Company, amend or modify the Commitment Letter or the definitive agreements with respect thereto (A) in accordance with the "market flex" provisions thereof and (B) to add lenders, lead arrangers, bookrunners, syndication agents or other titled roles with respect to financial institutions that have not executed the Commitment Letter as of the date of this Agreement). Parent shall keep the Company reasonably informed of the status of the Financing and developments with respect thereto and shall, upon the request of the Company, provide to the Company copies of all material definitive documents related to the Financing (subject to customary redactions of fee letters).

          (c)   If the Financing in an aggregate amount (together with cash and marketable securities on hand) at least equal to the aggregate Merger Consideration to be deposited with the Paying Agent and all other amounts required to be paid pursuant to Article II, the Merger and the other transactions contemplated by this Agreement becomes unavailable on the terms and conditions contemplated by the Commitment Letter, and such unavailable amount is reasonably required to make the payment to the Paying Agent of the aggregate Merger Consideration, all other amounts required to be paid pursuant to Article II, the Merger and the other transactions contemplated by this Agreement (such event, an "Original Financing Failure"), Parent shall promptly notify the Company in writing of the Original Financing Failure and Parent shall use its reasonable best efforts to arrange and obtain, as promptly as reasonably practicable, alternative financing from alternative sources on terms and conditions not materially less favorable, taken as a whole, to Parent than those contained in the Commitment Letter and the Fee Letter and in an amount, when added with cash and marketable securities of Parent and Sub, at least equal to the Financing or such unavailable portion thereof, as the case may be (the "Alternate Financing"), and to obtain a new financing commitment letter with respect to such Alternate Financing (the "New Commitment Letter"), which shall replace the existing Commitment Letter; provided that any such Alternate Financing shall not obligate the Company prior to the Closing as a surety, guarantor or indemnitor or to extend credit to any person. Parent shall promptly provide a true and complete copy of such New Commitment Letter to the Company. In the event a New Commitment Letter is obtained, (i) any reference in this Agreement to the "Financing" shall mean the financing contemplated by the Commitment Letter as modified pursuant to clause (ii) below, (ii) any reference in this Agreement to the "Commitment Letter" shall be deemed to mean the New Commitment Letter and (iii) any reference in this Agreement to the "Fee Letter" shall be deemed to include any fee or other letter relating to the New Commitment Letter to the extent then in effect.

          (d)   From the date of this Agreement until the earlier of (x) the termination of this Agreement in accordance with its terms and (y) the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, provide to Parent all cooperation as may be reasonably requested by Parent in connection with the arrangement and consummation of the Financing or any alternative financing arrangements entered into to provide funds for the aggregate Merger Consideration, and all other amounts required to be paid pursuant to Article II, the Merger and the other transactions contemplated by this Agreement (provided that such cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including using reasonable best efforts to (i) participate in a reasonable number of requested meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders, underwriters and purchasers of, the Financing and the Company's senior management and Representatives), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Financing, (ii) assist with the preparation of (A) materials for rating agency presentations and investor presentations, (B) registration statements, prospectuses, offering memoranda and private placement memoranda (including use of reasonable best efforts to obtain any consents of accountants for use of their reports in any of the foregoing), (C) bank information memoranda (including a public-side version thereof) and (D) similar documents, in each case required or customary in connection with the Financing or otherwise reasonably requested by Parent, (iii) execute and deliver (or use reasonable best efforts to obtain) customary certificates, accountant's comfort letters (which shall provide "negative assurance" comfort), consents, legal opinions, surveys and title insurance in each case as reasonably requested by the Financing Sources, (iv) provide customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and containing a customary representation that such information does not contain a material misstatement or omission and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its

  Subsidiaries or their securities, (v) provide the lead arrangers or agents for, and prospective lenders, underwriters and purchasers of, the Financing with all documentation and other information required with respect to the Company and its Subsidiaries in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT ACT, Title III of Pub. L. 107-56, (vi) assist Parent and its Representatives with the preparation of the documents governing the Financing (including any schedules, annexes or exhibits thereto and any pro forma financial statements and financial projections required to be delivered thereunder and such other pertinent and customary financial and other information relating to the Company and its Subsidiaries as Parent shall reasonably request in order to market, syndicate and consummate the Financing), (vii) obtain customary payoff letters and any necessary lien terminations and other instruments of discharge in connection with the repayment of existing indebtedness of the Company and its Subsidiaries reasonably requested by Parent or any of its Subsidiaries and (viii) cooperate with Parent's Financing Sources' due diligence, to the extent customary or reasonable; provided, however, all non-public or otherwise confidential information regarding the Company obtained by Parent pursuant to this Section 5.07(d) shall be kept confidential in accordance with the Confidentiality Agreement, and the Company shall only be required to furnish such information to any prospective lenders or other proposed Financing Sources, underwriters, placement agents, initial purchasers or other third parties that have agreed to keep such information confidential; and provided further that nothing in this Agreement shall require any cooperation to the extent it would (1) require the Company, its Subsidiaries or the Board of Directors of the Company or any of its Subsidiaries to waive or amend any terms of this Agreement or agree to pay any commitment, financing or other fees or reimburse any expenses prior to the Closing Date; (2) require any officer of the Company or its Subsidiaries to execute or deliver any document or certificate in connection with the Financing that is not contingent upon the Closing or that would be effective prior to the Closing (other than customary documents or certificates solely relating to the Company or its Subsidiaries, including the authorization letter and representation referred to in Section 5.07(d)(iv)); (3) unreasonably or materially interfere with the ongoing business or operations of the Company and its Subsidiaries; (4) require the Company or its Subsidiaries to take any action that would conflict with or violate any applicable Laws or any provision of the organizational documents of the Company, or that would result in a violation or breach of, or default under, any Specified Contract in effect as of the date of any such request; or (5) result in any officer or director of the Company or its Subsidiaries incurring any personal liability in connection with the Financing. Subject to Parent's indemnification obligations under this Section 5.07, the Company hereby consents to the customary use of its and its Subsidiaries' trademarks, service marks and logos in connection with the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, no obligation of the Company or its Subsidiaries under any certificate, document or instrument shall be effective until the Closing and the Company and its Subsidiaries shall not be required to take any action under any certificate, document or instrument that is not contingent upon the Closing or that would be effective prior to the Closing (other than, in each case, customary documents or certificates solely relating to the Company or its Subsidiaries including the authorization letter and management representation referred to in Section 5.07(d)(iv)). Parent shall indemnify, defend and hold harmless the Company and its affiliates, and their respective pre-Closing Representatives, from and against any liability, obligation or loss suffered or incurred by them in connection with the arrangement of the Financing, any information provided in connection therewith (other than arising from information provided by the Company or its Subsidiaries but including any violation of the Confidentiality Agreement) and any misuse of the logos or marks of the Company or its Subsidiaries in connection therewith, except in the event such liabilities, obligations or losses arose out of or result from the willful misconduct of the Company, any of its Subsidiaries or any of their respective Representatives. Parent shall promptly reimburse the Company and its Subsidiaries for all out-of-pocket costs incurred by the Company or its Subsidiaries in connection with such cooperation. Parent acknowledges and agrees that obtaining the financing contemplated by this Section 5.07, or any other financing, is not a condition to the Closing, and affirms its obligations to consummate the Merger and the other transactions contemplated by this Agreement (subject to the conditions contained in Article VI) irrespective and independently of the availability of any such financing.

        SECTION 5.08.    Fees and Expenses.     (a) Except as expressly set forth in this Section 5.08 and in Section 5.07, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)   In the event that (i) a Takeover Proposal has been publicly made (whether or not conditional and whether or not withdrawn) to the Company or its stockholders or any person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal or, in the case of a termination by Parent pursuant to Section 7.01(d)(i), a Takeover Proposal (whether or not conditional and whether or not withdrawn) is otherwise made privately or publicly to the Company and thereafter (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) or by Parent pursuant to Section 7.01(d)(i) and (B) prior to the date that is 12 months after such termination, (1) the Company or any of its Subsidiaries enters into any Acquisition Agreement with respect to any Takeover Proposal or (2) any Takeover Proposal is consummated (solely for purposes of this Section 5.08(b)(i)(B), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 20% shall be deemed references to 50%), (ii) this Agreement is terminated by Parent pursuant to Section 7.01(c) or 7.01(g) (provided that if the Company terminates this Agreement pursuant to Section 7.01(b)(i) or 7.01(b)(iii), in each case, at any time at which Parent would have been permitted to terminate this Agreement pursuant to Section 7.01(c) or 7.01(g), this Agreement shall be deemed terminated pursuant to Section 7.01(c) or 7.01(g), as applicable, for purposes of this Section 5.08(b)(ii)) or (iii) this Agreement is terminated by the Company pursuant to Section 7.01(f), then, in each such case, the Company shall pay Parent a fee equal to $275,000,000 (the "Termination Fee") by wire transfer of same-day funds (x) in the case of a termination by Parent pursuant to Section 7.01(c) or 7.01(g), within two business days after such termination, (y) in the case of a termination by the Company pursuant to Section 7.01(f), no later than the time of such termination and (z) in the case of a payment as a result of any event referred to in Section 5.08(b)(i)(B), no later than the first to occur of the events referred to in clauses (B)(1) and (B)(2) above, in each case to an account designated by Parent.

          (c)   The Company acknowledges that the agreements contained in this Section 5.08 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.08 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.08, the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.08 at the prime lending rate as published in the Wall Street Journal in effect on the date such payment was required to be made.

        SECTION 5.09.    Stock Exchange Delisting and Deregistration.     Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and the rules and requirements of the New York Stock Exchange to cause the delisting of the Company Common Stock from the New York Stock Exchange as promptly as practicable after the Effective Time, and in any event no more than two business days after the Closing Date, and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting; provided that, for the avoidance of doubt, the Company shall not cause the Company Common Stock to be delisted from the New York Stock Exchange prior to the Effective Time.

        SECTION 5.10.    Public Announcements.     The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the other party's concurrence, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system and except as permitted by Section 4.02.

        SECTION 5.11.    Resignation of Directors.     At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all the directors of the Company and each Subsidiary of the Company other than those set forth on Section 5.11 of the Company Letter, effective as of the Effective Time.

        SECTION 5.12.    Sub Compliance.     Parent shall cause Sub to comply with all of Sub's obligations under this Agreement.

        SECTION 5.13.    Section 16 Compliance.     The Board of Directors of the Company shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt from Section 16 of the Exchange Act the disposition of shares of Company Common Stock and "derivative securities" (as defined in Rule 16a-1(c) under the Exchange Act) with respect to shares of Company Common Stock by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act.

ARTICLE VI

Conditions Precedent

        SECTION 6.01.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger is subject to the satisfaction or, to the extent legally permissible, waiver on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Stockholder Approval shall have been obtained.

          (b)    Government Consents.    (i) Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and (ii) the European Commission shall have issued a decision finding the Merger to be compatible with the common market under the Council Regulation, or been deemed to have done so pursuant to Article 10(6) of the Council Regulation.

          (c)    No Injunctions or Legal Restraints.    No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the consummation of the Merger shall be in effect.

        SECTION 6.02.    Conditions to Obligations of Parent and Sub.     The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or, to the extent legally permissible, waiver on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company contained (i) in clauses (i) and (ii) of Section 3.01(c) shall be true and correct in all respects (except for any de minimis exceptions or inaccuracies) as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) in the first sentence of Section 3.01(a), Section 3.01(c)(iii), the first four sentences of Section 3.01(d), Section 3.01(w) and Section 3.01(x) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) in Section 3.01(g)(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date and (iv) in Section 3.01 (other than those set forth in clauses (i), (ii) and (iii) above) shall be true and correct (ignoring for such purposes any materiality or "Company Material Adverse Effect" qualifiers set forth therein) as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), other than for such failures in this clause (iv) to be true and correct (ignoring for such purposes any materiality or "Company Material Adverse Effect" qualifiers set forth therein) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c)    Restrictions.    No Proceeding by any Governmental Entity shall be pending and no Legal Restraint shall be in effect, in each case, which imposes or seeks to impose any Restrictions on Parent and its Subsidiaries (including Sub and, after the Effective Time, the Surviving Corporation and its Subsidiaries), other than Permitted Restrictions.

          (d)    No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect or any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

        SECTION 6.03.    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is further subject to the satisfaction or, to the extent legally permissible, waiver on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct (ignoring for such purposes any materiality or "Parent Material Adverse Effect" qualifiers set forth therein) as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), other than for such failures to be true and correct (ignoring for such purposes any materiality or "Parent Material Adverse Effect" qualifiers set forth therein) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

          (b)    Performance of Obligations of Parent and Sub.    Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

        SECTION 6.04.    Frustration of Closing Conditions.     None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03, or by such party's breach of any other provision of this Agreement.

ARTICLE VII

Termination, Amendment and Waiver

        SECTION 7.01.    Termination.     This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained (except as specified below), upon written notice (other than in the case of Section 7.01(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 7.01 pursuant to which such termination is effected:

          (a)   by mutual written consent of Parent, Sub and the Company;

          (b)   by either Parent or the Company, if:

              (i)  the Merger shall not have been consummated by September 17, 2018 (the "Outside Date") for any reason; provided, however, that (x) if, on such date, the condition to Closing set forth in Section 6.01(b) shall not have been fulfilled but all other conditions to Closing either have been fulfilled or are then capable of being fulfilled, then the Outside Date shall, without any action on the part of the parties hereto, be extended to December 17, 2018 and (y) the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

             (ii)  any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

            (iii)  the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

          (c)   prior to receipt of the Stockholder Approval, by Parent, in the event an Adverse Recommendation Change has occurred;

          (d)   by Parent, (i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured or is not cured by the Company by the date that is 30 business days after receipt of written notice from Parent of such breach or failure (provided that Parent shall not have the right to terminate this Agreement pursuant to this

  Section 7.01(d) if Parent or Sub is then in material breach of any representation, warranty or covenant contained in this Agreement) or (ii) if any Legal Restraint which imposes any Restrictions on Parent and its Subsidiaries (including Sub and, after the Effective Time, the Surviving Corporation and its Subsidiaries), other than Permitted Restrictions, shall be in effect and shall have become final and nonappealable;

          (e)   by the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (ii) is incapable of being cured or is not cured by Parent or Sub by the date that is 30 business days after receipt of written notice from the Company of such breach or failure (provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any representation, warranty or covenant contained in this Agreement);

          (f)    prior to receipt of the Stockholder Approval, by the Company in accordance with Section 4.02(b) if the Company (i) executes a definitive agreement with respect to such Superior Proposal and (ii) pays to Parent the Termination Fee, in each case, substantially concurrent with the termination of this Agreement; or

          (g)   prior to receipt of the Stockholder Approval, by Parent, in the event the Board of Directors of the Company fails to publicly reaffirm its recommendation of the adoption of this Agreement within five business days of a written request by Parent for such reaffirmation following the Company's or its Subsidiaries' or Representatives' receipt of a Takeover Proposal or any material change thereto.

        SECTION 7.02.    Effect of Termination.     In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last sentence of Section 5.02(a), Section 5.08, this Section 7.02 and Article VIII and except for any intentional and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which intentional and material breach and liability therefor shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 5.08(b)). Notwithstanding anything herein to the contrary, the Company hereby waives any and all rights and claims against any Financing Sources and their respective affiliates and the Representatives of the Financing Sources and such affiliates (such entities, which, for the avoidance of doubt, do not include Parent or any of its affiliates, the "Financing Sources Related Parties") in connection with this Agreement or the Financing, whether at law or in equity, in contract, in tort or otherwise, and agrees that it will not commence any actions or proceedings asserting any such rights or claims; provided, that the foregoing waiver and release shall not apply to any rights, claims or causes of action that the Company or any of its affiliates may have against the Financing Sources or the Financing Sources Related Parties for breach of any nondisclosure agreement that any Financing Sources Related Party may have entered into with the Company or its affiliates.

        SECTION 7.03.    Amendment.     This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Notwithstanding the foregoing, this Section 7.03, and Sections 7.02, 8.06(b), 8.09(b) and 8.10, of which the Financing Sources and the Financing Sources Related Parties are express third party beneficiaries, may not be amended, modified, supplemented or waived in a manner adverse to them without the express written consent of the Financing Sources.

        SECTION 7.04.    Extension; Waiver.     At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein (to the extent legally permissible); provided, however, that after the Stockholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII

General Provisions

        SECTION 8.01.    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 8.02.    Notices.     All notices or other communications required or permitted to be given hereunder shall be in writing (including email (provided that such email states that it is a notice delivered pursuant to this Section 8.02)) and shall be deemed given (a) when delivered by hand, (b) on the date sent by facsimile (with confirmation of transmission) or email of a PDF document if sent during normal business hours of the recipient or (c) three days after mailing by registered or certified mail (one business day in the case of express mail or overnight courier service), and in each case, addressed to a party at the following address (or at such other address for a party as shall be specified by notice given in accordance with this Section 8.02):

  if to Parent or Sub, to:

  Northrop Grumman Corporation
  2980 Fairview Park Drive
  Falls Church, VA 22042
  Facsimile: (310) 263-5182
  Email: sheila.cheston@ngc.com
  Attention: Sheila C. Cheston

  with a copy to:

  Cravath, Swaine & Moore LLP
  Worldwide Plaza
  825 Eighth Avenue
  New York, NY 10019
  Facsimile: (212) 474-3700
  Email: fsaeed@cravath.com, eschiele@cravath.com
  Attention: Faiza J. Saeed, Esq.
                      Eric L. Schiele, Esq.

  if to the Company, to:

  Orbital ATK, Inc.
  45101 Warp Drive
  Dulles, VA 20166
  Facsimile: (703) 406-3509
  Email: dwt@orbitalatk.com
  Attention: David W. Thompson

  with a copy to:

  Hogan Lovells US LLP
  Columbia Square
  555 Thirteenth Street, NW
  Washington, DC 20004
  Facsimile: (202) 637-5910
  Email: john.beckman@hoganlovells.com and
  leslie.reese@hoganlovells.com
  Attention: John Beckman
                      Les Reese

        SECTION 8.03.    Definitions.     For purposes of this Agreement:

          (a)   "affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person.

          (b)   "Baseline Financials" means the most recent audited financial statements (including the notes thereto) included in the Filed SEC Documents.

          (c)   "Benefit Plans" means all benefit and compensation plans, contracts, agreements, policies or arrangements sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries or pursuant to which the Company or its Subsidiaries may have any liability, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Company Stock Plans, and all other employment, consulting (to the extent related to a natural person), retirement, termination or change in control agreements, supplemental retirement, profit sharing, deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock-based incentive, bonus, insurance, medical, welfare, fringe or other plans, contracts, policies or arrangements providing for benefits or remuneration of any kind, whether or not written.

          (d)   "Company ESPP" means the Company's 2016 Employee Stock Purchase Plan as in effect on the date of this Agreement.

          (e)   "Company Material Adverse Effect" means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, has had a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect: any state of facts, change, development, event, effect, condition, occurrence, action or omission to the extent resulting from or arising out of (i) any change, in and of itself, in the market price or trading volume of Company Common Stock or any failure, in and of itself, to meet internal projections or forecasts or published revenue or earnings predictions or guidance (it being understood that the facts or causes underlying or contributing to such change or failure shall be considered in determining whether a Company Material Adverse Effect has occurred or may occur, if not otherwise expressly excluded pursuant to this definition); (ii) changes in general economic, regulatory, legislative or political conditions, or in the financial, credit, securities or other capital markets in general (including changes in interest or exchange rates) in the United States or elsewhere in the world; (iii) changes or prospective changes in applicable Law or GAAP or changes or prospective changes in any interpretation of any of the foregoing; (iv) changes in the conditions generally of the industries in which the Company and its Subsidiaries conduct their respective businesses; (v) acts of war (whether or not declared), armed hostilities or terrorism, or any escalation or worsening (or de-escalation or improvement) of any acts of war (whether or not declared), armed hostilities or terrorism underway as of the date of this Agreement; (vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, volcanic eruptions, pandemics or other natural disasters; (vii) any change or prospective change, in and of itself, in the Company's or any of its Subsidiaries' credit ratings (it being understood that the facts or causes underlying or contributing to such change or prospective change shall be considered in determining whether a Company Material Adverse Effect has occurred or may occur, if not otherwise expressly excluded pursuant to this definition); (viii) the negotiation or announcement of this Agreement or the pendency of the Merger and the other transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with current or prospective customers, suppliers, vendors, distributors, partners, employees (including any departure of any employee or officer) or regulators, or any litigation arising from allegations of breach of fiduciary duty relating to this Agreement or the transactions contemplated by this Agreement (it being understood that this clause (viii) shall not apply with respect to a representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement or the performance of obligations under this Agreement); or (ix) the identity of, or any facts or circumstances specifically relating to, Parent or its Subsidiaries; provided, that, in the case of each of clauses (ii) through (vi), the Company and its Subsidiaries, taken as a whole, are not affected disproportionately relative to other participants in the industries in which they conduct their businesses.

          (f)    "Company Personnel" means any current or former director, officer or employee of the Company or any of its Subsidiaries.

          (g)   "Company Stock Plans" means the Company's 2015 Stock Incentive Plan, the Alliant Techsystems Inc. 2005 Stock Incentive Plan, the Alliant Techsystems Inc. Non-Employee Director Restricted Stock Plan, the Orbital Sciences Corporation Amended and Restated 2005 Stock Incentive Plan and the Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan, in each case as in effect on the date of this Agreement.

          (h)   "Confidentiality Agreement" means the Non-Disclosure Agreement, dated as of August 30, 2017, between Parent and the Company.

          (i)    "Controlled Affiliate" means the entity set forth on Section 8.03(i) of the Company Letter.

          (j)    "Council Regulation" means Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings, Official Journal L 24, 29.01.2004.

          (k)   as it relates to the Company, "knowledge" means, with respect to any matter in question, the actual knowledge of any officer of the Company or any other employee of the Company identified in Section 8.03(k) of the Company Letter.

          (l)    "ERISA Affiliate" means an entity which is considered a single employer with the Company under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

          (m)  "FAR" means the U.S. Federal Acquisition Regulation.

          (n)   "Financing Sources" means the entities that may commit to provide or otherwise enter into agreements in connection with the Financing, including any parties to any definitive agreements with respect to the Financing.

          (o)   "Government Bid" means any offer, proposal, quotation or bid which, if accepted or awarded, would lead to a Government Contract.

          (p)   "Government Contract" means, with respect to any person, any prime contract, subcontract, facility contract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, blanket purchase agreement, letter agreement, grant, cooperative agreement or other similar Contract, or other commitment or funding vehicle between such person and (i) a Governmental Entity, (ii) any prime contractor to a Governmental Entity or (iii) any subcontractor with respect to any Contract described in clause (i) or (ii).

          (q)   "indebtedness" means any (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (iii) accounts payable to trade creditors and accrued expenses not arising in the ordinary course of business consistent with past practice, (iv) amounts owing as deferred purchase price for the purchase of any property, (v) capital lease obligations, (vi) obligations in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging agreements, (vii) outstanding letters of credit, bank guarantees and similar contractual obligations or (viii) guarantees with respect to any indebtedness or obligation of a type described in clauses (i) through (vii) above of any other person.

          (r)   "Judgment" means any Federal, state or local, domestic or foreign, judgment, injunction, order, writ, ruling, determination, directive or decree (including a consent decree) of any Governmental Entity.

          (s)   "Law" means any Federal, state or local, domestic or foreign statute, law, code, ordinance, rule or regulation of any Governmental Entity or any Judgment.

          (t)    "Parent Material Adverse Effect" means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, prevents or materially delays, or would reasonably be expected to prevent or materially delay, the ability of Parent or Sub to consummate the Merger and the other transactions contemplated by this Agreement.

          (u)   "person" means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity.

          (v)   "Representatives" means, with respect to any person, its directors, officers, employees, investment bankers, attorneys, accountants and other advisors and other representatives.

          (w)  a "Subsidiary" of any person means any other person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

        SECTION 8.04.    Exhibits; Interpretation.     The headings contained in this Agreement or in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms "include", "includes" and "including" shall be deemed followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if". The word "foreign" means relating to a jurisdiction other than the United States or any subdivision thereof, and includes multinational and supranational political unions. Except as otherwise provided, the words "made available to Parent" or words of similar import refer to documents (i) posted to the Merrill virtual dataroom maintained by or on behalf of the Company and to which Parent's Representatives have been granted access as of 5:00 p.m., New York time, on September 15, 2017 or (ii) delivered in person or electronically to Parent, Sub or their respective Representatives as of such time. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all of the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions in this Agreement. All references to a person shall include any predecessor entities of such person.

        SECTION 8.05.    Counterparts.     This Agreement may be executed in one or more counterparts (including by facsimile or other electronic image scan transmission), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 8.06.    Entire Agreement; No Third Party Beneficiaries.     This Agreement (a) together with any Exhibit hereto and the Company Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, and (b) except for (i) Sections 7.02, 7.03, and 8.09(b) and 8.10, of which the Financing Sources and the Financing Sources Related Parties are express third party beneficiaries, and (ii) Section 5.06, is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise.

        SECTION 8.07.    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

        SECTION 8.08.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Sub may assign, in their sole discretion, any of or all of their rights, interests and obligations under this Agreement to any affiliate of Parent, but no such assignment shall relieve the assigning party of any of its obligations under this Agreement if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

        SECTION 8.09.    Consent to Jurisdiction; Service of Process; Venue.     (a) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any Proceeding arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement (and agrees that no such Proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any Proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any Proceeding arising out of this Agreement or the Merger or any of the other transactions contemplated by this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such Proceeding brought in any such court has been brought in an inconvenient forum.

          (b)   Notwithstanding anything in this Agreement to the contrary, each of the parties hereto agrees that it (i) will not bring or support any Proceeding, cross-claim or third party claim of any kind or description, whether in law or equity, whether in contract or tort or otherwise against the Financing Sources or the Financing Sources Related Parties arising out of or relating to this Agreement, including any dispute arising out of or relating in any way to the Financing, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or federal court, (ii) all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources or the Financing Sources Related Parties in any way relating to this Agreement, shall be exclusively governed by, and constructed in accordance with, the internal laws of the State of New York, and (iii) the provisions of Section 8.10 relating to the waiver of jury trial shall apply to any such Proceedings.

        SECTION 8.10.    Waiver of Jury Trial.     Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Proceeding directly or indirectly arising out of, under or in connection with this Agreement or the Financing. Each party hereto (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such party would not, in the event of any Proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

        SECTION 8.11.    Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 8.12.    Consents and Approvals.     For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties by a person duly authorized by such party to do so.

        SECTION 8.13.    Severability.     If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

NORTHROP GRUMMAN CORPORATION,
by	/s/ WESLEY G. BUSH
	Name:	Wesley G. Bush
	Title:	Chairman, Chief Executive and President
ORBITAL ATK, INC.,
by	/s/ DAVID W. THOMPSON
	Name:	David W. Thompson
	Title:	President and Chief Executive Officer
NEPTUNE MERGER, INC.,
by	/s/ STEVEN D. SPIEGEL
	Name:	Steven D. Spiegel
	Title:	President

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ORBITAL ATK, INC.

        FIRST:    The name of the corporation (hereinafter called the "Corporation") is Orbital ATK, Inc.

        SECOND:    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

        FOURTH:    The total number of shares of stock which the Corporation is authorized to issue is 100 shares of common stock, having a par value of $0.01 per share.

        FIFTH:    The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the "Board of Directors"), and the directors need not be elected by ballot unless required by the bylaws of the Corporation (the "Bylaws").

        SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws.

        SEVENTH:    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, this provision shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        EIGHTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

ANNEX B—OPINION OF CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street New York, NY 10013

September 16, 2017

The Board of Directors
Orbital ATK, Inc.
45101 Warp Drive
Dulles, VA 20166

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock (other than Excluded Shares (defined below)) of Orbital ATK, Inc. (the "Company") of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the "Merger Agreement") proposed to be entered into among Northrop Grumman Corporation ("Parent"), Neptune Merger, Inc., a wholly owned subsidiary of Parent ("Sub"), and the Company. As more fully described in the Merger Agreement, (i) Sub will be merged with and into the Company (the "Merger") and (ii) each outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger, other than (a) any Appraisal Shares (as defined in the Merger Agreement) and (b) any shares of Company Common Stock that are owned as treasury stock by the Company or owned by Parent or Sub (the shares referred to in clauses (a) and (b), "Excluded Shares"), will be converted into the right to receive $134.50 in cash (the "Merger Consideration").

In arriving at our opinion, we reviewed a draft dated September 16, 2017 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the business, operations and prospects of the Company. We examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other information and data relating to the Company which were provided to or discussed with us by the management of the Company. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Company Common Stock; the historical and projected earnings and other operating data of the Company; and the capitalization and financial condition of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to the Company provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts and other information and data were reasonably

B-1

prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company.

We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger. Representatives of the Company have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of the Company, nor were we requested to consider, and our opinion does not address, the underlying business decision of the Company to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, and currently provide, services to the Company unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted (i) as joint book-runner for an offering of senior notes by the Company in September 2015 and (ii) as lender, syndication agent, joint lead arranger and joint book-runner in connection with a term loan and revolving credit facility for the Company. We and our affiliates in the past have also provided, and currently provide, services to Parent unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted or acting as joint book-runner for an offering of senior notes by Parent in November 2016. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and Parent for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Parent and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Excluded Shares).

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

B-2

ANNEX C—SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

FORM OF PROXY CARD VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ORBITAL ATK, INC. 45101 WARP DRIVE DULLES, VA 20166 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E33488-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ORBITAL ATK, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of September 17, 2017, by and among Northrop Grumman Corporation, Neptune Merger, Inc. and Orbital ATK, Inc., as it may be amended from time to time. ! ! ! ! ! ! ! ! ! 2. To approve, on a non-binding, advisory basis, the compensation that will or may be paid to Orbital ATK’s named executive officers in connection with the merger. To adjourn the Orbital ATK special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to adopt the merger agreement. 3. NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your proxy MUST be by INTERNET or MAIL. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ORBITAL ATK, INC. 45101 Warp Drive Dulles, VA 20166 (telephone: 703-406-5000; web site: www.orbitalatk.com) Corporate Headquarters and Special Meeting Site: Stockholder Inquiries: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 505000, Louisville, KY 40233; send overnight correspondence to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 (telephone toll free: 1-866-865-6322; web site: https://www-us.computershare.com/investor/contact) Investor Relations: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Barron S. Beneski, Vice President, Communications and Investor Relations, Orbital ATK, Inc., 45101 Warp Drive, Dulles, VA 20166 (telephone: 703-406-5528; e-mail: barron.beneski@orbitalatk.com) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E33489-TBD ORBITAL ATK, INC. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints David W. Thompson and Thomas E. McCabe as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Orbital ATK, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on November 21, 2017, at the headquarters of the Company at 45101 Warp Drive, Dulles, Virginia 20166, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 3. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Special Meeting. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed and dated on the other side Address Changes/Comments:

FORM OF 401(K) PLAN VOTING INSTRUCTIONS VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ORBITAL ATK, INC. 45101 WARP DRIVE DULLES, VA 20166 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E33490-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ORBITAL ATK, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of September 17, 2017, by and among Northrop Grumman Corporation, Neptune Merger, Inc. and Orbital ATK, Inc., as it may be amended from time to time. ! ! ! ! ! ! ! ! ! 2. To approve, on a non-binding, advisory basis, the compensation that will or may be paid to Orbital ATK’s named executive officers in connection with the merger. To adjourn the Orbital ATK special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to adopt the merger agreement. 3. NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your proxy MUST be by INTERNET or MAIL. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ORBITAL ATK, INC. 45101 Warp Drive Dulles, VA 20166 (telephone: 703-406-5000; web site: www.orbitalatk.com) Corporate Headquarters and Special Meeting Site: Stockholder Inquiries: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 505000, Louisville, KY 40233; send overnight correspondence to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 (telephone toll free: 1-866-865-6322; web site: https://www-us.computershare.com/investor/contact) Investor Relations: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Barron S. Beneski, Vice President, Communications and Investor Relations, Orbital ATK, Inc., 45101 Warp Drive, Dulles, VA 20166 (telephone: 703-406-5528; e-mail: barron.beneski@orbitalatk.com) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E33491-TBD ORBITAL ATK, INC. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby directs Fidelity Management Trust Company, the Trustee of the Orbital ATK, Inc. 401(k) Plan, to vote all shares of common stock held in the Plan, which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on November 21, 2017, at the headquarters of the Company at 45101 Warp Drive, Dulles, Virginia 20166, and all adjournments thereof. These instructions will be followed as directed on the other side. Shares held in the Plan for which no voting instructions are received by the Trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the Plan. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet or telephone vote authorizes the Trustee to vote these shares in the same manner as if you marked, signed and returned your proxy card. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed and dated on the other side Address Changes/Comments: